Exhibit 8

FUND PARTICIPATION AND SERVICE AGREEMENT

Symetra Life Insurance Company (hereinafter called the “Insurance Company”), for itself and on behalf of one or more separate accounts of the Insurance Company (hereinafter called “Separate Accounts”), Symetra Securities, Inc. (hereinafter called “SSI”), American Funds Distributors, Inc. (hereinafter called “Distributor”), and American Funds Service Company (hereinafter called “Transfer Agent”) on behalf of each of the American Funds (hereinafter collectively called the “Funds” and, individually, a “Fund”), for good and valuable consideration, hereby agree on this      day of          2009, that Class R shares of the Funds (“shares” or “Class R Shares”) shall be made available to serve as underlying investment media for certain group variable annuity contracts (hereinafter called “Contract(s)”; holders of such Contracts hereinafter called “Contractholder(s)”) to be offered by the Insurance Company subject to the following provisions:

1.	Authorization; Services.

a.	As principal underwriter of the Funds, Distributor agrees to offer and sell shares of the Funds to the Insurance Company for itself and on behalf of the Separate Accounts pursuant to the terms of this Agreement. The Insurance Company will offer shares of the Funds in connection with the sale of Contracts to Plans as defined and set forth in paragraph 2, below. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in the offering prospectuses of the Funds, and to the applicable Rules of the NASD, which shall control and override any provision to the contrary in this Agreement.

b.	Transfer Agent hereby appoints Insurance Company as limited agent with respect to shares of the Funds purchased, held, and redeemed by the Separate Accounts solely for purposes of the provisions of this Agreement, and Insurance Company accepts such appointment, on the terms set forth herein.

c.

The Insurance Company, directly or through subcontractors (including a designated affiliate), shall provide the certain services described in this Agreement on behalf of the Distributor, Transfer Agent and the Funds in connection with the sale and servicing of the Contracts. The services to be provided by the Insurance Company, or by subcontractors, to its Separate Accounts include, (i) mailing and otherwise making available to Contractholders, shareholder communications including, without limitation, prospectuses, proxy materials, shareholder reports, unaudited semi-annual and audited annual financial statements, and other notices; (ii) handling general questions regarding the Funds from Contractholders (and their participants) including, without limitation, advising as to performance, yield being earned, dividends declared, and providing assistance with other questions concerning the Funds; (iii) preparing and mailing periodic account statements showing the total number of Separate Account units

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owned by the Plan participant in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; (iv) preparing and mailing IRS Form 1099-R and/or IRS Form W-2 as required by applicable Internal Revenue Service rules and regulations; and (v) such other services and assistance to the Distributor and Transfer Agent with respect to the Contractholders as the Distributor and Transfer Agent shall reasonably request including, without limitation, assistance in maintaining accounts and records. Administrative services to Contractholders shall be the responsibility of the Insurance Company and shall not be the responsibility of Distributor, Transfer Agent or any of their affiliates.

d.	Insurance Company shall provide to Transfer Agent for each Separate Account an Authorization For Redemptions To Bank Accounts form, substantially in the form provided by Transfer Agent to Insurance Company.

e.	Insurance Company shall comply with the Operational Guidelines attached hereto, as amended from time to time. To the extent the provisions of the Operational Guidelines are inconsistent with other provisions of this Agreement, the terms of the Operational Guidelines shall control.

f.	Insurance Company understands that the Funds are committed to distributing their shares through retail broker-dealers and banks that have entered into Selling Group Agreements with the Distributor. Accordingly, in providing or proposing to provide services to any Plan (as defined in paragraph 2, below), Insurance Company shall in good faith use its best efforts to avoid any interference or conflicts with the relationships between the Funds/Distributor and such retail broker-dealers/banks.

g.	Insurance Company shall transmit to Transfer Agent or the Funds (or to any agent designated by either of them) such information in the possession of Insurance Company concerning the Plans (as defined in paragraph 2, below) and participants in the Plans as shall reasonably be necessary for Transfer Agent to provide services as transfer agent for the Funds and as any Fund shall reasonably conclude is necessary to enable that Fund to comply with applicable state Blue Sky laws or regulations.

2.	Marketing of Contracts. The Insurance Company will make reasonable efforts to market its Contracts. In marketing its Contracts, the Insurance Company will comply in all material respects with applicable state insurance and federal and state securities laws. The Insurance Company may market the Contracts it issues through insurance agencies or brokers including those which may be controlled by insurance companies. The Insurance Company shall make the Contracts available only to employer-sponsored retirement plans established pursuant to Internal Revenue Code Section 403(b) or 457, or qualified under Code Section 401(a) (each a “Plan,” and collectively “Plans”).

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3.	Compliance with Laws; Reliance on Instructions.

a.	Distributor acknowledges and agrees that Insurance Company is not responsible for: (i) any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by Distributor, which relates to any Fund; (ii) registration or qualification of any shares of any Fund under any federal or state laws; or (iii) compliance by Distributor and the Funds with all applicable federal and state laws, rules and regulations, the rules and regulations of any self-regulatory organization with jurisdiction (the foregoing laws, rules and regulations are collectively referred to herein as “Applicable Law”) over the Distributor or Funds, and the provisions of the Funds’ prospectus and statement of additional information.

b.	Insurance Company acknowledges and agrees that it is responsible for (i) any representations concerning the Funds made by Insurance Company or its agents that are not included in the prospectuses, statements of additional information or advertising or marketing material relating to the Funds and prepared or approved in writing by the Distributor; (ii) satisfying prospectus delivery requirements, to the extent required by law; and (iii) in connection with the services performed in connection with this Agreement, the compliance or failure to comply with any Applicable Law with jurisdiction over Insurance Company.

c.	Each party is entitled to rely on any written records or instructions provided to it by responsible persons of the other party(ies).

4.	Insurance Company Representations and Warranties.

The Insurance Company represents and warrants that: (i) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms; (iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (iv) it will or has established the Separate Accounts as separate accounts under Washington law; (v) the Insurance Company has registered the Separate Accounts as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”), to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Separate Accounts in proper reliance upon an exclusion from registration under the 1940 Act; (vi) the Contracts provide for the allocation of net amounts received by the Insurance Company to the Separate Accounts, for investment in the shares of specified investment companies selected among those companies available through the Separate Accounts to act as underlying investment media and (vii) the Insurance Company’s affiliate, SSI, is the principal underwriter for

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the Contracts and is (a) a properly registered or licensed broker or dealer under applicable federal laws and regulations and is complying with and will continue to comply with all applicable federal laws, rules and regulations, (b) a member of the Financial Industry Regulatory Authority (“FINRA”), and (c) its membership with FINRA is not currently suspended or terminated. Insurance Company agrees to notify the Distributor immediately in writing if any of the foregoing representations ceases to be true to a material extent.

5.	Distributor and Transfer Agent Representations and Warranties. Distributor and Transfer Agent each represents and warrants that: (i) this Agreement constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms; (ii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (iii) the execution, performance and delivery of this Agreement by it will not result in its violating any Applicable Law or breaching or otherwise impairing any of its contractual obligations; (iv) Distributor represents that the Funds are registered as investment companies under the 1940 Act and Fund shares sold by the Funds are, and will be, registered under the Securities Act of 1933, as amended; (v) Distributor represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and may properly cause Fund shares to be made available for the purposes of this Agreement pursuant to distribution agreements between the Funds and the Distributor; (vi) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; (vii) Distributor and its affiliates are solely responsible for information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by Distributor relating to any Fund; and (viii) Distributor represents that prospectuses, other materials concerning the Funds are complete and accurate in all material respects and do not contain any material omission or misstatement of a material fact necessary to make the information not misleading or untrue.

6.	Omnibus Accounts; Fees.

a.	The Funds recognize that the Insurance Company, for itself or on behalf of the Separate Accounts, will be the sole shareholder of shares of the Funds issued pursuant to the Contracts. Prior to establishing one or more omnibus accounts per Fund, Insurance Company shall obtain the written consent of the Distributor and/or Transfer Agent. Such arrangement will result in aggregated share orders. In the event that the aggregate Contractholder accounts maintained by the Insurance Company do not balance with the omnibus accounts maintained by the Transfer Agent, neither the Transfer Agent, any of its affiliates nor the Funds shall be liable to the Contractholders for any shortfall, provided that such shortfall is not a result of an error or omission on the part of the Transfer Agent, its affiliates or the Funds. Until such time as the Insurance Company establishes the omnibus accounts and meets the requirements of Exhibit B attached hereto, Insurance Company shall establish one account per Plan on the books of each Fund in which such Plan beneficially invests via the Contracts.

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b.	In consideration of the services provided by Insurance Company herein, wherein the Insurance Company purchases Fund shares on behalf of the Separate Accounts and keeps records under the Contracts, the Distributor and Transfer Agent agree to pay to the Insurance Company or SSI, as applicable, such fees as are set forth in Exhibit A attached hereto and hereby incorporated herein by reference. Notwithstanding the foregoing, Transfer Agent reserves the right to refuse payment of fees with respect to any Separate Account if Insurance Company or SSI violates paragraph 1(f), above. It is understood that neither Insurance Company nor SSI shall receive fees from the Funds, Transfer Agent, Distributor or any of their respective affiliates in connection with any services provided hereunder other than those provided for in this paragraph. Insurance Company shall disclose the rate of compensation received from Transfer Agent or its affiliates in respect of the Plan’s investments in the Funds. Insurance Company acknowledges that Transfer Agent and its affiliates may disclose to the Plan sponsor and brokers all compensation payable to Insurance Company in connection with Plan investments in the Funds.

c.	Payments of distribution fees to Symetra Securities, Inc. in respect of American Funds Money Market Fund are currently suspended. Payments may resume at a future date, if the fund’s investment adviser determines, in its sole discretion, that the yield on the fund’s portfolio securities supports such payments.

d.	To the extent the Insurance Company performs administrative and recordkeeping services for Plans that invest in American Funds Money Market Fund, the Insurance Company acknowledges and agrees that Transfer Agent may discontinue making payments in respect of American Funds Money Market Fund if the fund’s investment adviser determines, in its sole discretion, that the yield on the fund’s portfolio securities does not support such payments. Transfer Agent currently intends to make these payments under this Agreement.

7.	Pricing Information. The Funds or the Transfer Agent will compute the closing net asset value, and any distributor information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a “Business Day”) or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant Funds’ current prospectuses. The Funds or the Transfer Agent will use their best efforts to communicate to the Insurance Company such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously.

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8.	Pricing Adjustments.

a. In the event an adjustment is made to the computation of the net asset value of Fund shares as reported to Insurance Company under paragraph 7, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended and (2) the Funds or Transfer Agent shall notify Insurance Company as soon as practicable after discovering the need for any such adjustment. Notification may be made in the following manner:

Method of Communication

(i) Fund/SERV Transactions. The parties agree that they will ordinarily use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system. For transactions placed through Fund/SERV, any corrections to the Fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct Fund prices and applicable date. If the corrections are dated greater than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

(ii) Manual Transactions. If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to the fund prices should be communicated by facsimile or by electronic transmission acceptable to Transfer Agent, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to the applicable Fund’s shareholders, the reason for the adjustment. Funds and Transfer Agent agree that the Insurance Company may send this notification or a derivation thereof (so long as such derivation is approved in advance by Funds or Distributor, as applicable) to Contractholders whose accounts are affected by the adjustment.

b. To the extent a price adjustment results in a deficiency or excess to a Plan participant’s account, Insurance Company and Transfer Agent agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action. To the extent the price adjustment was due to Transfer Agent’s error, Transfer Agent shall reimburse Contractholder’s account. Any administrative costs incurred for correcting Contractholder accounts will be at Insurance Company’s expense.

9.	Purchases and Redemption Orders; Settlement of Transactions.

(i) Manual Transactions. Manual transactions via facsimile shall be used by the Insurance Company only in the event that Firm is in receipt of orders for purchase or redemption of shares and is unable to transmit the orders to AFS due to unforeseen circumstances such as system wide computer failures experienced by Firm or the NSCC or other events beyond the Firm’s reasonable control.

(a) Next Day Transmission of Orders. The Insurance Company will notify the

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Transfer Agent by 8:00 a.m. Eastern Time, on the next Business Day the aggregate amounts of purchase orders and redemption orders, that were placed by Contractholders in each Separate Account by 4:00 p.m. Eastern time on the prior Business Day (the “Trade Date”). Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day’s net asset value. Transfer Agent may process orders it receives after the 8:00 a.m. deadline using the following Business Day’s net asset value.

(b) Purchases. All orders received by Insurance Company by 4:00 p.m. on a Business Day and communicated to the Transfer Agent by the 8:00 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. Insurance Company will initiate payment by wire transfer to a custodial account designated by the Funds for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date. Dividends and capital gain distributions shall be automatically reinvested in additional shares at the ex-dividend-date net asset value.

(c) Redemptions. Aggregate orders for redemption of shares of the Funds will be paid in cash and wired from the Funds’ custodial account to an account designated by the Insurance Company. Transfer Agent will initiate payment by wire to Insurance Company or its designee of proceeds of such redemptions two days following the Trade Date (T+2).

(ii) Fund/SERV Transactions. For transactions via the Fund/SERV system, the following provisions shall apply:

(a) The Insurance Company and Transfer Agent will be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this section, the Insurance Company and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

(b) Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

(c) Same Day Trades. On each Business Day, the Insurance Company shall aggregate and calculate the purchase orders and redemption orders for each

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Account received by the Insurance Company prior to the Close of Trading on each Business Day. The Insurance Company shall communicate to Transfer Agent for that Business Day, by Fund/SERV, the aggregate purchase orders and redemption orders (if any) for each Account received by the Close of Trading such Business Day (the “Trade Date”) by no later than 5:00 a.m. Eastern Time on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date. All orders received by the Insurance Company after the close of trading on a Business Day shall not be transmitted to NSCC prior to 5:00 a.m. Eastern Time on the following Business Day, and Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day’s net asset value. Transfer Agent may process orders it receives after the 5:00 a.m. deadline using the net asset value determined on the Business Day following the Trade Date.

(iii) Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each Fund/account. In the case of delayed settlement, Transfer Agent and Insurance Company shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for Insurance Company should be sent to:

State Street Kansas City

801 Pennsylvania Ave

Kansas City, MO 64105-1307

SSB Custody Account

ABA #: 011000028

DDA#: 00460535

For credit to the account of: Symetra Life Insurance Company

Such wires for Transfer Agent should be sent to:

Wells Fargo Bank

155 Fifth Street, Sixth Floor

San Francisco, CA 94106

ABA#: 121000248

Account#: 4600-212120

For credit to the account of American Funds Service

Company (shareholder account number)

(iv) TPA Transactions. With respect to transactions executed pursuant to an arrangement described in paragraph (i), by 8:00 a.m. Eastern Time on the next Business Day following receipt of such instructions, Insurance Company will provide to the

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Transfer Agent or its designee one or more files in a format and via a transmission method acceptable to Transfer Agent detailing the instructions received with respect to each Plan prior to 4:00 p.m. Eastern Time on the prior Business Day for each of the Funds. If for any reason Insurance Company is unable to transmit the files(s) with respect to any Business Day, Insurance Company will notify the Transfer Agent or its designee by 8:00 a.m. Eastern Time on the next following Business Day, and the Transfer Agent may process such instructions at the net asset value determined on the Business Day following the day on which Insurance Company received such instructions.

(v) Processing Errors. Processing errors which result from any delay or error caused by Insurance Company may be adjusted through the NSCC System by Insurance Company by the necessary transactions on a current basis.

(vi) Coding. If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Separate Account.

(vii) Reconciliation. Insurance Company shall reconcile share positions with respect to each Fund for each Separate Account as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Separate Account’s share positions with respect to each Fund reported by Transfer Agent reconcile with Insurance Company’s share positions for that Separate Account. Insurance Company shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

(viii) Verification. Within a reasonable period of time after receipt of a confirmation relating to an Instruction, Insurance Company shall verify its accuracy in terms of such Instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

(ix) Order Processing. Any order by Insurance Company for the purchase of shares of the respective Funds through Distributor shall be accepted at the time when it is received by Distributor/Transfer Agent (or any clearinghouse agency that Distributor/Transfer Agent may designate from time to time), and at the offering and sale price next determined, unless rejected by Distributor, Transfer Agent or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. Distributor/Transfer Agent will not accept any order from Insurance Company that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that Distributor shall forward from time to time to all members of the selling group. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by the Distributor or by the respective Funds without any responsibility or liability on the part of the Distributor or the Funds, and the Distributor and/or the respective Funds may hold the Insurance

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Company responsible for any loss, expense, liability or damage, including loss of profit suffered by the Distributor and/or the respective Funds, resulting from Insurance Company’s delay or failure to make payment as aforesaid.

10.	Account Activity. Upon request, the Transfer Agent shall send to the Insurance Company, (i) confirmations of activity in each Separate Account within five (5) business days after each Trade Date on which a purchase or redemption of shares of a Fund is effected for a Separate Account; (ii) statements detailing activity in each Separate Account no less frequently than quarterly; and (iii) such other information as may reasonably be requested by Insurance Company and agreed upon by Transfer Agent.

11.	Expenses. All expenses incident to each party’s performance of this Agreement shall be paid by the respective party. The Funds shall pay the cost of registration of their shares with the Securities and Exchange Commission (the “SEC”), preparation of the Fund’s prospectuses, proxy materials and reports, or the preparation of other related statements and notices required by Applicable Law. The Funds shall pay the cost of qualifying Fund shares in states where required.

12.	Proxy and Other Communication Materials. The Funds shall distribute to the Insurance Company their proxy material and periodic Fund reports to shareholders. The Distributor, Transfer Agent or the Funds shall provide the Insurance Company with a reasonable quantity of the Funds’ prospectuses and sales literature upon request to be used for the Separate Accounts in connection with the transactions contemplated by this Agreement. Distributor, Transfer Agent or the Funds shall provide to Insurance Company, or its authorized representative, at no expense to Insurance Company, the following Contractholder communication materials prepared for circulation to Contractholders in quantities reasonably requested by Insurance Company which are sufficient to allow mailing thereof by Insurance Company, to the extent required by Applicable Law, to all Contractholders in the Separate Accounts: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof. The Distributor, Transfer Agent or the Funds shall provide Insurance Company with other documents and materials as Insurance Company may reasonably request from time to time.

Distributor will provide Insurance Company on a timely basis with investment performance information for each Fund, including (a) the top ten portfolio holdings on a quarterly basis; and (b) on a monthly basis, average annual total return for the prior one-year, three year, five-year, ten-year and life of the Fund. Distributor will endeavor to provide the information in clause (a) to Insurance Company within twenty business days after the end of each quarter, and will endeavor to provide the information in clause (b) to Insurance Company within five business days after the end of each month, and will use its reasonable efforts to assist Insurance Company in preparing any “requests for proposals” relating to qualified and non-qualified retirement plans which may make available the Contracts as an investment alternative.

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13.	Review of Advertising and Sales Literature; Representations

a.	Insurance Company may, based on the SEC-mandated information supplied by Distributor, prepare communications. In addition, Insurance Company may prepare such materials, based on performance information supplied by third party information providers (e.g., Lipper, Morningstar). Insurance Company shall provide copies of all such materials to Distributor prior to their first use for Distributor’s review and Distributor shall have five business days to approve or reject such material. It is understood that Distributor shall be responsible for errors or omissions in, or the content of, such materials based upon information supplied by the Funds. Insurance Company shall be responsible for all other errors or omissions.

b.	Neither Insurance Company nor any person associated with Insurance Company shall make representations concerning a Fund, Transfer Agent or any of Transfer Agent’s affiliates, except those contained in the current promotional literature produced by the Distributor, unless specifically approved in writing by the Distributor. Neither Insurance Company nor any person associated with Insurance Company shall make use of the names, logos or any likeness of the Funds, Transfer Agent or any of Transfer Agent’s affiliates without the prior written consent of Distributor.

14.	Proxy Materials/Voting. The Insurance Company will distribute all proxy material furnished by the Funds to the extent required by Applicable Law. For so long as the SEC interprets the 1940 Act to require pass-through voting by insurance companies whose separate accounts are registered as investment companies under the 1940 Act (“Registered Separate Accounts”), the Insurance Company shall vote shares of the Funds held in Registered Separate Accounts at shareholder meetings of the Funds in accordance with instructions timely received by the Insurance Company (or its designated agent) from owners of Contracts funded by such Registered Separate Accounts having a voting interest in the Funds. The Insurance Company shall vote shares of the Funds held in Registered Separate Accounts that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Account that are not attributable to the Contracts and owned beneficially by the Insurance Company (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by the Registered Separate Account having a voting interest in the Funds from whom instructions have been timely received. The Insurance Company shall vote shares of the Funds held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, in its discretion.

15.

Future Registration of Separate Account(s). If Insurance Company registers a Separate Account as a unit investment trust under the 1940 Act, Insurance Company will provide to each Fund, as appropriate, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,

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requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Separate Account contemporaneously with the filing of such document with the SEC, FINRA or other regulatory authority. Insurance Company shall be deemed to have fully satisfied its obligations under this section 15 by notifying Transfer Agent of the filing and making the required documents available on either the SEC’s EDGAR information retrieval system or on www.symetra.com or any successor website.

16.	Independent Contractor Status. The Insurance Company shall, for all purposes herein, be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Distributor or the Funds in any way or otherwise be deemed an agent of the Distributor or the Funds.

17.	Termination. Upon termination, the parties shall reasonably cooperate to allow existing Plans and Contracts to continue to invest in the Funds, and, in that event, this Agreement will remain in effect as to those existing Plans and Contracts and termination of this Agreement will be limited solely as to new Plans and new Contracts. This Agreement shall terminate as to the sale and issuance of Contracts:

a.	at the option of the Insurance Company, Distributor, Transfer Agent or the Funds upon 90 days advance written notice to the other parties;

b.	at any time by giving 30 day’s written notice to the other party in the event of a material breach of this Agreement by the other party that is not cured during such 30-day period;

c.	at the option of the Insurance Company, Distributor or the Funds, upon institution of formal proceedings relating to (i) the marketing of the Contracts, (ii) the Separate Accounts, (iii) the Insurance Company, (iv) Distributor or (v) the Funds by FINRA, the SEC or any other regulatory body;

d.	at the option of any Fund, the investment adviser to the Funds (the “Adviser”), or the Insurance Company, upon termination of Adviser’s investment advisory agreement with the Fund. Notice of such termination shall be promptly furnished. This paragraph (d) shall not be deemed to apply if, contemporaneously with such termination, a new contract of substantially similar terms is entered into between the Adviser and the Fund.

e.	except for Insurance Company’s delegation of its duties to a subcontractor or to an affiliate, upon assignment of this Agreement, at the option of any party not making the assignment, unless made with the written consent of the other parties;

f.	in the event interests in the Separate Accounts, the Contracts, or Fund shares are not registered, issued or sold in conformity with Applicable Law or such Applicable Law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Insurance Company. Prompt notice shall be given by the terminating party to the other parties in the event the conditions of this provision occur;

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g.	for Registered Separate Accounts, they may terminate upon a decision by the Insurance Company, in accordance with regulations of the SEC for Registered Separate Accounts, to substitute Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium for Registered Separate Accounts. The Insurance Company will give 60 days’ written notice to the applicable Fund and the Distributor upon the occurrence of the earlier of the following actions taken for the purpose of substituting shares of the Fund: (1) an application made to the SEC, (2) a proposed Contractholder vote, or (3) the Insurance Company’s determination to substitute Fund shares with the shares of another investment company.

The Funds or the Distributor will in no way recommend action in connection with, or oppose or interfere with any application made to the SEC by the Insurance Company with regard to the substitution of Fund shares with shares of another investment company or seek in any manner to oppose or interfere with a proposed Contractholder vote; or

h.	upon such shorter notice as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.

In the event of termination of the Agreement by the Funds, Distributor or Transfer Agent in which (i) the sales of the Funds to existing Contracts and Plans will not continue after the date of termination; and (ii) the Funds, Distributor or Transfer Agent has consulted with the Insurance Company regarding such termination, then the Funds, Distributor or Transfer Agent shall provide the Insurance Company reasonably sufficient time prior to termination to substitute fund Shares in accordance with SEC regulations with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium for registered Separate Accounts.

Upon termination and at the request of the requesting party, the other party shall deliver to the requesting party, any records which the requesting party may be required by law or regulations to have access to or to maintain.

18.	Notices. All notices under this Agreement, unless otherwise specified in the Agreement shall be given in writing and delivered via overnight delivery (postage prepaid, return receipt requested), facsimile transmission or registered or certified mail, as follows:

If to the Insurance Company:

Symetra Life Insurance Company

777 108th Avenue NE, Suite 1200

Attn: Jacquie Veneziani, Legal SC-11

Bellevue, WA 98004

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If to the Distributor, Transfer Agent or to the Funds:

American Funds Service Company

Attn: HOST Control – Contract Administration Team

3500 Wiseman Boulevard

San Antonio, TX 78251-4321

Telephone No.: 800/421-5475, ext. 8

Facsimile No.: 210/474-4088

or to such other address or person as may be specified in a written notice given to the other parties. The date of service of any notice shall be the date it is received by the recipient.

19.	Books and Records. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party’s activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor’s inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

In addition, Insurance Company shall establish and maintain procedures to meet the following requirements: (i) respond to written inquiries within five days concerning a transaction processed within the last six months to a Plan participant’s account; (ii) respond to requests for a transcript within 20 business days; (iii) respond to dividend (earnings) inquiries within 10 business days; and (iv) maintain all relevant documentation to support transactions processed on behalf of the Plan participant’s account.

Insurance Company shall track the number of complaints to Insurance Company regarding transactions involving the Funds that were not processed correctly. Insurance Company shall, on request, report to Transfer Agent the total number of transactions and the total number of complaints received by Insurance Company, which arose from processing errors by Insurance Company with regards to the Funds.

14	1000206

20.	Indemnification.

a.	Insurance Company shall indemnify and hold harmless Distributor, Transfer Agent, each of the Funds, and each of their directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company’s violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Insurance Company shall also reimburse Distributor, Transfer Agent or the Funds for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company may otherwise have to Distributor, the Transfer Agent or the Funds.

b.	Distributor and Transfer Agent, as applicable, shall indemnify and hold harmless, Insurance Company and its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) Distributor’s or Transfer Agent’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Distributor’s or Transfer Agent’s violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Distributor or Transfer Agent of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Distributor and Transfer Agent, as applicable, shall also reimburse Insurance Company for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Distributor or Transfer Agent may otherwise have to Insurance Company. Notwithstanding the foregoing, neither the Transfer Agent, Distributor, any of their affiliates nor the Funds shall indemnify or hold Insurance Company harmless pursuant to this paragraph for Losses to the extent such loss results from a determination that Insurance Company’s receipt of fees as provided in paragraph 6(b), above, violates the Employee Retirement Income Security Act of 1974, as amended, or any other federal or state law.

c.

Promptly after receipt by a party entitled to indemnification under this paragraph 20 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 20, notify the indemnifying party of the commencement thereof. The indemnifying

15	1000206

party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

21.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California exclusive of conflicts of laws.

22.	Sub Chapter M. The Distributor will endeavor to have each Fund comply with Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and shall qualify as a regulated investment company thereunder.

23.	Entire Agreement/Amendments. This Agreement contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and may not be amended except by written agreement of the parties.

24.	Assignability. This Agreement shall extend to and be binding upon the Insurance Company, the Distributor and the Transfer Agent and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the prior written consent of the other parties or as expressly contemplated by this Agreement.

25.	Proprietary Information. The Distributor and the Funds agree that the names, addresses, and other information relating to the Contractholders or participants or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by Distributor, Transfer Agent or the Funds without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including applicable state privacy laws and the Gramm-Leach-Bliley Act and any regulations promulgated thereunder. This provision, to the extent permissible by applicable law, shall not be construed to limit the parties’ obligation to comply with paragraph 19, above.

16	1000206

26.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

27.	No Waiver. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

28.	No Joint Venture, Etc. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Insurance Company, Distributor, and the Funds.

29.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

30.	Survival. The provisions of paragraphs 4, 5, 20, 25 and, without limiting the foregoing, any other provisions of this Agreement that by their terms continue after this Agreement ceases to be in effect, shall survive termination of this Agreement.

31.	Non-exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

32.	Insurance. At all times Insurance Company shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of Insurance Company’s employees and agents.

33.	Oversight of Insurance Company. Insurance Company will permit Transfer Agent or its representative to have reasonable access to Insurance Company’s personnel and records pertaining to this Agreement in order to facilitate the monitoring of the quality of the services performed by Insurance Company under this Agreement.

34.

Independent Audit. In the event Transfer Agent determines, based on a review of complaints received in accordance with paragraph 19, above, that Insurance Company is not processing Plan transactions accurately, Transfer Agent reserves the right to require that Insurance Company’s data processing activities as they relate to this Agreement be subject to an audit to ensure the existence of, and adherence to, proper operational controls. The Insurance Company shall first conduct a self audit with oversight by the Insurance Company’s Chief Compliance Officer in accordance with the Insurance Company’s Rule 38a-1 policies and procedures. Insurance Company shall make

17	1000206

available upon Transfer Agent’s request a copy of any report as it relates to such audit and the data processing activities for the Funds. If Transfer Agent determines, based on a review of the report that further information is needed, Transfer Agent reserves the right to require Insurance Company conduct an internal audit through the Insurance Company’s Internal Audit department pursuant to the Insurance Company’s Rule 38a-1 policy and procedures. If, after further review, the Transfer Agent determines an independent audit is necessary, Transfer Agent reserves the right to require that Insurance Company’s data processing activities as they relate to this Agreement be subject to an audit by an independent accounting firm. Insurance Company shall make available upon Transfer Agent’s request a copy of any report by such accounting firm as it relates to said audit. Insurance Company shall immediately notify Transfer Agent in the event of a material breach of operational controls.

35.	Trading Relationships with Third Parties. If Insurance Company provides third parties with trading services, Insurance Company may not give such third parties access to the Funds without the prior written consent of the Distributor.

36.	Breach of Agreement. Upon 30 days written notice and an additional 30 day opportunity to cure any breach of the Agreement, in addition to all other remedies available at law or in equity for breach of this Agreement, Transfer Agent and Distributor reserve the right to withhold payment of fees under paragraph 6(b) of this Agreement for any breach of this Agreement by Insurance Company.

37.	Arbitration. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

38.	Shareholder Information Agreement. The Insurance Company has executed or will execute an agreement with Transfer Agent pursuant to Rule 22c-2 under the Investment Company Act of 1940, under which the Insurance Company is required, upon request, to provide the Funds with certain account information and to prohibit transactions that violate the policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

18	1000206

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYMETRA LIFE INSURANCE COMPANY for itself and on behalf of the Separate Accounts

By:
Print Name:	Linda C. Mahaffey
Title:	Vice President

19	1000206

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SYMETRA SECURITIES, INC.

By:
Print Name:	Linda C. Mahaffey
Title:	President

20	1000206

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Print Name:
Title:

21	1000206

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN FUNDS SERVICE COMPANY

By:

22	1000206

EXHIBIT A

A. Distribution Fees

In consideration for the services provided under this agreement, the Distributor will pay SSI ongoing compensation on a quarterly basis, at the applicable annual rate set forth below, of the average daily net asset value of Class R shares of Funds that are held in a Plan account assigned to SSI at the end of the quarter for which payment is made (currently the quarters for which fees are payable end on the last Business Day of February, May, August and November). The payment of this ongoing compensation is subject to the limitations contained in each Fund’s Plan of Distribution and may be varied or discontinued at any time.

R Share Class	Annual Compensation Rate
Class R-1	1.00%
Class R-2	0.75%
Class R-3	0.50%
Class R-4	0.25%
Class R-5	No compensation paid
Class R-6	No compensation paid

B. Service Fees

In connection with defined contribution-type and defined benefit-type Plans that are beneficially invested in the Class R shares of the Funds through the Separate Accounts,

(i)	for the services rendered by Insurance Company pursuant to this Agreement, Transfer Agent agrees to pay Insurance Company a quarterly fee at the annual rates set forth below applied to the average daily net asset value of Class R shares of the Funds held by the Plan during the applicable quarter:

Class of Shares	Annual Fee
R-1	0.10%
R-2	0.10%
R-3	0.10%
R-4	0.10%
R-5	0.05%
R-6	0.00%

(ii)	such fee shall be paid by AFS to Insurance Company within 30 days following the end of the quarter for which such fees are payable (currently the quarters for which fees are payable end on the last Business Day of January, April, July and October).

23	1000206

C. Transfer Agent reserves the right not to pay any fees more than six (6) months in arrears in respect of accounts and/or assets that were not timely identified as eligible for compensation pursuant to this Agreement.

All payments to SSI and Symetra Life Insurance Company shall be remitted to the following:

Distribution Fees:

Symetra Securities, Inc.

777 108th Ave NE, Suite 1200

Bellevue, WA 98004

Attn: Retirement Services Cashiering

Service Fees:

Symetra Life Insurance Company

777 108th Ave NE, Suite 1200

Bellevue, WA 98004

Attn: Retirement Services Cashiering

24	1000206

EXHIBIT B

Requirements to Maintain Retirement Plan Omnibus Accounts

a.	In order for Insurance Company to hold Plan accounts in an omnibus account on the books of the Funds, Insurance Company agrees to provide Distributor or its affiliate, for each Plan account in the omnibus account, with the following required information current as of the end of each calendar month, within fifteen (15) calendar days following the end of such month, and in a file layout conforming to the schedule below, which may be modified by Distributor from time to time:

1.	Plan’s name

2.	Plan’s street address, city, state and zip code

3.	For each share class of a Fund held by the Plan—

(i)	the share class’ CUSIP number

(ii)	the dollar amount of investments to the Fund during the month (Include investments from mapped takeover assets, participant contributions and employer contributions. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) investments to the Fund from other mutual fund families.)

(iii)	the dollar amount of redemptions from the Fund during the month (Include redemptions or distributions due to a participant’s separation of service or the removal of the Fund as an investment option within the Plan. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement from the Fund to other mutual fund families.)

b.	If Distributor finds a significant discrepancy outside of established thresholds (for example, greater than a 5% variance) between the information contained in files sent by Insurance Company and the information contained in Distributor’s or its affiliate’s records, Insurance Company agrees to cooperate with Distributor to resolve the discrepancy.

25	1000206

FILE LAYOUT SCHEDULE TO EXHIBIT B

Not for Use with RIA Business

Header Record: This is the first record in the file.

	Field Name	Format	Length	Pos	Required
1.	‘H’ (Header Record Identifier)	Alpha	1	1-1	Y
2.	Dealer Number (Format: right justified, zero filled)	Numeric	7	2-8	Y
3.	Sales Month Date (Format: YYYYMM)	Numeric	6	9-14	Y

Detail Record - Settled trades only
	Field Name	Format	Length	Pos	Required
4.	‘D’ (Detail Record Identifier)	Alpha	1	1-1	Y
5.	Unique Record ID (Unique identifier for each detail record; sequence number) (Format: right justified, zero filled)	Alphanumeric	9	2-10	Y
6.	Omnibus Account Number (from daily trades) (Format: right justified, zero filled)	Numeric	11	11-21	Y
7.	Fund Cusip Number (Format: right justified, zero filled)	Alphanumeric	9	22-30	Y
8.	Financial Institution’s Name (Firm the Rep works for) (Format: left justified, followed by spaces)	Alphanumeric	70	31-100
9.	Financial Institution’s Number (Format: right justified, zero filled)	Numeric	7	101-107
10.	Financial Adviser’s Office Number (Format: left justified, followed by spaces)	Alphanumeric	9	108-116
11.	Financial Adviser’s ID (Format: left justified, followed by spaces)	Alphanumeric	9	117-125
12.

Investment Amount – New Money to AF

Investments from mapped takeover assets, participant contributions and employer contributions. Include transactions that result in asset movement into the Fund from other fund families, i.e., new money to AF. Do not include participant-initiated transactions that result in asset movement into the Fund from other American Funds.

(Format note: Enter as a positive number, right justified, zero filled, implied 2 decimal positions, implied sign.

For example: 000000123456789 if the amount is $1,234,567.89

Reversals/corrections that go into this bucket should be negative amounts)

		Numeric	13.2	126-140	Y
13.	Non-Commissionable Investment Amount Include loan repayments. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement into the Fund from other fund families. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	141-155
14.	Exchange Purchase Amount – From Money Market Exchange purchases that result in asset movement to the Fund from an AF money market. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	156-170

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FILE LAYOUT SCHEDULE TO EXHIBIT B

Detail Record (continued)

	Field Name	Format	Length	Pos	Required
15.	Exchange Purchase Amount – Old Money Exchange purchases that result in asset movement to the Fund from other non money market American Funds. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	171-185
16.	Redemption Amount Redemptions or distributions due to a participant’s separation of service. Include loan withdrawals. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement from the Fund to other mutual fund families. (See format note on Investment Amount.)	Numeric	13.2	186-200	Y
17.	Exchange Redemption Amount – Out of AF Exchange redemptions that result in asset movement from the Fund to other mutual fund families. (See format note on Investment Amount.)	Numeric	13.2	201-215
18.	Exchange Redemption Amount – Within AF Exchange redemptions that result in asset movement between the Fund and other American Funds. (See format note on Investment Amount.)	Numeric	13.2	216-230
19.	Line of Business Code*	Alpha	4	231-234
20.	Plan Number Unique identifier for the plan (Also may be known as omnibus trader’s internal plan account number)	Alphanumeric	20	235-254	Y
21.	Plan Name	Alphanumeric	70	255-324	Y
22.	The Plan’s Financial Adviser’s First Name	Alpha	15	325-339
23.	The Plan’s Financial Adviser’s Middle Initial	Alpha	1	340
24.	The Plan’s Financial Adviser’s Last Name	Alpha	20	341-360
25.	The Plan’s Financial Adviser’s Suffix Sr., Jr., III, etc.	Alpha	20	361-380
26.	The Plan’s Street Address 1 (Items 26 – 30 are the Address, City, State and Zip where the Rep works.)	Alphanumeric	35	381-415	Y
27.	The Plan’s Street Address 2	Alphanumeric	35	416-450	Y
28.	The Plan’s City	Alpha	35	451-485	Y
29.	The Plan’s State	Alpha	2	486-487	Y
30.	The Plan’s Zip	Alphanumeric	10	488-497	Y
31.	Month-end Assets (Format note: Enter as a positive number, right justified, zero filled, implied 2 decimal positions, implied sign. For example: 00000000123456789 if the amount is $1,234,567.89)	Numeric	15.2	498-514
32.	Month-end Share Balance (Format note: Enter as a positive number, right justified, zero filled, implied 4 decimal positions, implied sign. For example: 000000009876540 if the amount is 987.654 shares)	Numeric	11.4	515-529
33.	Filler	Alphanumeric	271	530-800

Record Length for Detail Records = 800

27	1000206

FILE LAYOUT SCHEDULE TO EXHIBIT B

Trailer Record: This is the last record in the file.

	Field Name	Format	Length	Pos	Required
34.	‘T’ (Trailer Record Identifier)	Alpha	1	1	Y
35.	Dealer Number	Numeric	7	2-8	Y
36.	Number of Detail Records (Format: right justified, zero filled)	Numeric	9	9-17	Y
37.	Total Investment Amount Calculation: total of fields 12, 13, 14, and 15 (See format note on Detail Record Investment Amount)	Numeric	15.2	18-34	Y
38.	Total Redemption Amount Calculation: total of fields 16, 17, and 18 (See format note on Detail Record Investment Amount)	Numeric	15.2	35-51	Y

*	Codes to use for line of business:

Social Code	Description
0056	457 Deferred Compensation
0059	Deferred Compensation/Rabbi Trust
0076	Retirement Plans/Other
0078	403B ER & EE
0081	401K
0083	Simple 401K
0250	Recordkeeper Connect 401(K)
0251	Recordkeeper Connect Money Purchase
0252	Recordkeeper Connect Profit Sharing
0253	Recordkeeper Connect 403(B)
0254	Recordkeeper Connect 457
0255	Recordkeeper Connect Non-Qualified
0256	Recordkeeper Connect Defined Benefit

ER = Employer sponsored

EE = Employee sponsored

28	1000206

OPERATIONAL GUIDELINES

1.	When setting up accounts (including pooled, plan-level accounts) for Plans, Insurance Company shall include (a) detailed registration information that includes the Plan name and a unique number given to Insurance Company to facilitate payment of recordkeeping fees, and (b) the name of the firm receiving the Rule 12b-1 compensation from the Funds and the applicable registered representative, if any, assigned to the account.

2.	When transmitting instructions for the purchase and/or redemption of Class R shares of the Funds, Insurance Company shall submit one order for all Contractholder purchase transactions and one order for all Contractholder redemption transactions. Redemption orders shall not be netted against purchase orders for a Business Day. Settlement of a purchase order and a redemption order may not be netted; such settlements shall be independent of one another. Insurance Company shall process as new money only the following: mapped takeover assets; salary deferrals; and employer matching, discretionary, and mandatory contributions.

3.	For R shares only, Insurance Company can trade via an omnibus account for each Fund (i.e., multiple Plans in one account on the books of a Fund) only upon meeting the requirements of Exhibit B.

4.	With respect to Contractholder transactions, Provider shall abide by requirements of the Funds’ frequent trading policy as described in their prospectuses and statements of additional information.

5.	References to the Funds on Contractholder statements and on Insurance Company’s web site shall include the full name of the Fund and a reference to “American Funds.” By way of example, “American Funds – The Investment Company of America”. If field size prohibits the use of the full name of the Fund and a reference to “American Funds”, the Fund name may be abbreviated with the approval of the Distributor.

29	1000206

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is executed as of October 30, 2009, and effective as of October 30, 2009, by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the “Fund”), BLACKROCK INVESTMENTS, LLC (“BRIL”), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Underwriter”), and SYMETRA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the state of Washington (“Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (the “Accounts”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission (“SEC”) to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the “Participating Insurance Companies”); and

WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a “Portfolio,” and, collectively, the “Portfolios”); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Shared Fund Exemptive Order”); and

WHEREAS, BlackRock Advisors, LLC (“BAL”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Funds’ investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the “Contracts”); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

1

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the “Shares”) on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares’ net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1

Sale of the Fund Shares

1.1 Subject to Section 1.3, the Fund shall make shares of the Portfolios available to the Accounts at the most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Fund’s transfer agent), in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectus of the Portfolios. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the “Directors”) may refuse to sell shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, if they deem such actions necessary in the best interests of the shareholders of such Portfolio.

1.12

“If transactions in Fund shares are to be settled through the NSCC Fund/SERV system, the following provisions shall apply:

Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, any corrections to a Fund’s prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Fund’s prices should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to Fund shareholders, the reason for the adjustment.

2

Purchases and Redemption Orders; Settlement of Transactions.

Method of Communication.

Fund/SERV Transactions. If the parties choose to use Fund/SERV, the following provisions shall apply:

The Company and the Fund or its designee will be bound by the rules of the NSCC. Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

Any information transmitted through NSCC’s Networking system by any party to the other and pursuant to this amendment will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on each Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the “Trade Date”) no later than 5:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.

All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940, as amended (the “1940 Act”). Such wires should be sent to:

State Street Bank

FFC: Various Retirement Plans

ABA#: 011000028

Account Title:

Account No.: 37951415

Reference:

NSCC#: 0761

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Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company’s discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day (the “Trade Date”). All orders communicated to the Fund or its designee by the 8:30 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

Purchases. The Company will use its best efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to BDI or its designee purchase amounts prior to 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

Redemptions. With respect to redemption orders placed by the Company by 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions by 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

Unless otherwise informed in writing, redemption wires should be sent to:

State Street Bank

FFC: Various Retirement Plans

ABA#: 011000028

Account Title:

Account No.: 37951415

Reference:

NSCC#: 0761

1.2 Subject to Section 1.3, the Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the most recent net asset value provided to the Company prior to receipt by the Fund (or the Fund’s transfer agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectus of the Portfolios. The Fund shall make payment for such shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

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1.3(a) The Company will not aggregate orders received from its Contract holders after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) with orders received before Market Close, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after Market Close from being aggregated with orders received before Market Close and to minimize errors that could result in late transmission of orders. Orders received by Company before Market Close will receive that day’s net asset value and Orders received by Company after Market Close will receive the next day’s net asset value.

(b) The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund’s prospectus on the prior Business Day. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund’s prospectus or statement of additional information. In the event that the Company and the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming that any communication sent by the Company was in fact received by the Fund or its designee, in proper form and in accordance with the terms of this Agreement. The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the authorized individuals.

1.4 Purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for no later than the end of the Business Day after the Fund or its designee receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order. Redemption orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for no later than the end of the Business Day after the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order pursuant to Section 1.3, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

1.5 Issuance and transfer of shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

1.6 The Fund or its designee shall furnish prompt written notice to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing of the number of Shares so issued as payment of such dividends and distributions.

1.7 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. If the Fund provides materially incorrect share net asset value information, it shall make an adjustment to the number of shares purchased or redeemed for any affected Account to

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reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly in writing upon discovery to the Company. Without limiting any other remedy available to Company under this Agreement, the Fund and/or BRIL will reimburse the Company or its Contract holders for any direct loss due to such incorrect NAV information. Notwithstanding anything to the contrary in this Agreement, Fund Parties shall not be liable for Company’s out-of-pocket expenses related to adjustments made as a result of a pricing error.

1.8 The Company agrees that it will not take any action to operate an Account as a management investment company under the 1940 Act without the Fund’s and the Underwriter’s prior written consent.

1.9 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

1.11 The Fund reserves the right to reject any purchase orders, including exchanges, if the Fund, in its sole opinion, reasonably believes the Company’s Contract holder(s) is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio (“Market Timing”). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract holders, to provide such relevant information about Market Timers to the Fund as it may reasonably request, including but not limited to such Contract holder’s identity, and to prevent Market Timing from occurring by or because of Contract holders. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund’s rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

ARTICLE 2

Obligations of the Parties

2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

2.2 At least annually, the Underwriter or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule B hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Underwriter or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably require for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Underwriter or its designee shall provide such documentation (including a “camera ready” copy of the new prospectus as set in type or, at the

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request of the Company, a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Shares conform to the Company’s Contract prospectuses or related materials; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Underwriter or its designee provide the prospectus in a “camera ready” or diskette format, the Underwriter shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format, and the Company shall bear the expense of adjusting or changing the format to conform with any of its Contract prospectuses or related materials.

2.3 The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company’s expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund’s proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners.

2.5 With respect to any prospectus, shareholder report or proxy solicitation materials that concern solely the Fund and no other investment vehicle funding the Accounts, the Fund shall pay for the Company’s postage costs in connection with mailing such materials to existing Contract owners. With respect to any prospectus, shareholder report or proxy solicitation materials that concern the Fund together with other investment vehicles funding the Accounts, the Fund shall pay a proportionate amount of the Company’s postage costs, based on the percentage of such Account’s overall assets that are invested in the Fund, in connection with mailing such materials to existing Contract owners.

2.6 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or BAL (“Fund Parties”) is named prior to the filing of such document with the SEC. Upon request, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or BAL is named, at least ten Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if any of the Fund Parties reasonably objects to such use.

2.7 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports:

(a)	the Company’s annual financial report (prepared in accordance with statutory requirements), if any;

(b)	the Company’s quarterly statements, if any;

(c)	any financial statement, proxy statement, notice or report of the Company sent to policyholders; and

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(d)	any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.

2.8 The Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.

2.9 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.

2.10 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract holders: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or Contract holders are received, as well as Shares held by the Account that are owned by the Company for their general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund’s sole discretion.

ARTICLE 3

Representations and Warranties

3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Washington, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.

3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the

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provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended (“Code”). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.4 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.

3.6 The Fund has adopted a Distribution Plan (the “Plan”) with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Underwriter to pay to each Insurance Company or its principal underwriter that enters into an agreement with the Underwriter to provide distribution related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the net asset value of the Class II shares and up to 0.25% of the net asset value of Class III shares of each Portfolio held by such Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until Underwriter has received such fees from the Fund.

3.7 The Fund represents that it will comply and maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.6 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

3.8 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

3.9 The Company hereby certifies that it has established and maintains an anti-money laundering (“AML”) program that includes written policies, procedures and internal controls reasonably designed to comply with all applicable anti-money laundering regulations in its jurisdiction including, but not limited to, the USA PATRIOT Act of 2001 (the “Patriot Act”). The Company certifies that its selling agreement for the Contracts requires its authorized selling broker-dealers to comply with the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act and any other applicable regulations. The Company agrees to provide the Fund with such information as it may reasonably

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request, including but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Fund to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Fund, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

3.10 The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company, for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts’ investment therein. The Company shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts’ investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances.

3.11 The Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE 4

Potential Conflicts

4.1 The parties acknowledge that the Fund’s Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

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4.3 If it is determined by a majority of the Directors, or a majority of the Fund’s Directors who are not affiliated with the Adviser or the Underwriter (the “Disinterested Directors”), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

4.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

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4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

ARTICLE 5

Indemnification

5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the “Indemnified Parties” for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the prospectuses for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

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(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2 The Underwriter and each Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) (collectively, “Fund Documents” for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

(d) arise out of or result from any failure by the Underwriter or the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund.

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5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6

Termination

6.1 This Agreement may be terminated by either party for any reason by sixty (60) days’ advance written notice delivered to the other party.

6.2 This Agreement may be terminated at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund’s or the Underwriter’s respective reasonable judgment, materially impair the Company’s ability to meet and perform the Company’s obligations and duties hereunder.

6.3 This Agreement may be terminated at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law.

6.4 This Agreement may be terminated by the Fund or the Underwriter, at either’s option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good

14

faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.

6.5 This Agreement may be terminated at the option of the Company if (A) the Internal Revenue Service determines that any Portfolio fails to qualify as a RIC under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code and the Fund, upon written request fails to provide reasonable assurance that it will take action to cure such failure, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund or Underwriter breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Fund or the Underwriter from the Company of such breach.

6.6 Notwithstanding any termination of this Agreement, the Fund will, upon the mutual agreement of the parties hereto, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) to the extent necessary to permit the owners of the Existing Contracts to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Fund and the Underwriter hereby represent that they will act in good faith and use their best efforts to agree to the continued availability of additional shares of the Fund pursuant to the terms and conditions of this Agreement for all Existing Contracts.

6.6 Except in the case of a termination exercised under Sub-sections 6.2, 6.3, or 6.4, , the Fund will continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) to the extent necessary to permit the owners of the Existing Contracts to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination exercised under Sub-sections 6.2, 6.3, or 6.4, the Fund will reasonably cooperate with the Company to allow the Company to comply with applicable law to substitute shares of another fund for the Fund.

6.7 In the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.7 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

6.8 The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Sections 6.6 and/or 6.7.

15

ARTICLE 7

Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

To the Fund:

BlackRock Variable Series Funds, Inc.

Attention: Brian Schmidt

40 East 52nd Street

New York, NY 10022

With a copy to:

Robert Connolly

General Counsel

BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

To the Underwriter:

BlackRock Investments, LLC

40 East 52nd Street

New York, NY 10022

Attn: Frank Porcelli

With a copy to:

BlackRock Investments, LLC

40 East 52nd Street

New York, NY 10022

Attn: Steven Hurwitz, Chief Compliance Officer

If to the Company:

SYMETRA INSURANCE COMPANY

777 108th Ave NE, Suite 1200

Legal SC-11

Bellevue, WA 98004

ARTICLE 8

Miscellaneous

8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

16

8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other parties.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

8.11 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

17

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

SYMETRA LIFE INSURANCE COMPANY

By:
Name:	Linda C. Mahaffey
Title:	Vice President

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:
Name:
Title:

18

Schedule A

Separate Accounts of Symetra Life Insurance Company participating in Portfolios of BlackRock Variable Series Funds, Inc.

Separate Account C

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, Inc.

Offered to Separate Accounts of Symetra Life Insurance Company

All available share classes of:

CLASS	FUND NAME	CUSIP	TICKER
I	BlackRock Balanced Capital V.I. Fund	09253L108	AMBLI
I	BlackRock Basic Value V.I. Fund	09253L405	BAVLI
II	BlackRock Basic Value V.I. Fund	09253L504	BAVII
III	BlackRock Basic Value V.I. Fund	09253L603	BVIII
I	BlackRock Fundamental Growth V.I. Fund	09253L843	FDGRI
I	BlackRock Global Allocation V.I. Fund	09253L777	GLALI
II	BlackRock Global Allocation V.I. Fund	09253L769	GLAII
III	BlackRock Global Allocation V.I. Fund	09253L751	GAIII
I	BlackRock Global Growth V.I. Fund	09253L819	GLGRI
III	BlackRock Global Growth V.I. Fund	09253L785	GGIII
I	BlackRock Government Income V.I. Fund	09253L744	GVBDI
I	BlackRock High Income V.I. Fund	09253L710	HICUI
I	BlackRock International Value V.I. Fund	09253L645	IVVVI
I	BlackRock Large Cap Core V.I. Fund	09253L611	LGCCI
II	BlackRock Large Cap Core V.I. Fund	09253L595	LGCII
III	BlackRock Large Cap Core V.I. Fund	09253L587	LCIII
I	BlackRock Large Cap Growth V.I. Fund	09253L579	LGGGI
III	BlackRock Large Cap Growth V.I. Fund	09253L553	LGIII
I	BlackRock Large Cap Value V.I. Fund	09253L546	LCVAX
II	BlackRock Large Cap Value V.I. Fund	09253L538	LCVBX
III	BlackRock Large Cap Value V.I. Fund	09253L520	LVIII
I	BlackRock S&P 500 Index V.I. Fund	09253L678	IDXVI
II	BlackRock S&P 500 Index V.I. Fund	09253L660	IXVII
I	BlackRock Total Return V.I. Fund	09253L702	CRBDI
I	BlackRock Utilities and Telecommunications V.I. Fund	09253L512	UTTLI
I	BlackRock Value Opportunities V.I. Fund	09253L470	SMCPI
II	BlackRock Value Opportunities V.I. Fund	09253L462	SMCII
III	BlackRock Value Opportunities V.I. Fund	09253L454	SCIII

Schedule C

Shareholder Information Schedule entered into by and between BlackRock Investments, Inc. and its successors, assigns and designees (“BRIL”) and the Intermediary.

BRIL, the Fund and the Intermediary agree that any request made to the Intermediary by BRIL or the Fund for shareholder transaction information, and the Intermediary’s response to such request, shall be governed by whatever practices the Fund and the Intermediary had utilized in the absence of a formal agreement, if any, to govern such requests.

For Schedule C, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

The term “Intermediary” shall mean Symetra Life Insurance Company, which is (i) a broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; (ii) in the case of a participant directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan’s participant records; or (iii) an insurance company separate account.

The term “Fund” shall mean any open-ended management investment company that is registered or required to register under Section 8 of the Investment Company Act of 1940 and for which BRIL acts as distributor, and includes (i) an investment adviser to or administrator for the Fund; and (ii) the transfer agent for the Fund. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.1

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary (“Contract”), or a participant in an employee benefit plan with a beneficial interest in a contract.

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) transactions that are executed pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period.

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved

[1]

As defined in SEC Rule 22c-2(b), term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

BRIL and the Intermediary hereby agree as follows:

Shareholder Information

1. Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request of BRIL or the Fund, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government issued identifier (“GII”) and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date, name and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

2. Period Covered by Request. Requests must set forth a specific period, which generally will not exceed 90 days from the date of the request, for which transaction information is sought. BRIL and/or the Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies (including, but not limited to, polices of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanges of Fund shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

3. Form and Timing of Response. (a) Intermediary agrees to provide, promptly, but in any event not later than five (5) business days after receipt of a request from the Fund, BRIL or their designee, the requested information specified in Section 1. If requested by the Fund, BRIL or their designee, Intermediary agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a request, whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (as defined in Rule 22c-2) (“indirect intermediary”) and, upon further request of the Fund, BRIL or their designee, promptly, but in any event not later than five (5) business days after receipt of a request, either (i) provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, BRIL or their designee and the Intermediary; and

(c) To the extent practicable, the format for any transaction information provided to the Fund, BRIL or their designee should be consistent with the NSCC Standardized Data Reporting Format.

4. Limitations on Use of Information. BRIL and the Fund agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory requests or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

5. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from BRIL or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by BRIL or the Fund, in their sole discretion, as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies ( including, but not limited to, policies of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanging of Fund Shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing, or that would result in any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by Intermediary at the following address, or such other address that Intermediary may communicate to BRIL or the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

Symetra Life Insurance Company

777 108th Ave NE, Suite 1200

Bellevue, WA 98004

Attn:	Michael Murphy, Compliance SC-11
Michael.murphy@symetra.com
425-256-8901 Phone
425-256-5466

With cc to:	Jacquie Veneziani, Legal SC-11
Jacquie.veneziani@symetra.com
425-256-5026 Phone
425-256-6080 Fax

6. Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

7. Timing of Response. Intermediary agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

8. Confirmation by Intermediary. Intermediary must provide written confirmation to BRIL and the Fund that instructions to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

9. Construction of the Schedule; Fund Participation Agreement. This Schedule C supplements the Fund Participation Agreement. To the extent the terms of this Schedule C conflict with the terms of the Fund Participation Agreement, the terms of this Schedule C shall control.

ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT is executed as of October 30, 2009, and effective as of October 30 2009, between BLACKROCK ADVISORS, LLC (“BAL”) and SYMETRA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Washington (the “Insurer”).

WHEREAS, BAL is the investment advisor to the BlackRock Variable Series Funds, Inc. (“the Fund”);

WHEREAS, the Insurer issues variable annuity contracts and/or variable life insurance policies (the “Contracts”);

WHEREAS, the Insurer, the Fund and BlackRock Investments, LLC have entered into a Fund Participation Agreement (“Participation Agreement”) dated October 30 2009, providing for the sale of shares of the Fund to certain separate accounts of the Insurer (“Separate Accounts”);

WHEREAS, amounts invested in the Contracts by contract owners are deposited in the Separate Accounts of the Insurer which will in turn purchase shares of certain portfolios of the Fund, each of which is an investment option offered by the Contracts (the “Portfolios”);

WHEREAS, the Fund may derive savings in administrative expenses by virtue of having the Separate Accounts of the Insurer as shareholders of record of Fund shares and having the Insurer perform certain administrative services for the Fund (which are identified on Schedule A hereto);

WHEREAS, neither BAL nor the Insurer has any contractual or other legal obligation to perform such administrative services for the Fund;

WHEREAS, the Insurer desires to be compensated for providing such administrative services to the Fund; and

WHEREAS, BAL desires that the Fund benefit from the lower administrative expenses expected to result from the administrative services performed by the Insurer holding omnibus accounts with the Fund’s transfer agent on behalf of contract owners.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Administration Expense Payments.

(a)	BAL or its affiliates or, if approved by the Fund Board, the Funds shall pay the Insurer an annual fee equal to 25 basis points (0.25%) of the average daily net assets of the equity Portfolios that are held in Separate Accounts of Insurer listed in Schedule B of the Fund Participation Agreement(s).

(b)	BAL or its affiliates or, if approved by the Fund Board, the Funds shall pay the Insurer an annual fee equal to 15 basis points (0.15%) of the average daily net assets of the fixed income Portfolios that are held in Separate Accounts of Insurer listed in Schedule B of the Fund Participation Agreement(s).

(c)	BAL or its affiliates or, if approved by the Fund Board, the Funds shall pay the Insurer an annual fee equal to 5 basis points (0.05%) of the average daily net assets of the index and money market Portfolios that are held in Separate Accounts of Insurer listed in Schedule B of the Fund Participation Agreement(s).

(d)	BAL shall calculate the payment contemplated by this Section 1 at the end of each fiscal quarter (“Quarterly Payment”). BAL will submit such payment to Insurer within a reasonable time period following the end of the quarter for which such fees are payable along with information in a mutually agreed upon format to allow Company to verify the calculation and payment of each Quarterly Payment. The parties acknowledge and agree that the assets and/or accounts covered under the terms of this Agreement will not be subject to fees or any additional payment arrangements with BAL or its affiliates for Services, sub-transfer agency, sub-accounting, networking services or for any similar services, other than as described herein. Company represents and warrants that they are not invoicing BAL or its affiliates for duplicative fees as described in the preceding sentence.

Symetra shall have sixty (60) days from receipt of the BAL prepared invoice to request in writing additions or adjustments to each Quarterly Payment. After each sixty (60) day reconciliation period, any requested adjustments or payments will be at BAL’s discretion unless the adjustment is necessary for compliance with Section 1(e).

(e)	Insurer and BAL each hereby represent that the fees paid pursuant to this Agreement are reasonable in relation to the services it provides and reasonably similar to fees it receives for equivalent services provided to other parties. From time to time, the parties shall review the Quarterly Payment to determine whether it exceeds or is reasonably expected to exceed the incurred and anticipated costs, over time, of the Insurer. The parties agree to negotiate in good faith a reduction to the Quarterly Payment as necessary to eliminate any such excess.

2.	Nature of Payments.

The parties to this Agreement recognize and agree that the payments to the Insurer are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Fund shares and are not otherwise related to investment advisory or distribution services or expenses.

The amount of administration expense payments made to the Insurer pursuant to Section 1(a) of this Agreement are intended to reimburse or compensate the Insurer for providing administrative services with respect to the Contracts or any Separate Accounts.

3.	Term and Termination.

(a)	Any party may terminate this Agreement, without penalty, on sixty days’ advance written notice to the other party. Unless so terminated, this Agreement shall continue in effect for so long as BAL or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as Insurer or its successors(s) in interest, or any affiliate thereof, provides the services contemplated hereunder with respect to Contracts under which values or monies are allocated to a Portfolio.

(b)	This Agreement shall automatically terminate upon (i) the termination of the Fund Participation Agreement(s) between the Insurer and the Fund, or (ii) the dissolution or bankruptcy of any party hereto, or in the event that any party hereto is placed in receivership or rehabilitation, or in the event that the management of its affairs is assumed by any governmental, regulatory or judicial authority.

4.	Amendment.

This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5.	Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered

To the Insurer:

SYMETRA LIFE INSURANCE COMPANY

Address

777 108th Ave NE, Suite 1200

Legal SC-11

Bellevue, WA 98004

To BAL:

BlackRock Advisors, LLC	With a copy to:

Brian Schmidt	Robert Connolly
40 East 52nd Street	General Counsel
New York, NY 10022	BlackRock, Inc.
40 East 52nd Street
New York, NY 10022

6.	Miscellaneous.

(a)	Successors and Assigns. This Agreement shall be binding upon the parties hereto and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

(b)	Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of either party hereto shall be assigned without the written consent of the other party.

(c)	Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

(d)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

(e)	Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of law thereof.

(f)	Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as of the invalid or unenforceable portion had not been inserted.

(g)	Entire Agreement. This Agreement, including the attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SYMETRA LIFE INSURANCE COMPANY		BLACKROCK ADVISORS, LLC

By:		By:
Name:	Linda C. Mahaffey	Name:	Brian Schmidt
Title:	Vice President	Title:	Managing Director
Date:		Date:

4

Schedule A

ADMINISTRATIVE SERVICES FOR THE FUND

Maintenance of books and records

•	Maintaining an inventory of share purchases to assist transfer agent in recording issuance of shares.

•	Performing miscellaneous accounting services to assist transfer agent in recording transfers of shares (via net purchase orders).

•	Reconciliation and balancing of the Separate Account at the Fund level in the general ledger and reconciliation of cash accounts at general account level.

Purchase Orders

•	Determination of net amount of cash flow into Fund.

•	Reconciliation and deposit of receipts at Fund and confirmation thereof.

Redemption Orders

•	Determination of net amount required for redemptions by Fund.

•	Notification to Fund of cash required to meet payments.

•	Cost of share redemptions.

Reports

•	Periodic information reporting to the Fund.

Fund-Related Contract Owner Services

•	Telephonic support for contract owners with respect to inquiries about the Fund (not including information about performance or related to sales.)

Other Administrative Support

•	Operational and recordkeeping services.

•	Providing other administrative support to the Fund as mutually agreed between the Insurer and the Fund.

•	Relieving the Fund of other usual or incidental administrative services provided to individual contract owners.

•	Preparation of reports to certain third-party reporting services.

5

FORM OF DISTRIBUTION SUB-AGREEMENT

BLACKROCK VARIABLE SERIES FUNDS, INC. (the “Company”), on behalf of each of its series as may be amended from time to time (the “Portfolios”), Symetra Securities, Inc. (“SSI”) and Symetra Life Insurance Company (the “Insurance Company”) (collectively “Symetra”) mutually agree to the arrangements set forth in this Agreement (the “Agreement”) dated as of October 30, 2009.

WHEREAS, the Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, SSI is the distributor and principal underwriter of certain variable annuity and variable life insurance contracts (the “Contracts”) issued by the Insurance Company; and

WHEREAS, amounts invested in the Contracts by Contract holders are deposited in separate accounts of the Insurance Company which in turn purchase Class II and or Class III Shares of one or more of the Portfolios, each of which is an investment option offered by the Contracts; and

WHEREAS, Symetra will provide certain services to the Contract holders; and

WHEREAS, Symetra desires to be compensated for providing such services to the Contract holders.

NOW, THEREFORE, the parties agree as follows:

1. Services. Symetra shall provide the services listed below in respect of the Class II and/or Class III Shares of the Portfolios held by the Insurance Company’s separate accounts. Such services include, but are not limited to, the following:

(a) printing and mailing of Company prospectuses, statements of additional information, any supplements thereto and shareholder reports for existing and/or prospective Contract holders;

(b) services relating to the development, preparation, printing and mailing of Company advertisements, sales literature and other promotional materials describing and/or relating to the Portfolios and including materials intended for use within Symetra, or for broker-dealer only use or retail use;

(c) holding seminars and sales meetings designed to promote the distribution of the Class II and/or Class III Shares of the Portfolios;

(d) obtaining information and providing explanations to Contract holders regarding the investment objectives and policies and other information about the Company and the Portfolios, including the performance of the Portfolios;

(e) training sales personnel regarding the Company and the Portfolios;

(f) providing personal services and/or maintenance of the accounts of Contract holders with respect to Class II and/or Class III Shares of the Portfolios attributable to such accounts;

(g) financing any other activity that the Company’s Board of Directors determines is primarily intended to result in the sale of the Class II and/or Class III Shares.

2. Distribution Fee Payments. The Company agrees to pay, with respect to each Portfolio, to SSI at the end of each month an amount equal to 0.15% of the average daily net asset value of the Class II Shares or 0.25% of the average daily net asset value of the Class III Shares of such Portfolio held by the Insurance Company separate accounts during that month.

The Insurance Company shall provide BlackRock Investments, LLC (the “Distributor”), at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 under the Investment Company Act (“Rule 12b-1”) regarding the disbursement of the distribution fee during such period.

3. Termination. This Agreement may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by vote of a majority of the members of the Board of Directors of the Company who are not “interested persons” of the Company, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Company, the Plan or in any agreement related to the Plan or a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio on not more that 60 days’ written notice to the SSI and Insurance Company.

4. Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered.

(a) To the Company

BlackRock Variable Series Funds, Inc.

Attention: Brian Schmidt

40 East 52nd Street

New York, NY 10022

With a copy to:

Robert Connolly

General Counsel

BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

and (b) To Symetra, at:

Symetra Life Insurance Company

Symetra Securities, Inc

777 108th Ave NE, Suite 1200

Legal SC-11

Bellevue, WA 98004

Attention: Legal Counsel

6. Miscellaneous.

(a) Assignment. This Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act) or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

(b) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

(d) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof.

(e) Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

BlackRock Variable Series Funds

BlackRock Balanced Capital V.I. Fund

BlackRock Basic Value V.I. Fund

BlackRock Fundamental Growth V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Global Growth V.I. Fund

BlackRock Government Income V.I. Fund

BlackRock High Income V.I. Fund

BlackRock International Value V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Money Market V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock Utilities and Telecommunications V.I. Fund

BlackRock Value Opportunities V.I. Fund

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:
Name:
Title:

SYMETRA LIFE INSURANCE COMPANY

By:
Name:	Linda C. Mahaffey
Title:	Vice President

SYMETRA SECURITIES, INC.

By:
Name:	Linda C. Mahaffey
Title:	Vice President

EXECUTION VERSION

PARTICIPATION AGREEMENT

BY AND AMONG

CALVERT VARIABLE SERIES, INC.,

CALVERT DISTRIBUTORS, INC.,

SYMETRA LIFE INSURANCE COMPANY,

ON BEHALF OF ITSELF AND

ITS SEPARATE ACCOUNTS,

AND

SYMETRA SECURITIES, INC.

EXECUTION VERSION

EXECUTION VERSION

		Description	Page

	6.4	Survival of Warranties and Indemnifications	23
	6.5	Continuance of Agreement for Certain Purposes	23

Section	7	Parties to Cooperate Respecting Termination	24

Section	8	Assignment	24

Section	9	Notices	24

Section	10	Voting Procedures	25

Section	11	[Reserved]	25

Section	12	Indemnification	26
	12.1	Of CVS and CDI by LIFE COMPANY and UNDERWRITER	26
	12.2	Of LIFE COMPANY and UNDERWRITER by CVS and CDI	29
	12.3	Effect of Notice	32
	12.4	Successors	32

Section	13	Applicable Law	32

Section	14	Execution in Counterparts	32

Section	15	Severability	32

Section	16	Rights Cumulative	33

Section	17	Headings	33

Section	18	Confidentiality and Privacy	33
	18.1	Confidentiality Obligation	33
	18.2	Confidential Information	33
	18.3	Unauthorized Disclosure	34
	18.4	Data Disposition	34
	18.5	Duty Not to Trade	34
	18.6	Compliance With Applicable Laws	35

Section	19	Trademarks and Portfolio Names	35

Section	20	Parties to Cooperate	36

Section	21	Excessive Trading	36

Section	22	Miscellaneous	37

EXECUTION VERSION

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 1st day of September, 2009 (“Agreement”), by and among Calvert Variable Series, Inc., a Maryland corporation (“CVS”), Calvert Distributors, Inc., a Delaware corporation (“CDI”), Symetra Life Insurance, Co., a Washington life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”) and Symetra Securities, Inc., a Washington corporation and an affiliate of LIFE COMPANY and the Symetra underwriter of the Contracts (“UNDERWRITER” and, together with CVS, CDI and LIFE COMPANY, the “Parties”).

WITNESSETH THAT:

WHEREAS, CVS is registered with the Securities and Exchange Commission (“Commission”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, CVS consists of separate series of shares registered under the Securities Act of 1933, as amended (“Shares”) that are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

WHEREAS, CVS will make Shares of each Portfolio listed on Schedule A hereto (each a “Portfolio”), as the Parties hereto may amend from time to time, available to LIFE COMPANY in accordance with the terms of this Agreement; and

WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and/or variable life insurance contracts as set forth on Schedule A hereto, as the Parties hereto may amend from time to time (“Contracts”), which Contracts, if required by applicable law, will be registered under the Securities Act of 1933 (the “1933 Act”); and

WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts (“Subaccounts”; references herein to an “Account” includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

EXECUTION VERSION

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to fund the Contracts; and

WHEREAS, UNDERWRITER is a broker-dealer registered with the Commission under the Securities Exchange Act of 1934 (“1934 Act”) and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, CDI is a broker-dealer registered with the Commission under the Securities Exchange Act of 1934 (“1934 Act”) and a member in good standing of FINRA;

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

Section 1 Available Portfolios

1.1 Availability

CVS will make Shares of each Portfolio available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of CVS may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction over CVS or if, in the sole discretion of the CVS Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

1.2 Addition, Deletion or Modification of Portfolios

The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio or its Shares herein shall include a reference to any such additional Portfolio. Schedule A, as amended from time to time, is incorporated herein by reference and is a part of this Agreement to the same extent as if it was set forth herein.

1.3 No Sales to the General Public

CVS represents and warrants that no Shares of any Portfolio have been or will be sold to the general public, it being understood by the Parties that CVS may sell shares of any Portfolio to any person eligible to invest in that Portfolio in accordance with applicable provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, and that if such provisions are not applicable, then CVS may sell shares of any Portfolio to any person, including members of the general public.

EXECUTION VERSION

Section 2 Processing Transactions

2.1 Timely Pricing and Orders

(a) Each Party agrees (i) to perform any and all duties, functions, procedures and responsibilities assigned to it under the rules of the National Securities Clearing Corporation (“NSCC”) and the procedures or other requirements relating to NSCC’s Fund/SERV system (“Fund/SERV”) and Networking system (“Networking”), as applicable, in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (iii) that any information provided to another party through Fund/SERV or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV or Networking and to limit the access to, and the inputting of data into, Fund/SERV or Networking to persons specifically authorized by the Party.

(b) CVS or its designated agent will use its best efforts to provide LIFE COMPANY, or its designated agent, with the net asset value per Share for each Portfolio by 7:00 p.m. Eastern Standard Time on each Business Day. As used herein, “Business Day” shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) CVS calculates the Portfolio’s net asset value, and (iii) LIFE COMPANY is open for business.

(c) LIFE COMPANY will use the data provided by CVS each Business Day pursuant to Section 2.1(b) to (i) calculate Account unit values, (ii) process each Account’s transactions that receive that same Business Day’s Account unit values (as determined in accordance with Section 2.3) and (iii) determine the net dollar amount of Portfolio Shares that will be purchased or redeemed at that day’s closing net asset value per Share for each Portfolio (each such purchase or redemption, a “Portfolio Transaction”). Portfolio Transactions will normally settle through the facilities of Fund/SERV. If any Portfolio Transaction initiated through Fund/SERV fails to be processed through Fund/SERV then that Portfolio Transaction will be transmitted to CVS by LIFE COMPANY by 8:30 a.m. Eastern Time on the Business Day next following LIFE COMPANY’S receipt of the information specified in Section 2.1(b); provided that CVS shall provide additional time to LIFE COMPANY in the event that CVS is unable to meet the 7:00 p.m. time stated in Section 2.1(b) and the duration of such additional time shall be equal to the additional time that CVS takes to make the net asset values per Share available to LIFE COMPANY.

(d) If CVS provides materially incorrect Share net asset value information (as determined under Commission guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share, and any reasonable out-of-pocket expenses incurred by the LIFE

EXECUTION VERSION

COMPANY in adjusting the Share net asset value. Any material error in the calculation or reporting of any net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. Non-material errors will be corrected in the next Business Day’s net asset value per Share for the Portfolio in question.

(e) LIFE COMPANY will utilize commercially reasonable efforts to provide CVS with advance written notice of any unusually large purchase or redemption orders.

2.2 Timely Payments

(a) Portfolio Transactions will normally settle through the facilities of Fund/SERV. If a Portfolio Transaction initiated through Fund/SERV fails to be processed through Fund/SERV and LIFE COMPANY’s order requests the purchase of Portfolio Shares, LIFE COMPANY will pay for such purchases by wiring Federal Funds to CVS or its designated custodial account by the close of the Federal Reserve’s Fedwire Funds Service (“Fedwire”) on the Business Day the Portfolio Transaction is transmitted to CVS pursuant to Section 2.1(c) or, if such transmission occurs after Fedwire has closed for that Business Day, by 8:30 a.m. Eastern Standard Time on the next following Business Day (the “Payment Deadline”). CVS will execute such Portfolio Transactions at the applicable net asset value per Share determined in accordance with Section 2.3 if CVS receives payment in Federal Funds by the Payment Deadline. If payment in Federal Funds for any purchase is not received by the Payment Deadline, LIFE COMPANY shall promptly upon CVS’s request, reimburse CVS for any charges, costs, fees, interest or other expenses incurred by CVS in connection with any advances to, or borrowings or overdrafts by, CVS, or any similar expenses incurred by CVS, as a result of portfolio transactions effected by CVS based upon such Portfolio Transaction.

(b) Portfolio Transactions will normally settle through the facilities of Fund/SERV. If a Portfolio Transaction initiated through Fund/SERV fails to be processed through Fund/SERV and LIFE COMPANY’s order requests the redemption of Portfolio Shares, CVS will pay the redemption amount by wiring Federal Funds to LIFE COMPANY or its designated custodial account as soon as practicable, but in any event not later than seven days after its receipt of such Portfolio Transaction or such shorter time as may be required by law. CVS will execute such Portfolio Transactions at the applicable net asset value per Share determined in accordance with Section 2.3.

2.3 Applicable Price

Subject to the satisfaction of the requirements set forth in Section 2.2, Portfolio Share purchase and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, “Contract Transactions”) received by LIFE COMPANY prior to the close of regular trading on the New York Stock Exchange on a Business Day and encompassed within a Portfolio Transaction transmitted to CVS in accordance with Section 2.1(c) will be executed at the net asset value of the applicable Portfolio next computed after receipt of the applicable

EXECUTION VERSION

Contract Transaction by LIFE COMPANY. A Contract Transaction that does not satisfy the conditions specified in the preceding sentence will be effected at the net asset value per Share computed for the applicable Portfolio on the Business Day as of which such conditions have been satisfied. For purposes of this Section 2.3, LIFE COMPANY shall be the designated agent of CVS for the limited purpose of receiving Contract Transactions on each Business Day and, if CVS receives a Portfolio Transaction in accordance with Section 2.1(c) that encompasses such Contract Transaction, receipt of such Contract Transaction by such designated agent shall constitute receipt by CVS. LIFE COMPANY agrees that it shall bear all liability for, and CVS, CDI and their affiliates shall not bear any liability for, LIFE COMPANY’S failure to (i) timely transmit any Contract Transaction to CVS as part of a Portfolio Transaction in accordance with Section 2.1(c) or (ii) pay for the purchase of Portfolio Shares in accordance with Section 2.2.

2.4 Dividends and Distributions

On each ex-dividend date of a Portfolio or, if not a Business Day, on the first Business Day thereafter, CVS shall communicate to LIFE COMPANY the amount of dividend and capital gain, if any, per share of each Portfolio. All distributions of dividends and capital gains for any Portfolio will normally settle through Fund/SERV. If any dividend or capital gains transaction initiated through Fund/SERV fails to be processed through Fund/SERV then (i) CVS shall automatically reinvest such amounts in additional shares of the relevant Portfolio at the applicable net asset value per share of such Portfolio on the payable date and (ii) CVS shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify LIFE COMPANY of the number of Shares so issued.

2.5 Book Entry

Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from CVS will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3 Costs and Expenses

3.1 General

Except as specifically provided in Schedule C to this Agreement each Party will bear, or arrange for a third party to bear, all expenses incident to its performance under this Agreement.

3.2 Parties To Cooperate

Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of CVS and the Accounts.

EXECUTION VERSION

3.3 Portfolio Expenses

The charge to each Portfolio for all of its expenses and costs, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the applicable Portfolio’s daily net asset value per Share so as to accumulate to an annual charge at the rate set forth in the CVS Prospectus.

Section 4 Legal Compliance

4.1 Tax Laws

(a) CVS represents and warrants that it is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and represents that it will utilize best efforts to maintain such qualification (under Subchapter M or any successor or similar provision). CVS will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

(b) CVS represents that it complies and will maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. CVS will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 4.1(b) by CVS, it will use its best efforts to adequately diversify the affected Portfolio(s) so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code. The representations and warranties of this Section 4.1(b) shall not apply with respect to any Portfolio whose beneficial interests are held solely by owners of “pension plan contracts” within the meaning of Section 818(a) of the Code and other persons whose federal income tax treatment is not dependent on such Portfolio’s compliance with the requirements of Section 817(h) of the Code.

(c) Notwithstanding any other provision herein to the contrary, LIFE COMPANY agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY’s knowledge, of any Contract owner (“Owner”), that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against CVS or its affiliates as a result of such a failure or alleged failure:

(i)	LIFE COMPANY shall promptly notify CVS of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Owner);

EXECUTION VERSION

(ii)	LIFE COMPANY shall consult with CVS as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)	LIFE COMPANY shall use its best efforts to minimize any liability of CVS or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)	LIFE COMPANY shall permit CVS, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Owner or any other claimant regarding any claims that could give rise to liability to CVS or CDI or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)	any written materials to be submitted by LIFE COMPANY to the IRS, any Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to CVS (together with any supporting information or analysis), subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of CVS which shall not be unreasonably withheld;

(vi)	LIFE COMPANY shall provide CVS or its affiliates and their accounting and legal advisors with such cooperation as CVS shall reasonably request (including, without limitation, by permitting CVS and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by CVS or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against it arising from such a failure or alleged failure;

(vii)

LIFE COMPANY shall not with respect to any claim of the IRS or any Owner that would give rise to a claim against CVS or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of CVS or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative appeals, to appeal any adverse judicial decision unless CVS or its affiliates shall have provided an

EXECUTION VERSION

opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne by CVS or CDI or an affiliate of CDI; and

(viii)	CVS and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

Should CVS or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize CVS or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event CVS or CDI or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from CVS’s refusal to accept the proposed settlement or compromise with respect to any failure caused by CVS. As used in this Agreement, the term “affiliates” shall have the same meaning as “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(d) LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment. LIFE COMPANY will notify CVS and CDI immediately in writing upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is or may become a “modified endowment contract,” as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

(e) LIFE COMPANY represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify CVS immediately in writing upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2 Insurance and Certain Other Laws

(a) CVS will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

EXECUTION VERSION

(b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of its state of incorporation and domicile and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement; (ii) it has legally and validly established and maintains each Account as a segregated asset account under all applicable insurance laws and regulations; (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations; and (iv) it will use its best efforts to comply with all applicable state insurance laws and regulations in the sales and administration of its Contracts. LIFE COMPANY agrees to notify CVS immediately in writing of any investment restrictions imposed by any state insurance law that is applicable to CVS or any Portfolio.

(c) LIFE COMPANY represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Account are, in accordance with the applicable Contracts, to be credited to or charged against such Account without regard to other income, gains or losses from assets allocated to any other accounts of LIFE COMPANY. LIFE COMPANY represents and warrants that the assets of the Account are and will be kept separate from LIFE COMPANY’s general account and any other separate accounts LIFE COMPANY may have, and will not be charged with liabilities from any business that LIFE COMPANY may conduct or the liabilities of any companies affiliated with LIFE COMPANY.

(d) CVS represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(e) Each party represents and warrants that it will comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirement of the Bank Secrecy Act and the USA PATRIOT Act. All parties agree, when permitted by applicable law, to promptly notify each other whenever (i) questionable activities, (ii) potential indication of suspicious activities or (iii) Office of Foreign Asset Control matches are detected. Each party agrees to investigate any potentially suspicious activity and to take appropriate actions.

4.3 Securities Laws

(a) LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be described in a registration statement filed under the 1933 Act and will be duly authorized for issuance and sold and distributed in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Washington law, (iii) to the extent required by the 1940 Act, each Account is and will remain registered under the 1940 Act as a unit

EXECUTION VERSION

investment trust to serve as a segregated investment account for the Contracts, (iv) each Account is eligible to invest in Shares of the Portfolios without such investment disqualifying any such Portfolio as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts, (v) each Account does and will, for so long as any Contract is outstanding, comply in all material respects with all applicable legal requirements, including, without limitation, the requirements of the 1940 Act and the rules thereunder, (vi) each Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vii) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (viii) each Account’s prospectus, statement of additional information, private placement memoranda and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the “Account Prospectus”), will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.

(b) CVS represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) CVS is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) CVS will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) CVS does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) CVS’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) CVS’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “CVS Prospectus”) will at all times comply in all material respects with all applicable requirements of the 1933 Act and the rules thereunder.

(c) CVS will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by CVS.

(d) To the extent that CVS finances distribution expenses of any of the Shares pursuant to Rule 12b-1 of the 1940 Act, CVS undertakes to have its Board of Directors, a majority of whom are not “interested” persons of CVS, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(e) CVS represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the Portfolios and/or securities of any Portfolio are and will continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of CVS in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

EXECUTION VERSION

4.4 Notice of Certain Proceedings and Other Circumstances

(a) CVS will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to CVS’s registration statement under the 1933 Act or the CVS Prospectus, (ii) any request by the Commission for any amendment to such registration statement or the CVS Prospectus that may affect the offering of Portfolio Shares, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Portfolio Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Portfolio Shares in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. CVS will make every reasonable effort to prevent the issuance, with respect to CVS or any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b) LIFE COMPANY will immediately notify CVS of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account’s registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the Commission for any amendment to such registration statement or Account Prospectus that may affect the offering of Portfolio Shares or any Account’s interests pursuant to the Contracts, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of any Account’s interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5 LIFE COMPANY To Provide Documents; Information About CVS

(a) Upon CVS’s request, LIFE COMPANY will provide to CVS or its designated agent at least one (1) complete copy of (i) the then-current Account registration statement and Account Prospectus and all amendments thereto and (ii) any preliminary and final voting instruction solicitation material, application for exemption, request for no-action letter, and all amendments thereto, that relate to each Account or the Contracts, contemporaneously with the filing of each such document with the Commission or other regulatory authorities. CVS agrees that LIFE COMPANY shall be

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deemed to have fully satisfied its obligations under this Section 4.5 by making the required documents available on either the Commission’s EDGAR information retrieval system or on www.symetra.com or any successor website.

(b) LIFE COMPANY will provide to CVS or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which CVS or CDI or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if CVS or CDI or the designated agent or either of them objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. CVS hereby designates CDI as the entity to receive such sales literature, until such time as CVS appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 of this Agreement. Notwithstanding the foregoing, LIFE COMPANY may utilize Morningstar, Inc. to gather quarterly performance and fund data used in sales literature or other promotional material in which CVS or CDI or any of its affiliates is named rather than obtaining such information from CVS or CDI. If LIFE COMPANY desires to change the third party providing this service, Life Company shall obtain prior written authorization from CVS.

(c) Neither LIFE COMPANY nor any of its affiliates will give any information or make any representation or statement on behalf of or concerning CVS or CDI or its affiliates in connection with the sale of the Contracts without first obtaining the express written permission of CVS or CDI, provided that such permission shall not be required when the information or representations is contained in (i) the registration statement, including the CVS Prospectus contained therein, relating to Shares, as such registration statement and CVS Prospectus may be amended from time to time, (ii) proxy materials for CVS, (iii) published reports for CVS that are in the public domain and approved by CVS for distribution, or (iv) sales literature or other promotional material approved by CVS.

(d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning CVS and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Owners) (“broker only materials”) is so used, and neither CVS nor any of its affiliates shall be liable for any losses, damages or expenses relating to LIFE COMPANY’S improper use of such broker only materials.

(e) For the purposes of this Section 4.5, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other

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advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under applicable FINRA rules, the 1933 Act or the 1940 Act.

4.6 CVS To Provide Documents; Information About LIFE COMPANY

(a) CVS will provide to LIFE COMPANY at least one (1) complete copy of (i) the then-current CVS registration statement and CVS Prospectuses and all amendments thereto and (ii) any preliminary and final proxy material, application for exemption, request for no-action letter, and all amendments thereto, that relate to CVS or the Shares of any Portfolio, contemporaneously with the filing of such document with the Commission or other regulatory authorities. LIFE COMPANY agrees that CVS shall be deemed to have fully satisfied its obligations under this Section 4.6 by making the required documents available on either the Commission’s EDGAR information retrieval system or on www.calvert.com or any successor website.

(b) CVS will provide to LIFE COMPANY camera-ready copy of all Portfolio prospectuses and printed copies, in an amount specified by LIFE COMPANY, of Portfolio statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Owners who have allocated any Contract value to a Portfolio. CVS will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Owners. The form of each Portfolio prospectus and statement of additional information provided by CVS to the LIFE COMPANY shall be the final form of such prospectus and statement of additional information as filed with the Commission.

(c) CVS will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to CVS and CDI in the manner required by Section 9 hereof.

(d) Neither CVS nor CDI nor any of its affiliates will give any information or make any representation or statement on behalf of or concerning LIFE COMPANY, each Account, or the Contracts without first obtaining the express written permission of LIFE COMPANY, provided that such permission shall not be required when the information or representation is contained in (i) the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and

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Account Prospectus may be amended from time to time, (ii) proxy materials for any Account or Contract, (iii) published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution, or (iv) sales literature or other promotional material approved by LIFE COMPANY or its affiliates.

(e) CVS and CDI shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Owners) (“broker only materials”) is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials by CVS or CDI.

(f) For purposes of this Section 4.6, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under applicable FINRA rules, the 1933 Act or the 1940 Act.

4.7 Contract Sales by LIFE COMPANY

LIFE COMPANY shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. LIFE COMPANY shall make reasonable efforts to market, sell and distribute the Contracts and shall comply with all applicable federal and state laws in connection therewith. No representation is made as to the number or amount of Contracts that are to be sold by LIFE COMPANY.

Section 5 Mixed and Shared Funding

5.1 General.

Acacia Capital Corporation, CVS’s predecessor, received an order from the Commission exempting it from certain provisions of the 1940 Act and rules thereunder (the “Exemptive Order”) so that its series may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, “Mixed and Shared Funding”). LIFE COMPANY and

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UNDERWRITER acknowledge that the Commission, in granting the Exemptive Order, imposed terms and conditions that are substantially similar to Sections 5.2 through 5.8 of this Agreement. CVS hereby notifies LIFE COMPANY that it may be appropriate to include in each Account Prospectus, and any other prospectus pursuant to which a Contract is offered, disclosure regarding the potential risks of Mixed and Shared Funding.

5.2 Disinterested Directors.

CVS agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of CVS within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder, as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

5.3 Monitoring for Material Irreconcilable Conflicts.

CVS agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Owners in all separate accounts of life insurance companies utilizing CVS (“Participating Insurance Companies”), including each Account, and participants in all qualified retirement and pension plans investing in CVS (“Participating Plans”). LIFE COMPANY agrees to inform the Board of Directors of CVS of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a) an action by any state insurance or other regulatory authority;

(b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c) an administrative or judicial decision in any relevant proceeding;

(d) the manner in which the investments of any Portfolio are being managed;

(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Owners or by Participants of different Participating Insurance Companies;

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(f) a decision by a Participating Insurance Company to disregard the voting instructions of Owners; or

(g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

Consistent with the Commission’s requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Owners. LIFE COMPANY’s responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Owners.

5.4 Conflict Remedies.

(a) The Parties agree that, if a majority of the members of the Board of Directors or a majority of the Disinterested Directors determine that a material irreconcilable conflict exists with regard to Owner investments in a Portfolio, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)	withdrawing the assets allocable to some or all of the Accounts from CVS or the applicable Portfolio and reinvesting such assets in a different investment medium, including another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group (e.g., annuity Owners, life insurance Owners or all Owners) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a “management company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b) If the material irreconcilable conflict arises because of LIFE COMPANY’s decision to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at CVS’s election, to withdraw each Account’s investment in CVS or the applicable Portfolio(s); provided, however, that such withdrawal shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the Disinterested Directors . No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after CVS gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal CVS shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of CVS.

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(c) If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account’s investment in CVS within six (6) months after CVS’s Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal CVS shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of CVS. No charge or penalty will be imposed as a result of such withdrawal.

(d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Owners.

(e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will CVS or CDI or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the material irreconcilable conflict.

5.5 Notice to LIFE COMPANY.

CVS will promptly make known in writing to LIFE COMPANY the Board of Directors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6 Information Requested by Board of Directors.

LIFE COMPANY and CVS (or its investment adviser) will at least annually submit to the Board of Directors of CVS such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or the Exemptive Order permitting Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the Commission upon request.

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5.7 Compliance with Commission Rules.

If, at any time during which any Portfolio is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding on terms materially different from those contained in the Exemptive Order, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified to the extent required in order to conform to the terms and conditions of such exemptive relief afforded by such amended or adopted rules.

5.8 Other Requirements.

(a) CVS will require that each Participating Insurance Company and Participating Plan enter into an agreement with CVS that contains substantially similar provisions as those set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

(b) No action by LIFE COMPANY taken or omitted, and no action by any Account or CVS taken or omitted as a result of any act or failure to act by LIFE COMPANY pursuant to this Section 5 shall relieve LIFE COMPANY of its obligations under, or otherwise affect the operation of, Section 3 or this Section 5.

Section 6 Termination

6.1 Events of Termination.

Subject to Section 6.4 below, this Agreement will terminate as to one or more Portfolios:

(a) at the option of any Party, with or without cause with respect to one or more Portfolios;

(b) at the option of CVS upon institution of formal proceedings against LIFE COMPANY or its affiliates by FINRA, the Commission, any state insurance regulator or any other regulatory body regarding LIFE COMPANY’s obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase or sale of Shares, if, in each case, CVS reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on CVS or any Portfolio with respect to which the Agreement is to be terminated; or

(c) at the option of LIFE COMPANY upon institution of formal proceedings against CVS, CDI, or Calvert Asset Management Company, Inc. by FINRA, the Commission, or any other regulatory body regarding CVS’s obligations under this Agreement or related to the operation or management of CVS or the purchase or sale of

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Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

(d) at the option of any Party in the event that (i) a Portfolio’s Shares are not registered, where required, and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e) upon termination of the corresponding Subaccount’s investment in a Portfolio pursuant to Section 5 of this Agreement; or

(f) at the option of LIFE COMPANY if CVS ceases to qualify as a RIC under Subchapter M of the Code or under any successor or similar provisions, or if LIFE COMPANY reasonably believes that CVS may fail to so qualify; or

(g) at the option of LIFE COMPANY if a Portfolio fails to comply with Section 817(h) of the Code or with any successor or similar provisions, as applicable, or if LIFE COMPANY reasonably believes that the Portfolio may fail to so comply; or

(h) at the option of CVS if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of CVS’s noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law;

(i) at the option of CVS, if the CVS Board determines, in its sole judgment reasonably excercised in good faith, that (x) LIFE COMPANY has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of CVS, CDI or Calvert Asset Management Compnay, Inc. or (y) it is no longer advisable and in the best interests of shareholders for CVS or any Portfolio to continue to operate pursuant to this Agreement; or

(j) upon another Party’s material breach of any provision of this Agreement.

6.2 Notice Requirement for Termination.

No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to each other Party to this Agreement of its intent to terminate, and such notice shall (i) set forth the basis for such

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termination and (ii) specify the Portfolio or Portfolios, Contracts and, if applicable, Accounts as to which the Agreement is to be terminated. Furthermore:

(a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties;

(b) in the event that any termination is based upon the provisions of Sections 6.1(b), 6.1(c) or 6.1(i) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties; and

(c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(j) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns that the basis for any such termination exists.

6.3 Funds To Remain Available.

Notwithstanding any termination of this Agreement, CVS will, at the option of LIFE COMPANY, continue to make available additional Portfolio Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in any Portfolio (as in effect on such date), redeem investments in any such Portfolio and/or invest in any such Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

6.4 Survival of Warranties, Indemnification and Confidentiality.

All representations and warranties and all indemnification and confidentiality obligations will survive the termination of this Agreement.

6.5 Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1 (h), 6.1(i) or 6.1(j) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Portfolio that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Portfolio or a date (the “Final Termination Date”) six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1 (h) or 6.1(j).

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Section 7 Parties To Cooperate Respecting Termination

The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), such later termination date as may be specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

Section 8 Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9 Notices

Except as otherwise specifically provided for in this Agreement, any notice required or permitted to be given by either Party to the other shall be in writing and shall be deemed to have been given (i) on the date delivered personally or by courier service, (ii) 3 days after such notice is sent by registered or certified mail, postage prepaid, return receipt requested or (iii) on the date sent and confirmed received by facsimile transmission, in each case, to the other Party’s address or fax number, as applicable, set forth below or to such other address or fax number as may be provided in writing:

Symetra Life Insurance Company

Symetra Securities, Inc.

777 108th Ave. NE, Suite 1200

Bellevue, WA 98004-5135

Facsimile: 425-256-6080

Attn:  Jacqueline M. Veneziani

            Legal Department

            w/ copy to the General Counsel

Calvert Variable Series, Inc.

4550 Mongtomery Avenue

Suite 1000N

Bethesda, MD 20814

Facsimile:    301-654-7820

Attention:    Dave Mazza

EXECUTION VERSION

Calvert Distributors, Inc.

4550 Mongtomery Avenue

Suite 1000N

Bethesda, MD 20814

Facsimile:    301-654-7820

Attention:    Dave Mazza

In the case of any notice sent to Calvert Variable Series, Inc. or Calvert Distributors, Inc., a copy of such notice shall also be sent to:

Calvert Group, Ltd.

4550 Mongtomery Avenue

Suite 1000N

Bethesda, MD 20814

Facsimile:    301-657-7014

Attention:    William M. Tartikoff, Esq.

Section 10 Voting Procedures

(a) Subject to the cost allocation procedures set forth in Section 3 of this Agreement, LIFE COMPANY will distribute all proxy material furnished by CVS to Owners and/or Policyholders to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Owners. LIFE COMPANY will vote Shares in accordance with timely instructions received from Owners. LIFE COMPANY will vote Shares that are (a) not attributable to Owners to whom pass-through voting privileges are extended, or (b) attributable to Owners, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass through voting privileges for Owners. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held in any Account for such Owners. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY agrees to be responsible for assuring that voting Portfolio Shares for each Account is conducted in a manner consistent with the Exemptive Order permitting Mixed and Shared Funding. CVS will notify LIFE COMPANY of any changes of interpretations or amendments to the Exemptive Order permitting Mixed and Shared Funding.

(b) LIFE COMPANY agrees that it shall not, without the prior written consent of CVS, CDI and Calvert Asset Management Company, Inc., solicit, induce or encourage Owners to (i) change or supplement any Portfolio’s current investment advisor or subadvisor or (ii) change, modify, substitute, add to or delete the content, in part or in whole, of the CVS Prospectus.

Section 11 [RESERVED]

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Section 12 Indemnification

12.1 Of CVS and CDI by LIFE COMPANY and UNDERWRITER.

(a) Except to the extent provided in Sections 12.1(b), 12.1(c) and 12.1(d) below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless CVS, CDI, their respective affiliates, and each person, if any, who controls CVS, CDI, or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the “Calvert Indemnified Parties”), against any and all losses, claims, damages, liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”), to which the Calvert Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, the Contracts, sales literature or advertising for the Contracts not prepared by any Calvert Indemnified Party, or sales literature or advertising for any Portfolio not prepared by any Calvert Indemnified Party unless the required approval has been obtained in accordance with Section 4.5(b) (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Calvert Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of CVS or CDI for use in any Account’s 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)

arise out of or as a result of any other statements or representations (other than statements or representations contained in CVS’s 1933 Act registration statement, the CVS Prospectus, sales literature or advertising for any Portfolio or Contract, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates) on which any Calvert Indemnified Party has relied, or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or

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persons under their control (including, without limitation, their employees and their “associated persons” as that term may be defined, from time to time, by FINRA), in connection with the sale or distribution of the Contracts or Shares; or

(iii)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in CVS’s 1933 Act registration statement, any CVS Prospectus, sales literature or advertising of CVS, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to CVS, CDI or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in CVS’s 1933 Act registration statement, any CVS Prospectus, sales literature or advertising for the Portfolios, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER;

(v)	arise as a result of the failure of any Contract issued by LIFE COMPANY to qualify as an annuity contract or life insurance contract under the Code, otherwise than by reason of any Portfolio’s failure to comply with Subchapter M or Section 817(h) of the Code; or

(vi)	arise out of or as a result of LIFE COMPANY’s incorrect calculation and/or untimely transmission of net purchase or redemption orders of Portfolio Shares (subject to Section 2.1(c) of this Agreement) or LIFE COMPANY’s failure to pay for the purchase of Portfolio Shares in accordance with Section 2.2 of this Agreement.

(b) The indemnity obligations of LIFE COMPANY and UNDERWRITER are in addition to any other liability that they may otherwise have under this Agreement. Neither LIFE COMPANY nor UNDERWRITER shall be liable to any Calvert Indemnified Party under this Section 12.1 with respect to any Losses by reason of that Calvert Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of, or reckless disregard of, its obligations or duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Owners. Notwithstanding any other provision of this Agreement, LIFE COMPANY and UNDERWRITER shall not be liable for any special, consequential or incidental damages.

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(c) Neither LIFE COMPANY nor UNDERWRITER shall be liable to any Calvert Indemnified Party under this Section 12.1 with respect to any Losses unless CVS or CDI shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the related action shall have been served upon such Calvert Indemnified Party (or after such Calvert Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to such Calvert Indemnified Party otherwise than on account of this Section 12.1 and then only to the extent that LIFE COMPANY or UNDERWRITER did not otherwise learn of such action and the failure to provide such notice results in the forfeiture by LIFE COMPANY and UNDERWRITER of material rights and defenses. Except as otherwise provided herein, in any such action brought against any Calvert Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Calvert Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Calvert Indemnified Party of LIFE COMPANY’s or UNDERWRITER’s election to assume the defense thereof, the Calvert Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Calvert Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Calvert Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation, participation and cooperation with the defense to the extent requested by LIFE COMPANY or UNDERWRITER; provided, however, that if such Calvert Indemnified Party reasonably determines that counsel selected by LIFE COMPANY or UNDERWRITER has a conflict of interest that affects counsel’s representation of such Calvert Indemnified Party, LIFE COMPANY and UNDERWRITER shall pay the reasonable fees and disbursements of one additional counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) LIFE COMPANY and UNDERWRITER shall not be liable for any settlement of any proceeding effected without its written consent. Neither LIFE COMPANY nor UNDERWRITER, in the defense of any claim or litigation pursuant to this Section 12.1, shall, without the prior written consent of each Calvert Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to each Calvert

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Indemnified Party of a release from all liability in respect to such claim or litigation. Neither LIFE COMPANY nor UNDERWRITER shall settle any claim in any matter that would impose any expense, penalty, obligation or limitation on any Calvert Indemnified Party, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of each Calvert Indemnified Party, as an acknowledgement of wrongdoing on the part of such Calvert Indemnified Party or as detrimental to the reputation of such Calvert Indemnified Party, without such Calvert Indemnified Party’s prior written consent.

12.2 Of LIFE COMPANY and UNDERWRITER by CDI.

(a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) below, CDI agrees to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER, or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the “Symetra Indemnified Parties”), against any Losses to which the Symetra Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise, insofar as such Losses:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in CVS’s 1933 Act registration statement, any CVS Prospectus, sales literature or advertising for any Portfolio not prepared by any Symetra Indemnified Party, or sales literature or advertising for any Contract not prepared by any Symetra Indemnified Party unless the required approval has been obtained in accordance with Section 4.6(c) (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Symetra Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to CVS or CDI or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in CVS’s 1933 Act registration statement, CVS Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)	arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account’s 1933 Act registration statement, any Account

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Prospectus, sales literature or advertising for the Contracts or Portfolios, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of CVS or CDI or its affiliates) on which any Symetra Indemnified Party has relied, or the negligent, illegal or fraudulent conduct of CVS or CDI or its affiliates or persons under their control (including, without limitation, their employees and their “associated persons” as that term may be defined, from time to time, by FINRA), in connection with the sale or distribution of Portfolio Shares; or

(iii)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of CVS or CDI for use in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts or the Portfolios, or any amendment or supplement to any of the foregoing;

(iv)	arise as a result of any failure by CVS to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by CVS in this Agreement or arise out of or result from any other material breach of this Agreement by CVS; or

(v)	arise out of or as a result of the incorrect or untimely calculation or reporting by CVS or CDI of the closing net asset value per Share for any Portfolio (subject to Section 2.1 of this Agreement) or any dividend or capital gain distribution rate applicable to any Portfolio.

(b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, CDI agrees to indemnify and hold harmless the Symetra Indemnified Parties from and against any and all Losses to which the Symetra Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such Losses directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in material compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties,

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rescission charges, liability under state law to Owners asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of shares of another investment company or Shares of another Portfolio for those of any adversely affected Portfolio as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c) The indemnity obligations of CDI are in addition to any other liability that it may otherwise have under this Agreement. CDI shall not be liable to any Symetra Indemnified Party under this Section 12.2 with respect to any Losses by reason of that Symetra Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of, or reckless disregard of, its obligations or duties (i) under this Agreement, or (ii) to CVS, CDI or the Portfolios. Notwithstanding any other provision of this Agreement, CDI shall not be liable for any special, consequential or incidental damages.

(d) CDI shall not be liable to any Symetra Indemnified Party under this Section 12.2 with respect to any Losses unless LIFE COMPANY or UNDERWRITER shall have notified CDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the related action shall have been served upon such Symetra Indemnified Party (or after such Symetra Indemnified Party shall have received notice of such service on any designated agent), but failure to notify CDI of any such action shall not relieve CDI from any liability which it may have to such Symetra Indemnified Party otherwise than on account of this Section 12.2 and then only to the extent that CDI did not otherwise learn of such action and the failure to provide such notice results in the forfeiture by CDI of material rights and defenses. Except as otherwise provided herein, in any such action brought against any Symetra Indemnified Party, CDI will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Symetra Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from CDI to such Symetra Indemnified Party of CDI’s election to assume the defense thereof, the Symetra Indemnified Party will cooperate fully with CDI and shall bear the fees and expenses of any additional counsel retained by it, and CDI will not be liable to such Symetra Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Symetra Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation, participation and cooperation with the defense to the extent requested by CDI; provided, however, that if such Symetra Indemnified Party reasonably determines that counsel selected by CDI has a conflict of interest that affects counsel’s representation of such Symetra Indemnified Party, CDI shall pay the reasonable fees and disbursements of one additional counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

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(e) CDI shall not be liable for any settlement of any proceeding effected without its written consent. CDI, in the defense of any claim or litigation pursuant to this Section 12.2, shall not, without the prior written consent of each Symetra Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to each Symetra Indemnified Party of a release from all liability in respect to such claim or litigation. CDI shall not settle any claim in any matter that would impose any expense, penalty, obligation or limitation on any Symetra Indemnified Party, or would contain language other than a recitation of any amounts to be paid in settlement, the fact of the settlement or the underlying claim relating to the settlement, that could be viewed, in the sole discretion of each Symetra Indemnified Party, as an acknowledgement of wrongdoing on the part of such Symetra Indemnified Party or as detrimental to the reputation of such Symetra Indemnified Party, without such Symetra Indemnified Party’s prior written consent.

12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4 Successors.

A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13 Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state’s principles of conflict of laws.

Section 14 Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15 Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

EXECUTION VERSION

Section 16 Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17 Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18 Confidentiality and Privacy

18.1 Confidentiality Obligation.

Each Party shall hold the Confidential Information of the other Party in strict confidence. Each Party warrants to the other that it shall not (i) disclose to any person any Confidential Information of the other Party which it may acquire in the performance of its obligations under this Agreement or (ii) use Confidential Information of the other Party for any purpose, except, in each case, for the purpose of fulfilling its contractual obligations under this Agreement, and then any disclosure or use of any such Confidential Information shall be limited to its or its affiliate’s employees, attorneys, accountants or other advisors who have a business need to know such Confidential Information and who have agreed to be bound by the confidentiality obligations set forth herein. Each Party shall maintain the other Party’s Confidential Information with reasonable care, which shall not be less than the degree of care it would use to safeguard its own Confidential Information, for the purpose of preventing the unauthorized, negligent or inadvertent disclosure or use thereof.

18.2 Confidential Information.

(a) “Confidential Information” means, with respect to a Party, (i) any data or information that is or relates to proprietary information of that party, including, without limitation, nonpublic portfolio holding information of any mutual fund for which CDI acts in the capacity of principal underwriter, financial information, business or marketing strategies or plans, and product development strategies or plans, (ii) information that the party has labeled Confidential, (iii) the identity of that Party’s customers and any “non-public personally identifiable information” of those customers, as that term is defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and (iv) information relating to that Party that a reasonable business person would understand to be confidential.

(b) Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public

EXECUTION VERSION

domain through no fault of the receiving Party or by no violation of this Agreement; (b) was lawfully received by the receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the receiving Party prior to receipt thereof directly or indirectly from the disclosing Party; (d) is subsequently and independently developed by employees, consultants or agents of the receiving Party without reference to or use of the Confidential Information disclosed under this Agreement; (e) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; provided, that the receiving Party (i) shall, unless restrained by court order, promptly notify the disclosing Party of any such demand or request in order to enable the disclosing Party to obtain an appropriate protective order to prevent such disclosure, (ii) shall, at the disclosing Party’s cost and expense, fully cooperate with the disclosing Party to obtain an appropriate protective order, and (iii) may, in the absence of an appropriate protective order, disclose only that information that its legal counsel advises in writing must be disclosed; or (f) any fees payable to LIFE COMPANY or UNDERWRITER for performing certain administrative services.

18.3 Unauthorized Disclosure Notification and Liability.

The receiving Party shall promptly notify the disclosing Party of, and provide the details regarding, any unauthorized disclosure, possession or use of the disclosing Party’s Confidential Information. Each Party understands and agrees that the receiving Party shall be liable for damages arising out of any breach of the confidentiality obligations set forth in this Agreement.

18.4 Data Disposition.

Upon the disclosing Party’s written request, the receiving Party shall promptly return all documents and other media containing Confidential Information. Any information that cannot feasibly be returned shall be purged, deleted or destroyed and the receiving Party shall deliver to the disclosing Party written certification thereof; provided, however, that the receiving Party may retain a single copy of the Confidential Information solely for the purpose of complying with applicable law or regulation or the order of any court, arbitration panel, regulator or similar governmental authority having jurisdiction over the receiving Party. The receiving Party shall have an ongoing obligation to safeguard all information of the disclosing Party that is not returned, purged, deleted or destroyed.

18.5 Duty Not to Trade.

The receiving Party agrees not to trade on any Confidential Information disclosed to it or otherwise obtained by it from the disclosing Party or any of the disclosing Party’s affiliates, agents or representatives.

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18.6 Compliance With Applicable Laws.

Each Party warrants and represents that its conduct under this Agreement shall comply with the Gramm-Leach-Bliley Act, Regulation S-P (17 C.F.R. §248), and all other applicable federal and state laws and regulations concerning customer confidentiality, and that no party will share customers’ non-public personal information with third parties, except as allowed by applicable law and regulation.

Section 19 Trademarks and Portfolio Names

(a) CVS or CDI or one or more of its affiliates owns all right, title and interest in and to the tradenames, trademarks and service marks set forth on Schedule B, as amended from time to time by written notice from CVS or CDI to LIFE COMPANY (the “Calvert Licensed Marks” or the “licensor’s licensed marks”) and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a limited, non-transferable, non-exclusive, revocable license to use the Calvert Licensed Marks in connection with LIFE COMPANY’s performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b) The grant of license to LIFE COMPANY and its affiliates (collectively, the “Licensee”) shall terminate automatically upon (i) the termination of this Agreement, (ii) Licensee’s receipt of written notification that its use of any Calvert Licensed Mark, in the reasonable opinion of CVS or CDI, reflects unfavorably upon the professional, business or personal reputation of CVS or CDI or any of its affiliates or any of their directors, officers, employees or agents, or (iii) Licensee’s receipt of written notification that the quality, appearance and/or style of any Calvert License Mark is unacceptable in the reasonable opinion of CVS or CDI (each of clauses (ii) and (iii) being a “License Violation”), disparaging manner . Upon the termination of the license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contract bearing any Calvert Licensed Mark and shall likewise cease any activity which suggests that it has any right under any of the Calvert Licensed Marks or that it has any association with CVS or CDI, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts by utilizing any of the Calvert Licensed Marks until the earlier of (x) the Final Termination Date and (y) Licensee’s receipt of written notification regarding the occurrence of second License Violation, following which the license shall terminate and Licensee will cease all further use of any Calvert Licensed Mark.

(c) The Licensee shall obtain the prior written approval of CVS or CDI for the public release by Licensee of any materials bearing any Calvert Licensed Mark, which shall not be unreasonably withheld.

(d) During the term of this grant of license, CVS or CDI may request that the Licensee submit samples of any materials bearing any of the Calvert Licensed Marks which were previously approved by CVS or CDI but, due to changed circumstances, in the sole judgment of CVS or CDI, require reconsideration. If, on reconsideration, or on

EXECUTION VERSION

initial review, respectively, any such sample fails to meet with the written approval of CVS or CDI, then the Licensee shall immediately cease distributing such disapproved materials. CVS or CDI shall not unreasonably withhold approval upon any reconsideration and shall, when engaged in any reconsideration, give due weight to the the expenses associated with withdrawing and replacing the materials that are the subject of such reconsideration. The Licensee shall obtain the prior written approval of CVS or CDI for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e) The Licensee hereunder: (i) acknowledges and stipulates that, to the best knowledge of the Licensee, the Calvert Licensed Marks are valid and enforceable trademarks and/or service marks and that such Licensee does not own the Calvert Licensed Marks and claims no rights therein other than as a Licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the Calvert License Marks pursuant to this grant of license shall inure to the benefit of CVS, CDI and/or its affiliates.

Section 20 Parties to Cooperate

Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

Section 21 Excessive Trading

(a) The Parties acknowledge and agree that excessive trading can disrupt management of a Portfolio and raise its expenses. In particular, a Portfolio may have difficulty implementing its long-term investment strategies if it is forced to maintain a higher level of its assets in cash to accommodate significant short-term trading activity resulting from market timing. A Portfolio may bear increased administrative costs due to asset level and investment volatility that accompanies patterns of short-term trading activity. CVS has adopted policies to discourage excessive trading of Portfolio Shares. CVS defines “excessive trading” in the CVS Prospectus.

(b) LIFE COMPANY represents and warrants that the Contracts to be funded by investments of the Accounts in one or more of the Portfolios contain provisions permitting LIFE COMPANY to restrict excessive or potentially abusive transfers in at least one of the following ways:

•	Limitations on the ability to have exchanges effected other than by mail in the event of excessive or abusive transfers;

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•	Limitations on transfers into any investment option within 30 days of having transferred out of it (other than in connection with an automatic transfer program);

•	Limitations on any transfers among sub-accounts within 30 days of prior transfer (other than in connection with an automatic transfer program); or

•

Limitations on any transfers on a day when net transfers into or out of a sub-account would have the effect of increasing or reducing the assets of the affected Portfolio by more than 1% without the express permission of the adviser to that Portfolio.

LIFE COMPANY also represents and warrants that the Contract prospectuses contain language describing its policies regarding excessive trading.

(d) CDI will monitor daily trading activities of each Portfolio for excessive trading or potentially abusive exchanges. LIFE COMPANY agrees that it will use reasonable efforts to implement the market timing policies set forth in each Account Prospectus and the CVS Prospectus. Notwithstanding the foregoing, CVS acknowledges and agrees that LIFE COMPANY may not be able to detect every instance of market timing and may not be able to eliminate market timing in the Portfolios, but LIFE COMPANY agrees to notify CVS of each instance of market timing that it does detect.

(e) CVS will notify LIFE COMPANY if it detects such trading or exchanges from LIFE COMPANY’S Accounts. Upon notification from CVS, LIFE COMPANY will use its best efforts to exercise its rights under the Contracts to impose limitations in a way that stops excessive or potentially abusive exchanges by one or a group of investors consistent with the Contracts’ market timing policies and procedures as reflected in the Contracts’ prospectuses.

(f) LIFE COMPANY and CDI hereby acknowledge that they have executed that certain Rule 22c-2 Agreement dated February 10, 2009 (the “Rule 22c-2 Agreement”), which is incorporated herein by reference and is a part of this Agreement to the same extent as if it was set forth herein. To the extent of any conflict between this Agreement and the Rule 22c-2 Agreement, the Rule 22c-2 Agreement shall control.

Section 22 Miscellaneous

(a) This Agreement has been executed on behalf of each Party by the undersigned officer of that Party in his/her capacity as an officer thereof. The obligations of this Agreement shall bind only the Parties and shall not bind any director, officer or shareholder of any Party individually.

(b) This Agreement shall be binding upon, enforceable against and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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(c) Waiver by a Party of a breach of any provision of this Agreement does not constitute waiver of any subsequent breach of that or any other provision.

(d) The schedules and exhibits attached hereto, as modified from time to time, are incorporated herein by reference and are a part of this Agreement to the same extent as if they were set forth herein.

(e) Unless otherwise agreed to in writing by the Parties hereto, each party acknowledges that the others may enter into agreements, similar to this one, with other parties, for the performance of the same or similar services to those to be provided under this Agreement.

(f) LIFE COMPANY and UNDERWRITER agree that CDI (CVS’s principal underwriter) may enforce any and all of the rights conferred upon CVS in this Agreement.

(g) Notwithstanding any other provision of this Agreement, no Party shall be liable under this Agreement for any special, consequential or incidental damages.

(h) Except as otherwise expressly provided in this Agreement, neither this Agreement (including the schedules and exhibits hereto) nor any term hereof or thereof may be changed, amended, modified, waived, discharged, or terminated except to the extent the same is evidenced in writing and duly executed by the Party against whom enforcement of that change, waiver, discharge, amendment, termination or modification is sought.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

CALVERT VARIABLE SERIES, INC.

Attest:	By:
Name:	Name:	William M. Tartikoff
Title:	Title:	Vice President and Secretary

CALVERT DISTRIBUTORS, INC.

Attest:	By:
Name:	Name:
Title:	Title:	Senior Vice President and Chief Financial and Administrative Officer

SYMETRA LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	By:
Name:	Name:	Linda C. Mahaffey
Title:	Title:	Vice President

SYMETRA SECURITIES, INC.

Attest:	By:
Name:	Name:	Linda C. Mahaffey
Title:	Title:	Vice President

EXECUTION VERSION

SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Calvert Variable Series, Inc.

CVS Social Balanced Portfolio

CVS Social Equity Portfolio

CVS Social Mid-Cap Growth Portfolio

SEPARATE ACCOUNTS UTILIZING THE PORTFOLIOS

Symetra Separate Account C

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE PORTFOLIOS

[None]

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Symetra Retirement Passport Group Variable Annuity

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SCHEDULE B

CALVERT TRADEMARKS

(a)	The following logo:

(b)	The name “Calvert Variable Series, Inc.”

(c)	The name of each Portfolio set forth on Exhibit A.

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SCHEDULE C

EXPENSE ALLOCATIONS

LIFE COMPANY EXPENSES:	CVS EXPENSES:
a) preparing and filing the registration statement for the Account and the Contracts;	a) preparing and filing CVS’s registration statement;

b) text composition for the Account Prospectus;	b) text composition for the CVS Prospectus;

c) printing the Account Prospectus and the CVS Prospectus;	c) preparation of a camera ready version of the CVS Prospectus;

d) mailing and distributing the Account Prospectus and the CVS Prospectus to Owners as required by Federal Securities Laws and to prospective purchasers;

e)      text composition, printing, mailing, and distributing annual and semi-annual reports for the Account and the Contracts and the printing, mailing and distributing annual and semi-annual reports for the Portfolios;

d) text composition of annual and semi-annual reports for the Portfolios; and

f) text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Owners with respect to proxies related to the Account; and	e) text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Owners with respect to proxies related to the Portfolios.

g)      preparation, printing and distributing sales material and advertising relating to the Portfolios, insofar as such materials relate to the Contracts or the Account and filing such materials with and obtaining approval from, the Commission, FINRA, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required.

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SERVICES AGREEMENT

Symetra Life Insurance Company (“INSURER”), Calvert Administrative Services Company (“CASC”) and Calvert Shareholder Services, Inc. (“CSSI” and CSSI, together with CASC, the “Calvert Service Providers”, and the Calvert Service Providers, together with INSURER, the “Parties”) mutually agree to the arrangements set forth in this Services Agreement (the “Agreement”) dated as of September 1, 2009. Capitalized terms used in this Agreement and not defined herein have the meaning assigned thereto in the Participation Agreement.

WHEREAS, CASC provides certain administrative services to Calvert Variable Series, Inc. (the “Fund”) pursuant to an Administrative Services Agreement, dated March 1, 1999, with the Fund (the “Calvert Administrative Services Agreement”) pursuant to which it has agreed to provide, or arrange to provide, certain administrative services, including such services as may be requested by the Fund’s Board of Directors from time to time; and

WHEREAS, CSSI provides certain shareholder services to the Fund pursuant to a Servicing Agreement, dated January 1, 1998 and amended and restated on October 31, 2000, with the Fund (the “Calvert Shareholder Services Agreement” and the Calvert Shareholder Services Agreement, together with the Calvert Administrative Services Agreement, the “Calvert Services Agreements”) pursuant to which it has agreed to provide, or arrange to provide, certain shareholder services, including such services as may be requested by the Fund’s Board of Directors from time to time; and

WHEREAS, INSURER issues variable life insurance policies and/or variable annuity contracts (collectively, the “Contracts”); and

WHEREAS, INSURER has entered into a participation agreement, dated September 1, 2009 (the “Participation Agreement”), with the Fund, pursuant to which the Fund has agreed to make Shares of certain of its portfolios (“Portfolios”) available for purchase by one or more of INSURER’s Separate Accounts or divisions thereof (each, a “Separate Account”), in connection with the allocation by Contract owners (“Owners”) of purchase payments to corresponding investment options offered under the Contracts; and

WHEREAS, INSURER and the Calvert Service Providers expect that the Fund, and its Portfolios, can derive substantial savings by virtue of having one or more Separate Accounts of INSURER each as a single shareholder of record of Portfolio Shares, rather than having numerous shareholders of such Shares; and

WHEREAS, INSURER and the Calvert Service Providers expect that the Fund, and its Portfolios, can derive such substantial savings because INSURER performs the administrative and shareholder services listed on Schedule A hereto for the Fund in connection with the Contracts issued by INSURER; and

EXECUTION VERSION

WHEREAS, INSURER has no contractual or other legal obligation to perform such administrative or shareholder services, other than pursuant to this Agreement and the Participation Agreement; and

WHEREAS, the Calvert Service Providers desire to retain the administrative and shareholder services of INSURER and to compensate INSURER for providing such administrative and shareholder services;

NOW, THEREFORE, the Parties agree as follows:

Section 1. Administrative and Shareholder Services; Payments Therefor

(a) INSURER shall provide the administrative and shareholder services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, Calvert Service Providers agree to pay to INSURER a combined aggregate fee for each Portfolio (the “Fee”) paid quarterly in arrears equal to a percentage of the average daily net assets of the applicable Portfolio held in the Fund’s subaccount of the Separate Accounts that are attributable to the Contracts issued by INSURER. The percentage used to calculate the Fee shall equate to the following annual rates:

Annual Rate	Total Average Daily Net Assets of:
0.15%	CVS Social Balanced Portfolio
0.15%	CVS Social Equity Portfolio
0.15%	CVS Social Mid-Cap Growth Portfolio

(b) Calvert Service Providers shall calculate the Fee after the last day of each calendar quarter and shall pay the Fee to INSURER, without demand or notice by INSURER, within 30 days after the last day of the applicable calendar quarter, by check, wire transfer or such other manner as may be mutually agreed upon by the Parties from time to time.

(c) From time to time, the Parties shall review the Fee to determine whether it is reasonable in relationship to the incurred and anticipated costs, over time, of INSURER. The Parties agree to negotiate in good faith an adjustment to the Fee as necessary to reflect such review of the cost of services provided by INSURER, and to reflect an adjustment in the Fee paid by the Fund to the Calvert Service Providers pursuant to the Calvert Services Agreements. Such review shall occur no more frequently than once per year during the term of this Agreement as determined in accordance with Section 3 hereof.

Section 2. Nature of Payments

The Parties to this Agreement recognize and agree that the Calvert Service Providers’ payments to INSURER relate to administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio Shares, and are not otherwise related to investment advisory or distribution services or expenses. INSURER represents and

EXECUTION VERSION

warrants that the fees to be paid by the Calvert Service Providers for services to be rendered by INSURER pursuant to the terms of this Agreement are to compensate the INSURER for providing administrative and shareholder services to the Fund, and are not designed to reimburse or compensate INSURER for providing administrative and shareholder services with respect to the Contracts or any Separate Account.

Section 3. Term and Termination

Any Party may terminate this Agreement, without penalty, on 60 days’ prior written notice to the other Parties and the Agreement shall terminate automatically upon the termination of the Participation Agreement. Unless so terminated, this Agreement shall continue in effect for so long as the Calvert Service Providers (or their successors in interest), or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as INSURER provides the services contemplated hereunder with respect to Contracts under which values or monies are allocated to a Portfolio. In the event of termination, Calvert Service Providers (or their successors in interest) will continue to pay INSURER pursuant to Section 1, which shall survive termination of the Agreement for so long as INSURER provides the services contemplated hereunder with respect to Contracts that continue to allocate monies to a Portfolio.

Section 4. Amendment

This Agreement may only be amended upon mutual agreement of the Parties in writing.

Section 5. Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date delivered personally or by courier service, (ii) 3 days after such notice is sent by registered or certified mail, postage prepaid, return receipt requested or (iii) on the date sent and confirmed received by facsimile transmission, in each case, to the other Party’s address or fax number, as applicable, set forth below or to such other address or fax number as may be provided in writing:

Symetra Life Insurance Company

777 108th Avenue NE, Suite 1200

Bellevue, WA 98004-5135

Facsimile: 425-256-5026

Attention: Jacqueline M. Veneziani

Legal Department
w/ a copy to General Counsel

CASC/CSSI

4550 Montgomery Avenue

Suite 1000N

Bethesda, MD 20814

Facsimile: 301-654-7820

Attention: David Mazza

EXECUTION VERSION

with a copy to:

CASC/CSSI

4550 Montgomery Avenue

Suite 1000N

Bethesda, MD 20814

Facsimile: 301-657-7014

Attention: Office of General Counsel

Section 6. Miscellaneous

(a) Successors and Assigns. This Agreement shall be binding upon the Parties and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the Parties and their transferees, successors and assigns.

(b) Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of any Party hereto shall be assigned without the written consent of the other Parties, which shall not be unreasonably withheld.

(c) Representations. INSURER represents and warrants that in performing the services and receiving the compensation described in this Agreement it will comply with all applicable laws, rules and regulations.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

(e) Applicable Law. This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state’s principles of conflict of laws.

(f) Severabilitv. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date of first above written.

SYMETRA LIFE INSURANCE COMPANY

By:
Name:	Linda C. Mahaffey
Title:	Vice President

CALVERT ADMINISTRATIVE SERVICES COMPANY

By:
Name:	William M. Tartikoff, Esq.
Title:	Senior Vice President, Secretary and General Counsel

CALVERT SHAREHOLDER SERVICES, INC.

By:
Name:	Ronald W. Wolfsheimer
Title:	Senior Vice President and Chief Financial and Administrative Officer

EXECUTION VERSION

SCHEDULE A

ADMINISTRATIVE SERVICES AND SHAREHOLDER SERVICES FOR

CALVERT SERVICE PROVIDERS

INSURER shall provide certain administrative services respecting the operations of the Fund, as set forth below. This Schedule, which may be amended from time to time as mutually agreed upon by INSURER and Calvert Service Providers, constitutes an integral part of the Agreement to which it is attached. Capitalized terms used herein shall, unless otherwise noted, have the same meaning as the defined terms in the Agreement to which this Schedule relates.

Maintenance of Books and Records

•

Maintain master accounts with the Fund, on behalf of each Portfolio, which accounts shall bear the name of INSURER as the record owner of Portfolio shares on behalf of each Separate Account investing in the Portfolio.

•

Maintain a daily journal setting out the number of Shares of each Portfolio purchased, redeemed or exchanged on behalf of Owners each day, as well as the net purchase or redemption orders for Portfolio Shares submitted each day, to assist Calvert Service Providers, the Fund and/or the Fund’s transfer agent in tracking and recording Portfolio Share transactions, and to facilitate the computation of each Portfolio’s net asset value per Share.

•

Promptly provide Calvert Service Providers, the Fund, and the Fund’s transfer agent with a copy of such journal entries or information appearing thereon in such format as may be reasonably requested from time to time.

•	Reconcile and balance each Separate Account at the fund level in the general ledger and at each applicable bank.

•

INSURER shall provide such other assistance to the Calvert Service Providers, the Fund, and the Fund’s transfer agent as may be necessary to cause various Portfolio Share transactions effected on behalf of Owners to be properly reflected on the books and records of the Fund.

•

In addition to the foregoing records, and without limitation, INSURER shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing administrative services hereunder.

Order Placement, Calculation of Payments and Dividend and Capital Gain Payments

•

INSURER shall determine the net amount to be transmitted to the Separate Accounts as a result of redemptions of each Portfolio’s Shares based on Owner redemption requests and shall disburse or credit to the Separate Accounts all proceeds of redemptions of Portfolio Shares. INSURER shall notify the Fund’s custodian of the cash required to meet redemption payments.

EXECUTION VERSION

•

INSURER shall determine the net amount to be transmitted to the Fund as a result of purchases of Portfolio Shares based on Owner purchase payments and transfers allocated to the Separate Accounts investing in each Portfolio. INSURER shall transmit net purchase payments to the Fund’s custodian.

•

INSURER shall transmit net purchase and redemption orders utilizing the NSCC’s Fund/SERV and Networking facilities, unless such facilities are not available at the time of transmission or an attempted transmission via such facilities is not successfully processed in which case the procedure set forth in the Participation Agreement shall be used.

•

INSURER shall process ordinary dividend and capital gain distributions, notify the Fund of the estimated amount required to pay dividend or capital gain distributions, and reinvest the Fund’s dividend and capital gain distributions.

Accounting Services

•

Perform miscellaneous accounting services as may be reasonably requested from time to time by Calvert Service Providers, which relate to the business contemplated by the Participation Agreement between INSURER and the Fund, as amended from time to time, including but not limited to periodic reconciliation and balancing of INSURER’s books and records with those of the Fund with respect to such matters as cash accounts, Portfolio Share purchase and redemption orders placed with the Fund, dividend and distribution payments by the Fund, and such other accounting matters that may arise from time to time in connection with the operations of the Fund as related to the business contemplated by the Participation Agreement.

Reports

•

INSURER acknowledges that CDI or its affiliates may, from time to time, be called upon by the Fund’s Board of Directors (“Board”), to provide various types of information pertaining to the operations of the Fund and related matters, and that CDI or its affiliates also may, from time to time, decide to provide such information to the Board in its own discretion. Accordingly, INSURER agrees to provide CDI and its affiliates with such assistance as they may reasonably request so that they can report such information to the Fund’s Board in a timely manner. INSURER acknowledges that such information and assistance shall be in addition to the information and assistance required of INSURER pursuant to the Fund’s Exemptive Order permitting Mixed and Shared Funding, described in the Participation Agreement.

•

INSURER further agrees to provide CDI and its affiliates with such assistance as they may reasonably request with respect to the preparation and submission of reports and other documents pertaining to the Fund to appropriate regulatory bodies and third party reporting services.

EXECUTION VERSION

Fund-related Owner Services

•

INSURER agrees to print and distribute, in a timely manner, the CVS Prospectus and periodic reports of the Funds to Owners investing in Portfolio Shares. INSURER further agrees to provide telephonic support for Owners with respect to inquiries about the Fund and each Portfolio thereof (not including information about performance or related to sales), communicating with Owners about Fund (and Separate Account) performance, and assisting with proxy solicitations, specifically with respect to soliciting voting instructions from Owners.

Other Administrative Support

•	Providing other administrative support for the Fund as mutually agreed between the INSURER and the Fund or the Calvert Service Providers.

•	Relieving the Fund of other usual or incidental administrative services provided to individual Owners.

FUND PARTICIPATION AGREEMENT

Symetra Life Insurance Company

Columbia Funds Variable Insurance Trust

Columbia Management Advisors, LLC

and

Columbia Management Distributors, Inc.

September             , 2009

PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA MANAGEMENT ADVISORS, LLC

and

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

THIS PARTICIPATION AGREEMENT, made and entered into as of this      day of September, 2009, by and among SYMETRA LIFE INSURANCE COMPANY (the “Company”), a Washington life insurance company, on its own behalf and on behalf of its separate accounts (the “Accounts”); COLUMBIA FUNDS VARIABLE INSURANCE TRUST, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Fund”); COLUMBIA MANAGEMENT ADVISORS, LLC (the “Adviser”), a Delaware limited liability company; and COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (the “Distributor”), a Massachusetts corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, many of which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is able to rely on an order from the Securities and Exchange Commission (hereinafter the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”); and

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WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the portfolios are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Company has issued and plans to continue to issue certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”), and the Contracts are listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Washington, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed on Schedule B attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties (the “Portfolios”), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Distributor agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, subject to the terms and conditions set forth in the Fund’s then-current prospectus. For purposes of this Section 1.1, the Company or its appointed agent shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided

2

that the Fund receives notice of any such order sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any purchase by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the Fund or its designee. Any such notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2. The Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios’ net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders received by the Company shall be subject to the terms of the then current prospectus of the Fund, including the Fund’s excessive trading policies; provided, however, that the Company may, instead of imposing the restrictions of the Fund’s excessive trading policies, impose those provisions of the Company’s excessive trading policy that are as restrictive or more restrictive than those of the Fund’s excessive trading policy. The Company shall use its best efforts, and shall reasonably cooperate with, the Fund to enforce stated prospectus policies regarding transactions in Portfolio shares (subject to the proviso of the immediately preceding sentence). The Company represents and warrants to the Fund, the Adviser and the Distributor that the Company’s personnel have sufficient expertise and experience to implement this Agreement in accordance with its terms. The Company acknowledges that orders received by it in violation of the Fund’s stated policies may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order for any reason, particularly if the Fund determines in good faith that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors consistent with the prospectus policies regarding transactions in Portfolio shares.

1.3. The Fund will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1, 2.2 (except with respect to designation of applicable law), 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

3

1.4. The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Portfolios held by the Company, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company or its appointed agent shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any redemption by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the Fund or its designee. Any such notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day.

1.5. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6. In the event of net purchases, the Company shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 2:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

Each party has the right to rely on information or confirmations provided by the other party (or by an affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Fund will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account.

1.9. The Fund shall furnish same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

4

1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall notify the Company as soon as possible after discovery of the error. Such notification may be oral, but shall be confirmed promptly in writing. A pricing error shall be corrected in accordance with the Fund’s policies and procedures, which comply in all material respects with applicable law. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. Only the following pricing errors shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement: pricing errors that result in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share.

1.11. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to the Fund’s investments; provided, however, that the Fund reserves the right not to implement restrictions or take other actions required by state insurance law if the Fund or the Adviser determines that the implementation of the restriction or other action is not in the best interest of Fund shareholders.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that: (a) Contracts or interests in the Accounts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements (in the event the Company or the Account relies upon an exemption from such registration requirements, the Company undertakes to promptly so notify the Fund); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

2.2. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Washington law; and (c) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

5

2.3. The Fund represents and warrants that: (a) the Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act; (b) the Fund shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable state and federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (c) the Fund is and shall remain registered under the 1940 Act; and (d) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.4. The Fund represents and warrants that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act. The parties acknowledge that the Fund reserves the right to modify its existing plan or to adopt additional plans pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

2.5. The Fund represents and warrants that it shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

2.6. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.7. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.8. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.9. The Distributor represents and warrants that it is and shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and is a member in good standing with FINRA, and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.10. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11. The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration

6

statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expense by implementing them in conjunction with regular annual updates of the prospectus for the Contracts where reasonably practicable.

2.12. The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the “Code”), that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.13. The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

2.14. The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.15. The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) reasonably designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day, have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. The Company represents and warrants that it has adopted and implemented controls reasonably designed to ensure that all orders received by the Company after the close of the New York Stock Exchange on a particular Business Day will not be aggregated with orders received by the Company before the close of the New York Stock Exchange on such Business Day. “Valuation Time” shall mean the time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day.

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2.16. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

2.17 (a) The Company agrees to cooperate with all requests by the Fund with respect to discouraging, monitoring and terminating patterns of trading that the Fund deems disruptive, including providing as requested the Taxpayer Identification Number (“TIN”), if known, of any and all Contract owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) or account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of the Portfolios’ shares held through an Account maintained by the Company.

(i) The Fund may request such transaction information older than three (3) months from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. If the Company provides the Fund a daily feed, unless otherwise directed by the Fund, the Company agrees to provide the information specified in this Section 2.17(a) for each trading day.

(ii) The Company agrees to transmit the transaction information that is on its books and records to the Fund or its designee promptly, but in any event not later than five (5) business days, upon the conclusion of the period covered by the information. If the transaction information is not on the Company’s books and records, the Company agrees to use reasonable efforts to: (A) promptly obtain and transmit the requested information; (B) obtain assurances from the Contract owner that the requested information will be provided to the Fund promptly; or (C) if directed by the Fund, restrict or prohibit further purchases of the Fund’s shares from such Contract owner. In such instance, the Company agrees to inform the Fund whether it plans to perform (A), (B), or (C). Responses required by this sub-Section must be communicated in writing and in a format mutually agreed upon by the parties.

(iii) The Fund agrees not to use the information received pursuant to this Section 2.17(a) for marketing or any other similar purpose without the Company’s prior written consent.

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(b) The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of the Portfolios’ shares by a Contract owner that has been identified by a Fund as having engaged in transactions of such Portfolios’ shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

(i)	Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Contract owner or other agreed upon information to which the instruction relates.

(ii)	The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt by the Company of the instructions.

(iii)	The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(c) For purposes of this Section 2.17:

(i)	The term “Fund” includes the Adviser and Columbia Management Services, Inc., the Fund’s Transfer Agent, but does not include any “excepted funds” as defined in Rule 22c-2(b) under the 1940 Act.

(ii)	The term “Contract owner” means holder of interests in a variable annuity or variable life insurance Contract issued by the Company.

(iii)	The term “written” includes electronic writings and facsimile transmissions.

2.18 The Company agrees to cooperate fully with the Fund to assure the Fund that the Company has implemented effective compliance policies and procedures administered by qualified personnel as required by and in accordance with any and all applicable laws, rules and regulations.

2.19 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. At least annually, the Adviser or Distributor shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document.

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3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners. The Adviser, Distributor and/or the Fund shall also provide an SAI to any Contract owner or prospective owner who requests such SAI from the Fund.

3.3. The Fund, Distributor and/or Adviser shall provide the Company with copies of the Fund’s proxy materials, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners.

3.4. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Portfolios provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

3.5. If and to the extent required by law the Company shall:

(a) solicit voting instructions from Contract owners;

(b) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners;

(c) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d) vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by the insurance company. The Company reserves the right to vote Fund shares in its own right, to the extent permitted by law.

3.6. The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the Fund and agreed to by the Company and the Fund. The Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

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3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which the Fund (or Portfolio thereof), the Adviser or the Distributor is named in connection with the Contracts, at least ten (10) business days prior to its use. No such material shall be used if the Fund objects to such use within five (5) business days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3. The Fund, the Adviser or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its Accounts are named at least ten (10) business days prior to its use. No such material shall be used if the Company objects to such use within five (5) business days after receipt of such material.

4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

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4.6. At the request of any party to this Agreement, each other party will make available to the other party and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V. Fees and Expenses

5.1. The Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, the Distributor or Adviser under this Agreement; provided, however, (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in the Fund, including services agreements.

Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Portfolio and the Accounts.

ARTICLE VI. Diversification and Qualification

6.1. The Fund, Distributor and Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor or the Adviser shall, upon request, provide to the Company a quarterly written diversification report, which shall show the results of the quarterly Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the Section 817(h) diversification requirement. The Fund, the Distributor or the Adviser shall promptly notify the Company if the Fund, the Distributor or the Adviser becomes aware of a falure of the Fund or a Portfolio to comply with the Section 817(h) diversification requirement.

6.2. The Fund, the Distributor and the Adviser agree that shares of the Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans. No shares of any Portfolio of the Fund will be sold to the general public. However, it is understood by the Company that the Fund may sell shares of any Portfolio to any person eligible to invest in that Portfolio in accordance with applicable provisions of Section 817(h) under the Code and the regulations thereunder, and that if such provisions are not applicable, then the Fund may sell shares of any Portfolio to any person, including members of the general public.

6.3. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

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6.4. The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

(a) The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b) The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d) Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e) The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

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ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order

7.1. The Board of Trustees of the Fund (the “Board”) will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any subadviser to any of the Portfolios (the “Independent Directors”), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. The Company’s responsibility to take remedial action shall be carried out by the Company with a view only to the interests of Contract owners.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided,

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however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund’s then-current prospectus.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six-month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund’s then-current prospectus.

7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

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ARTICLE VIII. Indemnification

8.1. Indemnification by the Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers, employees, agents and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

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(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.12 and Section 6.4 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or prospectus, (ii) any request by the SEC for any amendment to such registration statement or prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Fund and Adviser will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

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8.2. Indemnification by the Adviser

(a) The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolios or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Portfolios; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolios; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser, the Distributor or the Fund; or

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(iv) arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund, including without limitation Section 6.4 hereof; or

(vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company and its broker-dealer underwriter subsidiary agree promptly to notify the Fund, the Distributor or the Adviser of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account relating to the Contracts, (ii) any request by the SEC for any amendment to the

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registration statement or Account prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account for that purpose or for any other purpose relating to the registration or offering of each Account’s interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall terminate:

(a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days advance written notice delivered to the other parties; or

(b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

20

(e) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f) At the option of the Company by written notice to the Fund, the Adviser and the Distributor, in the event that any Portfolio (i) ceases to qualify, or the Company reasonably believes such Portfolio may fail to so qualify, as a Regulated Investment Company under Subchapter M or (ii) fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof; or

(g) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 10.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

(h) at any time upon written agreement of all parties to this Agreement.

10.2. Notice Requirement

No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b) in the event any termination is based upon the provisions of Section 10.1(d), 10.1(e) or 10.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c) in the event any termination is based upon the provisions of Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

21

10.3. Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or the Company to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4. Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Symetra Life Insurance Company

777 108th Ave. NE, Suite 1200

Legal SC 11

Bellevue, WA 98004

Attention: Secretary

If to the Fund:

Columbia Funds Variable Insurance Trust

One Financial Center

Boston, MA 02111

Attention: Secretary

If to the Adviser:

Columbia Management Advisors, LLC

100 Federal Street

Boston, MA 02110

Attention: Secretary

22

If to the Distributor:

Columbia Management Distributors, Inc.

One Financial Center

Boston, MA 02111

Attention: Secretary

ARTICLE XII. Miscellaneous

12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

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12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9. The Company agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer,

By:
Title:	Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By its authorized officer,

By:
Title:

COLUMBIA MANAGEMENT ADVISORS, LLC

By its authorized officer,

By:
Title:

COLUMBIA MANAGEMENT DISTRIBUTORS INC.

By its authorized officer,

By:
Title:

25

SCHEDULE A

CONTRACTS

Retirement Passport Group Variable Annuity

26

SCHEDULE B

DESIGNATED PORTFOLIO(S)

1. Columbia Small Cap Value Fund, Variable Series (Class B shares)

2. Columbia Mid Cap Value Fund, Variable Series (Class B shares)

3. Columbia Small Company Growth Fund, Variable Series (Class B shares)

27

SCHEDULE C

EXPENSES

The Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Electronic copy of combined prospectuses made available	Company	Current - Fund Prospective - Company

	Distribution (including postage) to Current Clients	Company	Fund

	Distribution (including postage) to Prospective Clients	Company	Company

Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Mutual Fund Prospectus Update & Distribution	Electronic copy, if Required by Fund, Distributor or Adviser	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	If Required by Company	Company (Fund, Distributor or Adviser to provide Company with document in PDF format)	Company

Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser

	If Required by Company	Company	Company

28

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund SAI	Printing	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including postage)	Party who receives the request	Party who receives the request

Product SAI	Printing	Company	Company

	Distribution	Company	Company

Proxy Material for Mutual Fund	Electronic copy of proxy if required by Law	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser

	Printing & distribution if required by Company	Company	Company

Mutual Fund Annual & Semi-Annual Report	Electronic copy made available	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution	Company	Fund, Distributor or Adviser

Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

29

FUND PARTICIPATION AGREEMENT

Symetra Life Insurance Company

Columbia Funds Variable Insurance Trust I

Columbia Management Advisors, LLC

and

Columbia Management Distributors, Inc.

September     , 2009

1665543

PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA MANAGEMENT ADVISORS, LLC

and

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

THIS PARTICIPATION AGREEMENT, made and entered into as of this      day of September, 2009, by and among SYMETRA LIFE INSURANCE COMPANY (the “Company”), a Washington life insurance company, on its own behalf and on behalf of its separate accounts (the “Accounts”); COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, an open-end management investment company organized under the laws of the State of Delaware (the “Fund”); COLUMBIA MANAGEMENT ADVISORS, LLC (the “Adviser”), a Delaware limited liability company; and COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (the “Distributor”), a Massachusetts corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, many of which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is able to rely on an order from the Securities and Exchange Commission (hereinafter the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”); and

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WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the portfolios are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Company has issued and plans to continue to issue certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”), and the Contracts are listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Washington, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed on Schedule B attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties (the “Portfolios”), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Distributor agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, subject to the terms and conditions set forth in the Fund’s then-current prospectus. For purposes of this Section 1.1, the Company or its appointed agent shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided

2

that the Fund receives notice of any such order sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any purchase by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the Fund or its designee. Any such notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2. The Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios’ net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders received by the Company shall be subject to the terms of the then current prospectus of the Fund, including the Fund’s excessive trading policies; provided, however, that the Company may, instead of imposing the restrictions of the Fund’s excessive trading policies, impose those provisions of the Company’s excessive trading policy that are as restrictive or more restrictive than those of the Fund’s excessive trading policy. The Company shall use its best efforts, and shall reasonably cooperate with, the Fund to enforce stated prospectus policies regarding transactions in Portfolio shares (subject to the proviso of the immediately preceding sentence). The Company represents and warrants to the Fund, the Adviser and the Distributor that the Company’s personnel have sufficient expertise and experience to implement this Agreement in accordance with its terms. The Company acknowledges that orders received by it in violation of the Fund’s stated policies may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order for any reason, particularly if the Fund determines in good faith that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors consistent with the prospectus policies regarding transactions in Portfolio shares.

1.3. The Fund will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1, 2.2 (except with respect to designation of applicable law), 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

1.4. The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Portfolios held by the Company, executing such requests on each

3

Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company or its appointed agent shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any redemption by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the Fund or its designee. Any such notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day.

1.5. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6. In the event of net purchases, the Company shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 2:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

Each party has the right to rely on information or confirmations provided by the other party (or by an affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Fund will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account.

1.9. The Fund shall furnish same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

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1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall notify the Company as soon as possible after discovery of the error. Such notification may be oral, but shall be confirmed promptly in writing. A pricing error shall be corrected in accordance with the Fund’s policies and procedures, which comply in all material respects with applicable law. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. Only the following pricing errors shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement: pricing errors that result in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share.

1.11. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to the Fund’s investments; provided, however, that the Fund reserves the right not to implement restrictions or take other actions required by state insurance law if the Fund or the Adviser determines that the implementation of the restriction or other action is not in the best interest of Fund shareholders.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that: (a) Contracts or interests in the Accounts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements (in the event the Company or the Account relies upon an exemption from such registration requirements, the Company undertakes to promptly so notify the Fund); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

2.2. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Washington law; and (c) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

2.3. The Fund represents and warrants that: (a) the Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act; (b) the Fund shares sold pursuant to this

5

Agreement shall be duly authorized for issuance and sold in compliance with all applicable state and federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (c) the Fund is and shall remain registered under the 1940 Act; and (d) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.4. The Fund represents and warrants that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act. The parties acknowledge that the Fund reserves the right to modify its existing plan or to adopt additional plans pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

2.5. The Fund represents and warrants that it shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

2.6. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.7. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.8. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.9. The Distributor represents and warrants that it is and shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and is a member in good standing with FINRA, and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.10. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11. The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration

6

statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expense by implementing them in conjunction with regular annual updates of the prospectus for the Contracts where reasonably practicable.

2.12. The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the “Code”), that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.13. The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

2.14. The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.15. The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) reasonably designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day, have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. The Company represents and warrants that it has adopted and implemented controls reasonably designed to ensure that all orders received by the Company after the close of the New York Stock Exchange on a particular Business Day will not be aggregated with orders received by the Company before the close of the New York Stock Exchange on such Business Day. “Valuation Time” shall mean the time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day.

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2.16. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

2.17 (a) The Company agrees to cooperate with all requests by the Fund with respect to discouraging, monitoring and terminating patterns of trading that the Fund deems disruptive, including providing as requested the Taxpayer Identification Number (“TIN”), if known, of any and all Contract owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) or account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of the Portfolios’ shares held through an Account maintained by the Company.

(i) The Fund may request such transaction information older than three (3) months from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. If the Company provides the Fund a daily feed, unless otherwise directed by the Fund, the Company agrees to provide the information specified in this Section 2.17(a) for each trading day.

(ii) The Company agrees to transmit the transaction information that is on its books and records to the Fund or its designee promptly, but in any event not later than five (5) business days, upon the conclusion of the period covered by the information. If the transaction information is not on the Company’s books and records, the Company agrees to use reasonable efforts to: (A) promptly obtain and transmit the requested information; (B) obtain assurances from the Contract owner that the requested information will be provided to the Fund promptly; or (C) if directed by the Fund, restrict or prohibit further purchases of the Fund’s shares from such Contract owner. In such instance, the Company agrees to inform the Fund whether it plans to perform (A), (B), or (C). Responses required by this sub-Section must be communicated in writing and in a format mutually agreed upon by the parties.

(iii) The Fund agrees not to use the information received pursuant to this Section 2.17(a) for marketing or any other similar purpose without the Company’s prior written consent.

(b) The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of the Portfolios’ shares by a Contract owner that has been identified by a Fund as having engaged in transactions of such Portfolios’ shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

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(i)	Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Contract owner or other agreed upon information to which the instruction relates.

(ii)	The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt by the Company of the instructions.

(iii)	The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(c) For purposes of this Section 2.17:

(i)	The term “Fund” includes the Adviser and Columbia Management Services, Inc., the Fund’s Transfer Agent, but does not include any “excepted funds” as defined in Rule 22c-2(b) under the 1940 Act.

(ii)	The term “Contract owner” means holder of interests in a variable annuity or variable life insurance Contract issued by the Company.

(iii)	The term “written” includes electronic writings and facsimile transmissions.

2.18 The Company agrees to cooperate fully with the Fund to assure the Fund that the Company has implemented effective compliance policies and procedures administered by qualified personnel as required by and in accordance with any and all applicable laws, rules and regulations.

2.19 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. At least annually, the Adviser or Distributor shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document.

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3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners. The Adviser, Distributor and/or the Fund shall also provide an SAI to any Contract owner or prospective owner who requests such SAI from the Fund.

3.3. The Fund, Distributor and/or Adviser shall provide the Company with copies of the Fund’s proxy materials, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners.

3.4. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Portfolios provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

3.5. If and to the extent required by law the Company shall:

(a) solicit voting instructions from Contract owners;

(b) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners;

(c) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d) vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by the insurance company. The Company reserves the right to vote Fund shares in its own right, to the extent permitted by law.

3.6. The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the Fund and agreed to by the Company and the Fund. The Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

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3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which the Fund (or Portfolio thereof), the Adviser or the Distributor is named in connection with the Contracts, at least ten (10) business days prior to its use. No such material shall be used if the Fund objects to such use within five (5) business days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3. The Fund, the Adviser or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its Accounts are named at least ten (10) business days prior to its use. No such material shall be used if the Company objects to such use within five (5) business days after receipt of such material.

4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

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4.6. At the request of any party to this Agreement, each other party will make available to the other party and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V. Fees and Expenses

5.1. The Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, the Distributor or Adviser under this Agreement; provided, however, (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in the Fund, including services agreements.

Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Portfolio and the Accounts.

ARTICLE VI. Diversification and Qualification

6.1. The Fund, Distributor and Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor or the Adviser shall, upon request, provide to the Company a quarterly written diversification report, which shall show the results of the quarterly Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the Section 817(h) diversification requirement. The Fund, the Distributor or the Adviser shall promptly notify the Company if the Fund, the Distributor or the Adviser becomes aware of a falure of the Fund or a Portfolio to comply with the Section 817(h) diversification requirement.

6.2. The Fund, the Distributor and the Adviser agree that shares of the Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans. No shares of any Portfolio of the Fund will be sold to the general public. However, it is understood by the Company that the Fund may sell shares of any Portfolio to any person eligible to invest in that Portfolio in accordance with applicable provisions of Section 817(h) under the Code and the regulations thereunder, and that if such provisions are not applicable, then the Fund may sell shares of any Portfolio to any person, including members of the general public.

6.3. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

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6.4. The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

(a) The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b) The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d) Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e) The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

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ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order

7.1. The Board of Trustees of the Fund (the “Board”) will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any subadviser to any of the Portfolios (the “Independent Directors”), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. The Company’s responsibility to take remedial action shall be carried out by the Company with a view only to the interests of Contract owners.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided,

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however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund’s then-current prospectus.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six-month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund’s then-current prospectus.

7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

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ARTICLE VIII. Indemnification

8.1. Indemnification by the Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers, employees, agents and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

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(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.12 and Section 6.4 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or prospectus, (ii) any request by the SEC for any amendment to such registration statement or prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Fund and Adviser will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

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8.2. Indemnification by the Adviser

(a) The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolios or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Portfolios; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolios; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser, the Distributor or the Fund; or

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(iv) arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund, including without limitation Section 6.4 hereof; or

(vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company and its broker-dealer underwriter subsidiary agree promptly to notify the Fund, the Distributor or the Adviser of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account relating to the Contracts, (ii) any request by the SEC for any amendment to the

19

registration statement or Account prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account for that purpose or for any other purpose relating to the registration or offering of each Account’s interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall terminate:

(a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days advance written notice delivered to the other parties; or

(b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

20

(e) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f) At the option of the Company by written notice to the Fund, the Adviser and the Distributor, in the event that any Portfolio (i) ceases to qualify, or the Company reasonably believes such Portfolio may fail to so qualify, as a Regulated Investment Company under Subchapter M or (ii) fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof; or

(g) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 10.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

(h) at any time upon written agreement of all parties to this Agreement.

10.2. Notice Requirement

No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b) in the event any termination is based upon the provisions of Section 10.1(d), 10.1(e) or 10.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c) in the event any termination is based upon the provisions of Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

21

10.3. Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or the Company to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4. Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Symetra Life Insurance Company

777 108th Ave. NE, Suite 1200

Legal SC 11

Bellevue, WA 98004

Attention: Secretary

If to the Fund:

Columbia Funds Variable Insurance Trust I

One Financial Center

Boston, MA 02111

Attention: Secretary

If to the Adviser:

Columbia Management Advisors, LLC

100 Federal Street

Boston, MA 02110

Attention: Secretary

22

If to the Distributor:

Columbia Management Distributors, Inc.

One Financial Center

Boston, MA 02111

Attention: Secretary

ARTICLE XII. Miscellaneous

12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

23

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9. The Company agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

24

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer,

By:
Title:	Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By its authorized officer,

By:
Title:

COLUMBIA MANAGEMENT ADVISORS, LLC

By its authorized officer,

By:
Title:

COLUMBIA MANAGEMENT DISTRIBUTORS INC.

By its authorized officer,

By:
Title:

25

SCHEDULE A

CONTRACTS

Retirement Passport Group Variable Annuity

26

SCHEDULE B

DESIGNATED PORTFOLIO(S)

1. Columbia Mid Cap Value Fund, Variable Series (Class B shares)

27

SCHEDULE C

EXPENSES

The Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Electronic copy of combined prospectuses made available	Company	Current - Fund Prospective - Company

	Distribution (including postage) to Current Clients	Company	Fund

	Distribution (including postage) to Prospective Clients	Company	Company

Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Mutual Fund Prospectus Update & Distribution	Electronic copy, if Required by Fund, Distributor or Adviser	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	If Required by Company	Company (Fund, Distributor or Adviser to provide Company with document in PDF format)	Company

Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser

	If Required by Company	Company	Company

28

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund SAI	Printing	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including postage)	Party who receives the request	Party who receives the request

Product SAI	Printing	Company	Company

	Distribution	Company	Company

Proxy Material for Mutual Fund	Electronic copy of proxy if required by Law	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser

	Printing & distribution if required by Company	Company	Company

Mutual Fund Annual & Semi-Annual Report	Electronic copy made available Distribution	Fund, Distributor or Adviser Company	Fund, Distributor or Adviser Fund, Distributor or Adviser

Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

29

AMENDMENT 1 TO

AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of the      day of October, 2009, is by and among SYMETRA LIFE INSURANCE COMPANY (the “Company”), a Washington life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each separate account hereinafter referred to as the “Account”), DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually, a “Fund”), each a Massachusetts business trust created under a Declaration of Trust, as amended, DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS Scudder Distributors, Inc.) (the “Underwriter”), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).

WHEREAS, the parties have entered into an Amended and Restated Participation Agreement dated May 1, 2008;

WHEREAS, as of July 16, 2008, the Underwriter changed its name to DWS Investments Distributors, Inc.; and

WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Amended and Restated Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Amended and Restated Participation Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Amended and Restated Participation Agreement as follows:

1.	All references to “DWS Scudder Distributors, Inc.” or the “Underwriter” shall mean “DWS Investments Distributors, Inc.”

2.	Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

3.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first above written.

COMPANY:	SYMETRA LIFE INSURANCE COMPANY

By:
	Name:	Linda C. Mahaffey
	Title:	Vice President

FUND:	DWS VARIABLE SERIES I

By:
Name:
Title:

DWS VARIABLE SERIES II

By:
Name:
Title:

DWS INVESTMENTS VIT FUNDS

By:
Name:
Title:

UNDERWRITER:	DWS INVESTMENTS DISTRIBUTORS, INC.

By:
Name:
Title:

By:
Name:
Title:

ADVISER:	DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors

Symetra Separate Account C

Resource Variable Account B

Symetra Deferred Variable Annuity Account

Symetra Separate Account SL

Symetra Separate Account D (unregistered)

Contracts Funded by Separate Account

Spinnaker Variable Annuity	(Separate Account C)
Spinnaker Plus Variable Annuity	(Separate Account C)
Spinnaker Advisor Variable Annuity	(Separate Account C)
Spinnaker Choice Variable Annuity	(Separate Account C)
Symetra Focus Variable Annuity	(Separate Account C)
Mainsail Variable Annuity	(Separate Account C)
Retirement Passport Group Variable Annuity	(Separate Account C)
Resource B Variable Annuity	(Resource Variable Account B)
Symetra Deferred Variable Annuity	(Symetra Deferred Variable Annuity Account)
Premier Variable Universal Life	(Symetra Separate Account SL)
Symetra Complete Variable Life	(Symetra Separate Account SL)
Symetra Complete Advisor Variable Life	(Symetra Separate Account SL)
Symetra Group Variable Annuity	Symetra Separate Account D (unregistered)

SCHEDULE B

DESIGNATED PORTFOLIOS

AND CLASSES THEREOF

Designated Portfolios.		Share Class

A.	DWS Variable Series I
	DWS Capital Growth VIP	Class B
	DWS Global Opportunities VIP	Class B
	DWS International VIP	Class A
	DWS International VIP	Class B

B.	DWS Variable Series II
	DWS Balanced VIP	Class A
	DWS Global Thematic VIP	Class B
	DWS Money Market VIP	Class A
	DWS Dreman Small Mid Cap Value VIP	Class B

C.	DWS Investments VIT Funds
	DWS Small Cap Index VIP	Class A

2ND AMENDMENT TO PARTICIPATION AGREEMENT

This amendment (“Amendment”) is entered into as of the 1st day of April, 2009, by and among SYMETRA LIFE INSURANCE COMPANY, (hereinafter the “Company”), a Washington corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”).

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated February 2, 2007 as amended (the “Agreement”);

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Schedule A of the agreement is replaced with Schedule A attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.

Except as expressly amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

SYMETRA LIFE INSURANCE COMPANY

By:
Name:	Linda C. Mahaffey
Title:	Vice President

VARIABLE INSURANCE PRODUCTS FUND,

VARIABLE INSURANCE PRODUCTS FUND II

VARIABLE INSURANCE PRODUCTS FUND III, and

VARIABLE INSURANCE PRODUCTS FUND IV

VARIABLE INSURANCE PRODUCTS FUND V

By:
Name:	Bryan Mehrmann
Title:	Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:	Bill Loehning
Title:	EVP, Institutional

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded By Separate Account
Symetra Separate Account SL	Premier Accumulation Life
November 6, 1986	Enhanced Accumulation Life
Symetra Complete
Symetra Complete Advisor

Symetra Separate Account C	Spinnaker
September 14, 1993	Spinnaker Advisor
Spinnaker Choice
Focus
Retirement Passport GVA

Symetra Resource Variable Account B	Spinnaker Plus
February 6, 1986

Unregistered Accounts

Symetra Separate Account D	Symetra GVA

Symetra Separate Account VL	VBOLI
July 29, 2008	VBOLIX

Amendment No. 8 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Symetra Life Insurance Company

Symetra Securities, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Symetra Life Insurance Company (“you”), and Symetra Securities, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended May 1, 2000, May 1, 2002, May 3, 2004, November 24, 2004, April 29, 2005, June 5, 2007 and August 1, 2007, respectively (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The term “National Association of Securities Dealers, Inc. (the “NASD”) is hereby replaced with “Financial Industry Regulatory Authority (“FINRA”)” throughout the Agreement in sections 2.1.6, 2.3.1, 10.7, 10.8 and Schedule F, respectively.

2.	Section 10.12 is amended and restated in its entirety as follows:

“10.12 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement.”

3.	Schedules B, C and F of the Agreement are deleted and replaced in their entirety with the Schedules B, C and F attached hereto, respectively.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

EXI-11

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of August 1, 2009.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement.
By:
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:
	Name:	Thomas Regner
	Title:	Senior Vice President

The Company:	SYMETRA LIFE INSURANCE COMPANY

By:
	Name:	Linda C. Mahaffey
	Title:	Vice President

The Distributor:	SYMETRA SECURITIES, INC.

By:
	Name:	Linda C. Mahaffey
	Title:	President

2

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
Symetra Separate Account C	Yes
Symetra Separate Account SL	Yes
Symetra Resource Variable Account B	Yes
Symetra Separate Account D	No

3

Schedule C

Available Portfolios and Classes of Shares of the Trust

Classes 1 and 2 Shares:

1. Franklin Income Securities Fund

2. Franklin Small Cap Value Securities Fund

3. Franklin Small-Mid Cap Growth Securities Fund

4. Franklin U.S. Government Fund

5. Mutual Shares Securities Fund

6. Templeton Developing Markets Securities Fund

7. Templeton Global Income Securities Fund

8. Templeton Growth Securities Fund

9. Franklin Zero Coupon Fund – maturing in December 2010

10. Franklin Templeton VIP Founding Funds Allocation Fund

Class 2 Shares:

11. Franklin Flex Cap Growth Securities Fund

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

4

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o

Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)

Fax: 650 525-7059

Franklin Templeton Investments

1 Franklin Parkway,

Bldg. 920, 2nd Floor

San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios	Offering Date(s)
Listing of current classes for your reference: Class 1 (no 12b-1 fee); Class 2 (12b-1 fee of 25 bps); or Class 4 (12b-1 fee of 35 bps).

Name and title of authorized person of insurance company:

To:	Senior Counsel c/o

Jacquie Veneziani (Jacquie.veneziani@symetra.com); with copy to

Kathryn Hendrickson (k.hendrickson@symetra.com)

Fax: 425-256-6080

Symetra Life Insurance Company

Symetra Securities, Inc.

777 108th Ave NE, Suite 1200

Bellevue, WA 98004

5

Schedule D

Contracts of the Company

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

6

Schedule F

Rule 12b-1 Plans of the Trust

Compensation

Each Class 2 or Class 4 Portfolio named or referenced on Schedule C of this Agreement may make payments at a rate stated in its prospectus pursuant to the terms and conditions of its Rule 12b-1 distribution plan.

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares (“Eligible Shares”) that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the “Plan”), the Company, on behalf of its Distributor, may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively “you”) provide any activity or service that is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares (“Rule 12b-1 Services”) or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, “we”) may pay you a Rule 12b-1 fee. “Rule 12b-1 Services” may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares (“Contract Owners”), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.

Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the “annual maximums” in the Portfolio’s prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio’s net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

You shall furnish us with such information as shall reasonably be requested by the Trust’s Boards of Trustees (“Trustees”) with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

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The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement (“Disinterested Trustees”). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days’ written notice, without payment of any penalty, or as provided in the Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio’s Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

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PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this      day of September, 2009 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and SYMETRA LIFE INSURANCE COMPANY, a Washington life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.

WHEREAS, the Trust engages in business as an open-end management investment company of the series-type mutual fund offering shares of beneficial interest (the “Trust shares”) consisting of one or more separate series (“Series”) of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a “Fund”), and which Series is subdivided into various classes (“Classes”) with each such Class supporting a distinct charge and expense arrangement; and

WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for life insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and

WHEREAS, an order of the Securities and Exchange Commission dated February 2, 1998, (File No. 812-10794) grants certain separate accounts supporting variable life insurance policies, their life insurance company depositors, and their principal underwriters, exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, and from Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary for such separate accounts to purchase and hold Trust shares at the same time that such shares are sold to or held by separate accounts of affiliated and unaffiliated insurance companies supporting either variable annuity contracts or variable life insurance policies, or both, or by qualified pension and retirement plans (the “SEC Order”); and

WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and

WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s);

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

ARTICLE I

Additional Definitions

1.1. “Accounts”— the separate accounts of the Company described more specifically in Schedules 1A, 2A and 3A to this Agreement.

1.2. “Business Day”—each day that the Trust is open for business as provided in the Trust’s Prospectus.

1.3. “Code”—the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.4. “Contracts”—the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedules 1B, 2B, or 3B to this Agreement.

1.5. “Contract Owners”—the owners of the Contracts, as distinguished from all Product Owners.

1.6. “Participating Account”—a separate account investing all or a portion of its assets in the Trust, including the Accounts.

1.7. “Participating Insurance Company”—any insurance company with a Participating Account, including the Company.

1.8. “Participating Plan”—any qualified retirement plan investing in the Trust.

1.9. “Participating Investor”—any Participating Account, Participating Insurance Company or Participating Plan, including the Accounts and the Company.

1.10. “Products”—variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

1.11. “Product Owners”—owners of Products, including Contract Owners.

1.12. “Trust Board”—the board of trustees of the Trust.

1.13. “Registration Statement”—with respect to the Trust shares or a class of Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts’ Registration Statement for each class of Contracts is described more specifically on Schedule 1B to this Agreement. The Trust’s Registration Statement is filed on Form N-1A (File No. 333-35883).

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1.14. “1940 Act Registration Statement”—with respect to the Trust or the Schedule 1 Accounts, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Schedule 1 Accounts’ 1940 Act Registration Statements are described more specifically on Schedule 1A to this Agreement. The Trust’s 1940 Act Registration Statement is filed on Form N-1A (File No. 811-08361).

1.15. “Prospectus”—with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term “Prospectus” shall include any statement of additional information incorporated therein.

1.16. “Schedule 1 Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule 1A.

1.17. “Schedule 2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule 2A.

1.18. “Schedule 3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule 3A.

1.19. “Schedule 1 Contracts”—Contracts through which interests in Schedule 1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

1.20. “Schedule 2 Contracts”—Contracts through which interests in Schedule 2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

1.21. “Schedule 3 Contracts”—Contracts through which interests in Schedule 3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

1.22. “Statement of Additional Information”—with respect to the shares of the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.

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1.23. “SEC”—the Securities and Exchange Commission.

1.24. “NASD”—The National Association of Securities Dealers, Inc.

1.25. “1933 Act”—the Securities Exchange Act of 1933, as amended.

1.26. “1940 Act”—the Investment Company Act of 1940, as amended.

ARTICLE II

Sale of Trust Shares

2.1. Availability of Shares

(a) The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Accounts, shares of the Series and Classes listed on Schedules 1B, 2B, and 3B to this Agreement, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. The Distributor shall make such Series and Classes available to the Company in accordance with the terms and provisions of this Agreement until: (i) this Agreement is terminated pursuant to Article X, or (ii) the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.

(b) Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or in the future will be made available to the Company only as the Distributor may so provide, subject to the Distributor’s rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

(c) The parties acknowledge and agree that: (i) the Trust may revoke the Distributor’s authority pursuant to the terms and conditions of its distribution agreement with the Distributor, and (ii) the Trust reserves the right in its sole discretion to refuse to accept a request for the purchase of Trust shares.

2.2. Redemptions. The Trust shall redeem, at the Company’s request, any full or fractional Trust shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing: (a) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (b) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.

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2.3. Purchase and Redemption Procedures

(a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Schedule 1 Accounts (but not on behalf of the Schedule 2 Accounts, Schedule 3 Accounts, or the Company’s general account) for shares of those Series or Classes made available hereunder, based on transactions in Account Units of the Schedule 1 Accounts under the Schedule 1 Contracts. Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by the Company as such limited agent of the Trust prior to the Trust’s close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that Business Day, provided that the Trust receives actual and sufficient notice of such request by 9:00 a.m. New York Time on the next following Business Day. Such notice may be communicated by telephone to the office or person designated for such notice by the Trust and shall be confirmed by facsimile.

(b) The Company shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares. Payment for Series or Class shares shall be made in federal funds transmitted to the Trust by wire by 12:00 p.m. New York Time on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust’s close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust’s close of business on the same day. If the issuance of Trust shares is canceled because federal funds are not timely received, the Company shall indemnify the respective Fund and Distributor with respect to all costs, expenses and losses relating thereto. Upon the Trust’s receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If federal funds are not received on time, such funds will be invested, and Trust shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.

(c) Payment for Trust shares redeemed by the Accounts or the Company shall be made in federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company, such funds normally to be transmitted by 6:00 p.m. New York Time on the next Business Day after the Trust receives actual notice of the redemption order for such shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem trust shares in assets

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other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act and any rules or regulations thereunder, or the applicable Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company or the Accounts; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Trust shares held or to be held by the Company’s general account, shall be effected at the net asset value per share next determined after the Trust’s actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business for determination of such value, as defined from time to time in the Prospectus for such Series or Class.

(e) Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information. For any breach of confidentiality or security, the Distributor shall be liable to the Company.

(f) The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.

2.4. Net Asset Value. The Trust shall use its best efforts to inform the Company of the net asset value per share for each Series or Class available to the Company as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated. The Trust shall calculate such net asset values in accordance with the Prospectus for such Series or Class.

2.5. Dividends and Distributions. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series or Class shares. The Company, on its behalf and on behalf of the Accounts, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least [ten] Business Days prior to a dividend or distribution date. The Trust shall notify the Company promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.

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2.6. Book Entry. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for each Account.

2.7. Pricing Errors. Any material errors in the calculation of the net asset value of a Fund, the net asset value per share of any Series or Class of Trust shares, dividends or capital gain information shall be reported to the Company immediately upon discovery. An error shall be deemed “material” based on a reasonable interpretation of the SEC’s position and policy with regard to materiality, as it may be modified from time to time. The Distributor, and its affiliates shall indemnify the Company for losses arising as a direct result of the Distributor or its affiliates’ error in the calculation of the net asset value of a Fund or the net asset value per share of any Series or Class of Trust shares. Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement, which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Company to the Trust or the Distributor.

2.8. Limits on Purchasers. The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Trust as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h). The Company hereby represents and warrants that it and the Accounts are Qualified Persons. The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales. The Distributor and the Trust shall not sell more than 10% of any Series of Trust shares to any Participating Plan unless an agreement is in effect between the Distributor, the Trust and the trustee (or other fiduciary) of the Plan containing provisions substantially the same as those in Article VIII of this Agreement. The Distributor and the Trust shall not sell Trust shares to any Participating Plan unless a written acknowledgment of the foregoing condition is received from the trustee (or other fiduciary) of the Plan.

2.9. Disruptive Trading.

(a) The Trust has adopted policies designed to prevent frequent purchases and redemptions of any Series of Trust shares in quantities great enough to: (i) disrupt orderly management of the corresponding Fund’s investment portfolio, or (ii) dilute the value of the outstanding Trust shares of that Series (“Disruptive Trading Policies”). These policies are disclosed in the Trust’s prospectus. From time to time, the Trust and the Distributor implement procedures reasonably designed to enforce the Trust’s Disruptive Trading Policies and shall provide a written description of such procedures (and revisions thereto) to the Company. As a procedure in furtherance of its Disruptive Trading Policies, the Trust may assess fees, to be paid by one or more Accounts or by the Company, upon redemption of one or more Series or Classes of Trust shares within certain stated time periods after such shares have been purchased.

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(b) The Company agrees to develop, adopt and maintain policies regarding transactions in Account units reasonably designed to complement the Trust’s Disruptive Trading Policies and, from time to time, to implement procedures regarding transactions in Account units reasonably designed to effectuate the Trust’s procedures for preventing disruptive trading in Trust shares. In particular, in the event that the Trust or the Distributor has identified a particular Contract Owner as having engaged in transactions in Account units that directly or indirectly violate the Trust’s Disruptive Trading Policies, the Company agrees, at the written request of the Trust or the Distributor, to restrict or prohibit further transactions in Account units by that Contract Owner which could result in additional purchases and redemptions of a specified Series and/or Class of Trust shares in violation of the Trust’s Disruptive Trading Policies.

(c) In furtherance of Section 2.9(b), the Trust and the Distributor may, from time to time, investigate purchases and redemptions of any Series or Class of Trust shares by the Company on behalf of the Accounts that appears to violate, or has the potential to violate, the Trust’s Disruptive Trading Policies. When requested by the Trust or the Distributor in writing, the Company agrees to provide the following with respect to purchases and redemptions of a specific Series and/or Class of Trust shares over a designated period.

•	the identity of the Contract Owner or Contract Owners whose transactions in Account units underlies the Trust share purchases and redemptions being investigated,

•	the amounts and dates of transactions in Account units during the designated period representing an indirect investment in the Series and/or Class of Trust shares being investigated, and

•	the identity of any investment professional known by the Company to be associated with the Contract Owner or Contract Owners.

The Company agrees to provide the foregoing information that is on its books and records promptly. If the requested information is not on its books and records, it agrees to make reasonable efforts to:

•	promptly obtain the requested information, or

•

if requested by the Trust or the Distributor restrict or prohibit further transactions in Account units by that Contract Owner which could result in additional purchases and redemptions of a specified Series and/or Class of Trust shares.

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ARTICLE III

Representations and Warranties

3.1. Company. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under the laws of the jurisdiction of its organization, (b) it has legally and validly established each Account as a segregated asset account under applicable state law to serve as segregated investment accounts for the Contracts, (c) each Schedule 1 Account is duly registered as a unit investment trust under the 1940 Act and each such Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act, (d) the Schedule 2 Accounts and Schedule 3 Accounts each qualify for the exclusions on which they rely for not registering as investment companies under the 1940 Act, (e) it has registered, or will register, all Schedule 1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective Registration Statements for that purpose, (f) it will offer and sell the Contracts in compliance in all material respects with all applicable federal and state laws and regulations, including, but not limited to, state insurance law and federal securities law suitability requirements, (g) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered, (h) sales of the Schedule 2 Contracts and Schedule 3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act, (i) its activities and those of its employees in promoting the sale and distribution of the Contracts and effecting Contract Owner transactions in Account units have not caused, and will not cause, the Company to be deemed a broker-dealer, (j) orders it places for the purchase and redemption of Trust shares pursuant to Article 2.3 of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Trust’s close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)), (k) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.3, Article 6.4 and Article 6.5 of this Agreement and (l) it will notify the Distributor and the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

3.2. Trust. The Trust represents and warrants that: (a) it is a statutory trust duly organized and validly existing under Delaware law, (b) it is duly registered under the 1940 Act as an open-end management investment company and has filed a 1940 Act Registration Statement with the SEC in accordance with the provisions of the 1940 Act, (c) Trust shares issued pursuant to this Agreement have been, or will be, duly authorized and validly issued in accordance with applicable law, (d) it will offer and sell Trust shares pursuant to this Agreement in compliance in all material respects with all applicable federal and state laws and regulations, (e) it has registered, or will register, all Trust shares offered and sold pursuant to this Agreement under the 1933 Act and has an effective Registration Statement for that purpose, (f) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.1 and Article 6.2 of this Agreement, and (g) the Trust’s Board, a majority of whom are not interested persons of the Trust, have formulated and approved the plan under Rule 12b-1 (“Rule 12b-1 Plan”) to finance distribution expenses.

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3.3. Distributor. The Distributor represents and warrants that: (a) it is a limited partnership duly organized and in good standing under New York law, and (b) it is registered as a broker-dealer under federal and applicable state securities laws and is a member of the NASD.

3.4. Legal Authority. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

3.5. Bonding Requirement. Each party represents and warrants that all of its directors, officers, partners and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefor, and shall notify the other parties promptly in the event that such coverage no longer applies.

ARTICLE IV

Regulatory Requirements

4.1. Trust Filings. The Trust shall amend the Trust’s Registration Statement from time to time and maintain its effectiveness as required in order to effect the continuous offering of Trust shares in compliance with applicable law. Notwithstanding the foregoing, the Trust shall register and qualify Trust shares for sale in accordance with the laws of various states if, and to the extent, deemed advisable by the Trust or the Distributor. The Trust shall amend its 1940 Act Registration Statement as required by the 1940 Act to maintain its registration under the 1940 Act for as long as Trust shares are outstanding. The Trust shall file Form 24F-2 and pay 1933 Act registration fees for all Series and Classes of Trust shares as required by Rule 24f-2 under the 1940 Act. The Trust shall comply in all material respects with the 1940 Act.

4.2. Account Filings. The Company shall amend the Registration Statement for each Schedule 1 Contract from time to time and maintain its effectiveness as required in order to effect the continuous offering of such Contracts in compliance with applicable law for as long as purchase payments are made under such Contracts. Notwithstanding the foregoing, the Company: (a) may permit the effectiveness of a Schedule 1 Contract’s Registration Statement expire if the Company has supplied the Trust with an SEC “no-action” letter or opinion of counsel satisfactory to the Trust’s counsel to the effect that maintaining such Registration

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Statement on a current basis is no longer required, and (b) shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, it considers such registration and qualification necessary. The Company shall amend each Schedule 1 Account’s 1940 Act Registration Statement as required by the 1940 Act to maintain the Account’s registration under the 1940 Act for as long as the Schedule 1 Contracts issued through that Account are in force. With regard to each Schedule 1 Account, the Company shall comply in all material respects with the 1940 Act.

The Company shall be responsible for filing all Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Accounts with state insurance commissions, as required or customary, and shall use its best efforts: (a) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale, and (b) to keep such approvals in effect for so long as the Contracts are outstanding.

4.3 Delivery of Prospectuses by the Company. The Company shall deliver (or arrange for delivery of) an appropriate Prospectus to each prospective Contract Owner describing in all material respects the terms and features of the Contract being offered. The Company also shall deliver (or arrange for delivery of) a Prospectus for each Fund that a prospective Contract Owner identifies on his or her application as an intended investment option under a Contract or to which a Contract Owner allocates premium payments to or transfers Contract value. The Company shall deliver (or arrange for delivery of) such Prospectuses at the times required by applicable provisions of the 1933 Act and rules or regulations thereunder.

4.4. Voting of Trust Shares. The extent required by applicable law, whenever the Trust shall have a meeting of holders of any Series or Class of Trust shares, the Company shall:

•	solicit voting instructions from Contract Owners

•	vote Trust shares held in each Account at such shareholder meetings in accordance with instructions received from Contract Owners, and

•

vote Trust shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable Series or Class of Trust shares for which it has received timely instructions.

Except with respect to matters as to which the Company has the right in connection with Schedule 1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Trust shares without regard to voting instructions from Contract Owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract Owners) of matters put before the shareholders.

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As required by the conditions attaching to the SEC Order, the Company shall remain responsible for ensuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Investors. The Trust will notify the Company of any changes to the SEC Order, the conditions attaching thereto, or to any interpretation of the Order or conditions.

4.5. State Insurance Law Restrictions. The Company acknowledges and agrees that it is the responsibility of the Company and other Participating Insurance Companies to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Fund or the Trust or the Distributor, and that neither the Trust nor the Distributor shall bear any responsibility to the Company, other Participating Insurance Companies or any Product Owners for any such determination or the correctness of such determination. The Company shall inform the Trust of any investment restrictions imposed by state insurance law that the Company determines may become applicable to the Trust or a Fund from time to time as a result of the Accounts’ investment therein. Upon receipt of any such information from the Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders (which, for this purpose, shall mean Product Owners) to comply with a restriction determined to be applicable by the Company, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions, subject to obtaining any required shareholder approval thereof.

4.6. Interpretation of Law. Under no circumstances will the Trust, the Distributor or any of their affiliates (excluding Participating Investors) be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company or any Contract Owner concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.

Under no circumstances will the Company or any of its affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Trust, the Distributor or any of their affiliates (excluding Participating Investors) concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.

4.7. Disclosure. The Trust’s prospectus shall state that the statement of additional information for the Trust is available from either the Distributor or the Trust. The Trust hereby notifies the Company that it is appropriate to include in Contract Prospectuses, disclosure of the potential risks of mixed and shared funding.

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4.8. Drafts of Filings. The Trust and the Company shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials.

4.9. Copies of Filings. Upon request, the Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for “no-action” letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Accounts, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Accounts). If the Trust, Distributor or any of their affiliates are named in the filing(s), the Company shall send the filing(s) to the contacts listed in Article XII.

4.10. Regulatory Responses. Upon request, each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by Section 4.9 of this Agreement. If the Trust, Distributor or any of their affiliates are named in the regulatory response(s), the Company shall send the regulatory response(s) to the contacts listed in Article XII.

4.11. Complaints and Proceedings

(a) The Trust and/or the Distributor shall immediately notify the Company of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust’s Registration Statement or the Prospectus of any Series or Class, (ii) any request by the SEC for any amendment to the Trust’s Registration Statement or the Prospectus of any Series or Class, (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

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(b) The Company shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts’ Registration Statement or the Contracts’ Prospectus, (ii) any request by the SEC for any amendment to the Contracts’ Registration Statement or Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(c) Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts if such litigation or proceeding involves a Fund or a Contract in which the Fund is offered.

(d) The Company shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts.

4.12. Cooperation. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

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ARTICLE V

Sale, Administration and Servicing of the Contracts

5.1. Sale of the Contracts. The Company shall be fully responsible as to the Trust and the Distributor for the sale and marketing of the Contracts. The Company shall provide Contracts, the Contracts’ and Trust’s Prospectuses, Contracts’ and Trust’s Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with federal and state laws. Without limiting the generality of the foregoing, the Company shall: (1) enter into and enforce agreements with affiliated and unaffiliated parties to, and (2) adopt and implement written compliance policies and procedures reasonably designed to, ensure that:

•	all persons offering or selling the Contracts are duly licensed and registered under applicable insurance and securities laws,

•	all individuals offering or selling the Contracts are duly appointed agents of the Company and are registered representatives of a NASD member broker-dealer,

•	each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD,

•

persons offering or selling the Contracts disclose to prospective Contract Owners remuneration each expects to receive in connection with sales of the Contracts and any conflicts of interest arising therefrom as required by applicable law, and

•	persons offering or selling the Contracts do not intend to engage in Account unit transactions that would violate the Company’s or the Trust’s Disruptive Trading Policies.

5.2. Anti-Money Laundering. The Company shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act. In particular, the Company agrees that:

•

it will have agreements with broker dealers that as part of processing an application for a Contract, the broker dealer will verify the identity of applicants and, if an applicant is not a natural person, will verify the identity of prospective principal and beneficial owners submitting an application for a Contract,

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•

it will have agreements with broker dealers that as part of its ongoing compliance with the USA Patriot Act, the broker dealer will, from time to time, reverify the identity of Contract Owners, including the identity of principal and beneficial owners of Contracts held by non-natural persons,

•

as part of processing an application for a Contract, it will verify that no applicant, including prospective principal or beneficial Contract Owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the Office of Foreign Asset Control (“OFAC”) list of such persons,

•

as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify that no Contract Owner, including a principal or beneficial Contract Owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the OFAC list of such persons,

•

it will ensure that money tendered to the Trust as payment for Trust shares did not originate with a bank lacking a physical place of business (i.e., a “shell” bank) or from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force, and

•

if any of the foregoing cease to be true, the Trust or its agents, in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to block transactions in Account units arising from accounts of one or more such Contract Owners with the Company or of one or more of the Company’s accounts with the Trust.

The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.

5.3. Administration and Servicing of the Contracts. The Company shall be fully responsible for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. The Company shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.

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5.4. Customer Complaints. The Company shall promptly address all complaints from Contract Owners and resolve such complaints consistent with high ethical standards and principles of ethical conduct.

5.5. Trust Prospectuses and Reports. In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with a copy, in camera-ready form or form otherwise suitable for printing or duplication of: (a) the Trust’s Prospectus for the Series and Classes listed on Schedules 1B, 2B, and 3B and any supplement thereto; (b) any Trust proxy soliciting material for such Series or Classes; and (c) any Trust periodic shareholder reports. The Trust and the Company may agree upon alternate arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material. The Trust shall make available to the Company on the Trust’s website each Statement of Additional Information and supplement thereto. The Trust shall provide the Company at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide the Company notice reasonable in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including, without limitation, presenting or delivering such material in a different medium such as electronic mail or attachments thereto) without the prior written consent of the Distributor.

5.6. Trust Advertising Material. Neither the Company or any person directly or indirectly authorized by the Company (including, without limitation, underwriters, distributors, and sellers of the Contracts) shall use any piece of advertising, sales literature or other promotional material in which the Trust, the Distributor, or an affiliate of either is named, except with the prior written consent of the Trust or the Distributor. The Trust or the Distributor shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust or the Distributor. After receiving the Trust’s or Distributor’s consent to the use of any such material, no further changes may be made without obtaining the Trust’s or Distributor’s consent to such changes. The Trust or Distributor may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. The Company shall not be responsible for filing any materials with the FINRA as applicable.

5.7. Contracts Advertising Material. The Trust and the Distributor shall not use any piece of advertising or sales literature or other promotional material in which the Company, an Account or a Contract is named, except with the prior written consent of the Company. The Trust or the Distributor shall furnish to the Company each such piece of advertising, sales literature or other promotional material at least ten (10) days prior to its use. The Company shall respond to any request for written consent on a prompt and timely basis, but failure to respond

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shall not relieve the Trust or the Distributor of the obligation to obtain the prior written consent of the Company. After receiving the Company’s consent to the use of any such material, no further changes may be made by the Trust or Distributor without obtaining the Company’s consent to such changes. The Company may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor the Distributor shall use the material subject to such revocation. The Trust and the Distributor shall not be responsible for filing any such materials with the NASD as applicable.

5.8. Trade Names. No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked. The Company shall not use in advertising, publicity or otherwise the name of the Trust, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Distributor, or their affiliates without the prior written consent of the Trust or the Distributor in each instance.

5.9. Representations by Company. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust’s Registration Statement or the Trust’s Prospectuses or in reports or proxy statements for the Trust, or in advertisements, sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.

The Company agrees to ensure that advertisements, sales literature or other promotional material for the Contracts prepared by the Company or its affiliates will be consistent with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contracts, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.

The Company has adopted and implemented, or shall adopt and implement, written compliance procedures reasonably designed to ensure that information concerning the Trust, the Distributor, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) is so used. Neither the Trust, the Distributor, nor any of their affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such “broker only” materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Distributor. The parties agree that this Section 5.9 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust’s shares.

5.10. Representations by Trust. Except with the prior written consent of the Company, the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the appropriate Contract Registration Statement or Contract

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Prospectus or in published reports of the Company or the Accounts which are in the public domain or in advertisements, sales literature or other promotional material approved in writing by the Company in accordance with this Article V.

The Trust agrees to ensure that advertisements, sales literature or other promotional material for the Trust prepared by the Distributor or its affiliates in connection with the sale of the Contracts will be consistent with every law, rule, and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.

The Trust or the Distributor shall mark information produced by or on behalf of the Trust which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) “FOR BROKER USE ONLY,” and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that it is not so marked.

5.11. Advertising. For purposes of this Article V, the phrase “advertising, sales literature or other promotional material” includes, but is not limited to, any material constituting sales literature or advertising under the NASD Conduct rules, the 1940 Act or the 1933 Act. Such material includes, without limitation, the following materials for prospective Contract Owners, existing Contract Owners, wholesalers and other broker-dealers, rating or ranking agencies, or the press:

•

advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, websites, or other public media),

•

sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, electronic mail, or published article),

•	educational or training materials or other communications distributed or made generally available to some or all agents or employees, and

•	registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

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ARTICLE VI

Compliance with Code

6.1. Section 817(h). The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts the Code and regulations thereunder. Without limiting the scope of the foregoing, the Trust shall ensure that each Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section and Regulation or successors thereto. The Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has failed to so comply or that it might not comply in the future.

6.2. Subchapter M. The Trust shall maintain the qualification of each Fund as a regulated investment company (under Subchapter M or any successor or similar provision), and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

6.3. Contracts. The Company shall ensure that at the time each Contract is issued it is treated as a life insurance, endowment, or annuity contract under applicable provisions of the Code, and that as long as the Accounts hold shares of the Trust the Company shall maintain such treatment for each outstanding Contract. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the Contracts will not be treated as life insurance, endowment, or annuity contracts under applicable provisions of the Code.

6.4 Regulation 1.817-5(f). The Company shall ensure that no Fund fails to remain eligible for “look-through” treatment under Treasury Regulation 1.817-5(f) by reason of a current or future failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations could render a Fund ineligible, or jeopardize a Fund’s eligibility, for “look-through” treatment under Treasury Regulation 1.817-5(f). In the event of such a failure, the Company shall take all necessary steps to cure any such failure, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at the Company’s expense.

6.5 Modified Endowment Contracts. The Company shall ensure that any Prospectus offering a variable life insurance Contract in circumstances where it is reasonably probable that such Contract would be a “modified endowment contract,” as that term is defined in Section 7702A of the Internal Revenue Code, will identify such Contract as a modified endowment contract.

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ARTICLE VII

Expenses

7.1. Expenses. All expenses incident to each party’s performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

7.2. Trust Expenses. Expenses incident to the Trust’s performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

(a) registration and qualification of the Trust shares under the federal securities laws;

(b) preparation and filing with the SEC of the Trust’s Prospectuses, Trust’s Statement of Additional Information, Trust’s Registration Statement, Trust proxy materials and shareholder reports, and preparation of a “camera-ready” copy of the foregoing;

(c) preparation of all statements and notices required by any federal or state securities law;

(d) printing of all proxy materials, shareholder reports, prospectuses and other documents required to be provided by the Trust to its existing shareholders, and providing sufficient copies of the same to the Company for distribution to Contract Owners currently invested in the Trust; provided, however, that if the Company prints copies of the Trust’s prospectus (or portions thereof) as part of a larger document containing prospectuses of other investment companies, the Trust shall bear the expense only of its share of the cost of printing the document (for this purpose, the Trust’s share shall be the percentage of the total cost of the document represented by the ratio that the number of pages of the Trust’s prospectus bears to the total number of pages);

(e) all taxes on the issuance or transfer of Trust shares;

(f) payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees’ fees;

(g) any expenses permitted to be paid or assumed by the Trust pursuant to a Rule 12b-1 under the 1940 Act; and

(h) solicitation of voting instructions, including distribution of Trust proxy materials to Contract Owners.

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7.3. Company Expenses. Expenses incident to the Company’s performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

(a) registration and qualification of the Schedule 1 Contracts under the federal securities laws;

(b) preparation Contract Prospectuses, and filing with the SEC of the Prospectuses and Registration Statements for Schedule 1 Contracts;

(c) the sale, marketing and distribution of the Contracts, including printing and dissemination of Contract Prospectuses to current and prospective Contract owners [and of the Trust’s Prospectuses to prospective Contract Owners] as well as compensation for Contract sales;

(d) administration of the Contracts;

(e) payment of all applicable fees relating to Accounts and the Contracts;

(f) preparation, printing and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Trust; and

(g) preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.

7.4. Other Expenses and Payments. The Trust and the Distributor shall pay no fee or other compensation to the Company under this Agreement. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses paid by such other parties, but allocated to it. In addition, nothing herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, the Distributor, the Company or the Accounts. Notwithstanding the foregoing, pursuant to the distribution plan adopted by the Trust under Rule 12b-1 under the 1940 Act, and as contemplated by Article 3.2(g) of this Agreement, the Trust or any Series or Class thereof may pay the Distributor, and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, for activities primarily intended to result in the sale of Trust shares to the Accounts through which such Contracts are issued. Likewise, if the Trust or any Series or Class adopts and implements a shareholder service plan pursuant to Rule 12b-1 under the 1940 Act, or otherwise, then the Trust or the appropriate Series or Class may pay the Distributor and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, or the Company, for activities related to personal service and/or maintenance of Contract Owner accounts, as permitted by such plan.

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ARTICLE VIII

Potential Conflicts

8.1. SEC Order. The parties to this Agreement acknowledge that the Trust has obtained the SEC Order granting exemptions from various provisions of the 1940 Act and the rules thereunder to Participant Accounts supporting variable life insurance policies to the extent necessary to permit them to hold Trust shares when Trust share also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). The SEC Order is conditioned upon the Trust and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VIII.

8.2. Company Monitoring Requirements. The Company will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts.

8.3. Company Reporting Requirements. The Company shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order. The Company also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.

8.4. Trust Board Monitoring and Determination. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the “disinterested trustees”) shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plan of any such determination. Minutes of the meetings of the Trust Board, or other appropriate records of the Trust, shall record all reports received by the Board regarding such conflicts and all actions taken by the Board in response.

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8.5. Undertaking to Resolve Conflict. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including: (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

8.6. Withdrawal. If a material irreconcilable conflict arises because of the Company’s decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, if Trust Board so requests, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate [and terminate this Agreement with respect to the Account through which such Contracts were issued]. No charge or penalty, however, will be imposed in connection with such a redemption.

8.7. Expenses Associated with Remedial Action. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article VIII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

8.8. Successor Rules. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the SEC Order, then: (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 8.2 through 8.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX

Indemnification

9.1. Indemnification by the Company. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other

24

expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

(a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust or the Distributor for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of the Company; or

(c) arise out of or are based upon any wrongful conduct of, or violation of federal or state law by, the Company or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to sell the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or

(d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

(e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or

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(f) any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefore on a timely basis in accordance with the procedures set forth in Article II, or any unauthorized use of the names or trade names of the Trust or the Distributor.

This indemnification is in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage, expense or liability is caused by the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

9.2. Indemnification by the Trust. The Trust hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

(a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or the Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b) arise out of any untrue statement of a material fact or alleged untrue statement of material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust to the Company; or

(c) arise out of or are based upon wrongful conduct of the Trust or its Trustees or officers with respect to the sale of Trust shares; or

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(d) arise as a result of any failure by the Trust to provide services, furnish materials or make payments as required under the terms of this Agreement; or

(e) arise out of any material breach by the Trust of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties contained in Article III hereof); or

(f) arise out of any unauthorized use of the names or trade names of the Company.

it being understood that in no way shall the Trust be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Trust in accordance with Section 4.5 hereof. This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

9.3. Indemnification by the Distributor. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

(a) arise out of or are based upon any untrue statement of any material fact or alleged untrue statement of material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

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(b) arise out of any untrue statement of a material fact or alleged untrue statement of material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor to the Company; or

(c) arise out of or are based upon wrongful conduct of the Distributor or persons under its control with respect to the sale of Trust shares; or

(d) arise as a result of any failure by the Distributor or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or

(e) arise out of any material breach by the Distributor or persons under its control of this Agreement (including any breach of Section 6.1 of this Agreement and any warranties contained in Article III hereof);

it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Distributor in accordance with Section 4.5 hereof. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

9.4. Rule of Construction. It is the parties’ intention that, in the event of an occurrence for which the Trust has agreed to indemnify the Company, the Company shall seek indemnification from the Trust only in circumstances in which the Trust is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

9.5. Indemnification Procedures. After receipt by a party entitled to indemnification (“indemnified party”) under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX (“indemnifying party”), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the

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fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.

ARTICLE X

Relationship of the Parties; Termination

10.1. Relationship of Parties. The Company is to be an independent contractor vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an “underwriter” or “distributor” of the Trust, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder. Likewise, the Company is not a “transfer agent” of the Trust as that term is used in the 1934 Act and rules and regulations thereunder. Consistent with the foregoing, the Company is not a “service provider” to the Trust as that term is defined in Rule 38a-1 under the 1940 Act.

10.2. Non-Exclusivity and Non-Interference. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:

(a) the Company shall promote the Trust and the Funds made available hereunder on the same basis as other funding vehicles available under the Contracts;

(b) the Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act;

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(c) the Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust’s distributor or investment adviser, to transfer or withdraw Contract Values allocated to a Fund, or to exchange their Contracts for contracts not allowing for investment in the Trust;

(d) the Company shall not substitute another investment company for one or more Funds without providing written notice to the Distributor at least 60 days in advance of effecting any such substitution; and

(e) the Company shall not withdraw the Account’s investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine Contract processing.

10.3. Termination of Agreement. This Agreement shall not terminate until: (a) the Trust is dissolved, liquidated, or merged into another entity, or (b) as to any Fund that has been made available hereunder, the Account no longer invests in that Fund and the Company has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Fund. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.4 through 10.6 and the Company may be required to redeem Trust shares pursuant to Section 10.7 or in the circumstances contemplated by Article VIII. Article IX and Sections 5.7 and 10.8 shall survive any termination of this Agreement.

10.4. Termination of Offering of Trust Shares. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor upon written notice to the Company as provided below:

(a) upon institution of formal proceedings against the Company, or the Distributor’s reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Distributor’s reasonable judgment exercised in good faith, materially impair the Company’s or Trust’s ability to meet and perform the Company’s or Trust’s obligations and duties hereunder, such termination effective upon 15 days prior written notice;

(b) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;

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(c) if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

(d) if the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that “shareholders” for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Investor interest in a Series or Class may be grounds for a suspension or termination as to such Series or Class and that a suspension or termination shall apply only to the specified Series or Class;

(e) upon the Company’s assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

(f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 10-day period; or

(g) upon the determination of the Trust’s Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.3(a), upon termination of the Agreement pursuant to Section 10.3(b), or upon notice from the Company pursuant to Section 10.5 or 10.6, such termination pursuant hereto to be effective upon 15 days prior written notice.

Except in the case of an option exercised under clause (b), (d) or (g), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as “Existing Contracts”) to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

10.5. Termination of Investment in a Fund. The Company may elect to cease investing in a Fund, or withdraw its investment or the Account’s investment in a Fund, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

(a) if the Trust informs the Company pursuant to Section 4.4 that it will not cause such Fund to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;

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(b) if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.4(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternate Fund to meet the requirements of the Contracts; or

(c) if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure;

Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which the Company or the Account invests.

10.6. Termination of Investment by the Company. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, or withdraw its investment or the Accounts’ investment in the Trust, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

(a) upon institution of formal proceedings against the Trust or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body;

(b) if, with respect to the Trust or a Fund, the Trust or the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days; or

(c) if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be.

Notwithstanding the foregoing, the Company may elect to cease promoting the Trust as an investment option under any newly issued Contract at its sole discretion.

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10.7. Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the Exemptive Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.4(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account’s investment in the respective Fund.

10.8. Confidentiality. The parties agree that the names, addresses, and other information relating to the Contract owners or participants or prospects for the sale of the Contracts developed by Company are the exclusive property of the Company and may not be used by Distributor or the Funds without the written consent of the Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party, and/or information regarding the business and affairs of the other party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

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ARTICLE XI

Applicability to New Accounts and New Contracts

The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and Accounts therefor investing in the Trust. Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.

ARTICLE XII

Notice, Request or Consent

Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

If to the Trust:

Peter V. Bonanno

Secretary

Goldman Sachs Variable Insurance Trust

One New York Plaza

37th Floor

New York, NY 10004

If to the Distributor:

Sara Cunningham

Goldman Sachs & Co.

32 Old Slip

31st Floor

New York, NY 10005

If to the Company:

Legal Department

Symetra Life Insurance Company

777 108th Ave NE, Suite 1200

Legal SC-11

Bellevue, WA 98004

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

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ARTICLE XIII

Miscellaneous

13.1. Interpretation. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws, subject to the following rules:

(a) This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

(b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

(d) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.2. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

13.3. No Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by the Company, the Distributor or the Trust without the prior written consent of the other parties.

13.4. Declaration of Trust. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the state of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)

Date:	By:
Name:
Title:

GOLDMAN, SACHS & CO.
(Distributor)

Date:	By:
Name:
Title:

SYMETRA LIFE INSURANCE COMPANY
(Company)

Date:	By:
Name:
Title:

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SCHEDULE 1

Schedule 1A

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Separate Account C	September 14, 1993	811-08052	Individual and Group Variable Annuities

Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product
Retirement Passport	Goldman Sachs VIT Government Income Fund – Service Shares	333-158141	Group Variable Annuity

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SCHEDULE 2

Schedule 2A

Separate Accounts of the Company Excluded From the Definition of an Investment

Company as Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Schedule 2B

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under

the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

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SCHEDULE 3

Schedule 3A

Separate Accounts of the Company Excluded From the Definition of an Investment

Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Schedule 3B

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under

the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

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Goldman Sachs Trust Service Agreement

September     , 2009

Symetra Securities, Inc.

777 108th Ave NE, Suite 1200

Bellevue, WA 98004

RE:	Goldman Sachs Variable Insurance Trust (the “Trust”) Service Agreement

Ladies and Gentlemen:

The undersigned, Goldman, Sachs & Co. (“Goldman Sachs”), 85 Broad Street, New York, New York 10004, is the principal distributor of the shares of beneficial interest of each Fund. Goldman Sachs Asset Management, a separate operating division of Goldman Sachs, or an affiliate thereof, acts as an investment adviser to the Trust, which is an open-end management investment company that offers its shares of beneficial interest exclusively to separate accounts of life insurance companies and various qualifying retirement plans or accounts. (such Funds now or hereafter offered by the Trust are individually referred to herein as a “Fund” and, collectively, as the “Funds”). Shares or units of beneficial interest (the “Shares”) of each Fund are divided into separate classes. This Agreement relates to Class A Shares of the Funds.

You are a broker-dealer and the principal underwriter of variable annuity contracts and/or variable life insurance contracts (the “Contracts”) issued through one or more separate accounts by Symetra Life Insurance Company (the “Company”). The Company acting on behalf of its separate account purchases, holds, exchanges and redeems Shares of the Funds as investments for values accumulated under the Contracts. The Company has entered into an agreement with the Trust and Goldman Sachs regarding its purchase and redemption of the Shares (the “Participation Agreement”). You (the “Contract Underwriter”) are willing to perform, and Goldman Sachs wishes to compensate you for performing, certain services with respect to the sale and distribution of the Contracts to Contract owners (the “Services”) that may indirectly result in the sale of Shares to the Company. Accordingly, the Contract Underwriter and Goldman Sachs agree as follows:

1. Agreement to Provide Services. Goldman Sachs hereby engages the Contract Underwriter, and the Contract Underwriter hereby agrees, to perform the following Services: (a) establish and maintain (or assist the Company in establishing and maintaining) relationships with owners of Contracts who are its customers or customers of other broker-dealers with whom it has entered into agreements to sell the Contracts (“Selling Dealers”); (b) provide Contract owners with “personal services” (within the meaning of NASD Conduct Rule 2830(b)(9)); (c) assist in the preparation of advertisements and other sales literature for the Contracts that describes or discusses the Funds; (d) provide sales compensation to representatives of the Contract Underwriter; (e) pay money to Selling Dealers for any of the foregoing purposes; and (f) perform any additional services primarily intended to result in the distribution of the Contracts and the sale of the Shares to the Company.

2. Expenses of the Contract Underwriter. The Contract Underwriter shall furnish such office space, equipment, facilities and personnel as may be necessary to perform its duties hereunder. The Contract Underwriter shall bear all costs incurred by it in performing such duties.

3. Fees Payable to the Contract Underwriter. For the Services provided and the expenses incurred by the Contract Underwriter hereunder, Goldman Sachs will pay to the Contract Underwriter a quarterly service fee equal on an annual basis to 0.25% of the average daily net asset value of the Shares of each Fund which are owned beneficially by Contract owners through the Contract Underwriter during such period.1

[1]

The parties understand that voluntary service fee waivers are currently in effect pursuant to which the distribution and service fees paid to Goldman, Sachs & Co. by the Structured U.S. Equity Fund are capped at 0.21%, and by the Growth Opportunities Fund at 0.16%. These waivers are voluntary and may be modified or terminated by Goldman Sachs at any time. While these fee waivers are in effect, the parties acknowledge and agree that Goldman Sachs & Co. or an affiliate shall bear the cost, from its own assets, of the difference between the distribution and service fees received by Goldman, Sachs & Co. from these funds as a result of the relevant waiver and the amounts paid to the Contract Underwriter under this Agreement.

4. Performance of Duties. In performing its duties hereunder, the Contract Underwriter will act in conformity with Goldman Sachs’ instructions, the terms of the Contracts and Contract prospectuses, the then effective prospectuses and statements of additional information for the Shares of each Fund, the Investment Company Act of 1940, as amended (the “1940 Act”) and all other applicable federal and state laws, regulations and rulings and the constitution, by-laws and rules of any applicable self-regulatory organization. The Contract Underwriter will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, any Fund, Goldman Sachs or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Contract Underwriter or any Contract owner concerning the applicability of any federal or state laws or regulations to the activities described herein. Additionally, under no circumstances shall the Contract Underwriter or any Contract owner be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Trust, any Fund, Goldman Sachs or any of their affiliates concerning the applicability of any federal or state laws or regulations to the activities described herein. The Contract Underwriter will perform its duties hereunder in a manner consistent with the customs and practices of other institutions that provide similar services.

5. Anti-Money Laundering. The Contract Underwriter and its agents as well as the Company and its affiliates are required either by law, regulation or order, or as a matter of good practice, to operate policies and procedures for the purpose of guarding against money laundering activities. Among other matters, those policies and procedures include establishing agreements with broker dealers whereby the broker dealer agrees to verify the identity of Contract owners and the source of moneys provided by Contract owners, the identification of “suspicious transactions” and the adoption of anti-money laundering programs. As a consequence, you hereby agree that you will identify your Contract owners underlying each transaction and the source of the moneys used for each transaction, and will identify whether such transactions are “suspicious transactions.” In addition, you hereby agree that you will fully comply with all applicable anti-money laundering laws, regulations and orders, as now or hereafter in force. Without limiting the generality of the foregoing, you agree to assist the Company in complying with the “anti-money laundering” provisions of the Participation Agreement.

6. Representations and Warranties. The Contract Underwriter hereby represents, warrants and covenants to Goldman Sachs:

(a).

That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); that it is registered and in good standing, and will during the term of this Agreement remain in good standing (A) as a broker-dealer with the Commission pursuant to Section 15 of the Exchange Act and with the securities commission of any state, territory or possession of the United States and (B) as a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or any stock exchange or other self-regulatory organization in which the Contract Underwriter’s membership is necessary for the conduct of its business under this Agreement, and is in full compliance with the rules, regulations and policies of the aforesaid commissions and organizations, particularly those rules, regulations and policies

2

governing capital requirements, financial reporting, bonding, fiduciary standards and supervisory concerns; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations (including the net capital and customer protection rules of the Commission and the rules or regulations of FINRA or any self-regulatory organization or any so-called “restriction” letter with FINRA); or

(b).	That it is a corporation, association or partnership duly organized, validly existing, and in good standing under the laws of the state of its organization;

(c).	That entering into and performing its obligations under this Agreement does not and will not violate (i) its charter or by-laws; or (ii) any agreements to which it is a party;

(d).	It will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Goldman, Sachs & Co., which requirement shall survive the term of this Agreement; and

(e).	It will not, without written consent of the Trust in each instance, use in advertising, publicity, administering and servicing the Funds or otherwise the name of the Trust, Goldman, Sachs & Co., or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof (the “Mark”) of the Trust, Goldman, Sachs & Co. or their affiliates. Contract Underwriter acknowledges that Goldman Sachs owns all right, title and interest in and to the Mark and the registration thereof. Upon termination of this Agreement, the Contract Underwriter or its successor, (to the extent and as soon as it lawfully can), will cease the use of the Mark.

(f).	You covenant and agree that you will only offer or sell Contracts to “U.S. persons” and that all offering or other solicitation activities in which you engage shall be conducted by you or any of your agents solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended. In addition, you covenant and agree that you shall have received and shall maintain duly executed and completed Internal Revenue Service Form W-9’s for each one of your Contract owner customers and shall update such Form W-9’s as may be required by law.

7. Responsibilities of the Contract Underwriter. The Contract Underwriter agrees that neither Goldman Sachs nor any Fund nor any of its agents shall have any responsibility or liability to review any purchase, exchange or redemption request which is presented by the Company (A) to determine whether such request is genuine or authorized by the Contract owner; or (B) to determine the suitability of the selected Class or Fund for such Contract owner. Goldman Sachs, each Fund and their agents shall be entitled to rely conclusively on any purchase or redemption request communicated to any of them by the Company pursuant to the Participation Agreement, and shall have no liability whatsoever for any losses, claims or damages to or against the Contract Underwriter or any Contract owner resulting from a failure of the Contract Underwriter to the services provided for under this agreement. Goldman Sachs and the Contract Underwriter agree that the Participation Agreement shall govern the process by which the Company purchases, exchanges and redeems of Shares for its separate accounts.

8. Amendment; Termination. This Agreement may be amended by a written instrument executed by both parties and may be terminated by Goldman Sachs or the Contract Underwriter at any time on 60 days’ written notice mailed or delivered to the other party at its address set forth above.

9. Indemnification. Goldman Sachs agrees to indemnify the Contract Underwriter and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Contract Underwriter from and against any losses, claims, damages, expenses (including reasonable fees and expenses of counsel) or liabilities (“Damages”) to which the Contract Underwriter or such person may become subject in so far as such Damages arise out of the failure of Goldman Sachs or its employees or agents to comply with Goldman Sachs’ obligations under this Agreement or any other agreement

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between Goldman Sachs and the Contract Underwriter relating to the performance of Services hereunder (a “Covered Agreement”). The Contract Underwriter agrees to indemnify Goldman Sachs, the Funds, their agents and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) any of them from and against any Damages to which any of them may become subject in so far as such Damages arise out of the failure of the Contract Underwriter or its employees, agents or Contract owners to comply with the Contract Underwriter’s obligations under a Covered Agreement. Notwithstanding the foregoing, neither Goldman Sachs nor the Contract Underwriter shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreements shall be in addition to any liability Goldman Sachs or the Contract Underwriter may otherwise have, and shall survive the termination of this Agreement.

10. No Association or Agency. The Contract Underwriter shall be deemed an independent contractor and not an agent of Goldman Sachs or any Fund for all purposes hereunder and shall have no authority to act for or represent Goldman Sachs or any Fund. In addition, no officer or employee of the Contract Underwriter shall be deemed to be an employee or agent of the Funds or Goldman Sachs or be subject, in any respect, to the supervision of Goldman Sachs or any affiliate thereof.

11. Applicable Law. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

12. Important Information. In accordance with government regulations, financial institutions are required to obtain, verify, and record information that identifies each person or entity that opens an account. Except as provided in the Participation Agreement, when the Company opens a Contract owner account, the Trust may ask for the name, address, identification number and other information that will allow us to identify the Contract owner.

Very truly yours,

GOLDMAN, SACHS & CO.

By:
[Authorized Officer]

Accepted and agreed to as of the date first above written:

SYMETRA SECURITIES, INC.

By:
[Authorized Officer]

Linda C. Mahaffey
(Print Name)

, 2009

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Fund/SERV and Networking

ADMINISTRATIVE SERVICES AGREEMENT

This Agreement is entered as of [October [    ], 2009 between Symetra Life Insurance Company, located at Bellevue, Washington (the “Sub-Administrator” or “Servicing Agent”), and Neuberger Berman Management LLC, located at 605 Third Avenue, 2nd Floor, New York, NY 10158-0180 (“NBM”), on behalf of the funds listed on Appendix A attached hereto, and of such other series hereinafter established ( each a “Fund” and collectively, the “Funds”).

WHEREAS, Sub-Administrator has established separate accounts as investment vehicles for certain group variable annuity contracts (the “Contracts”) that will purchase and redeem shares in the Funds (the “Shares”); and

WHEREAS, Sub-Administrator provides administrative services to qualified retirement plans (the “Plan” or “Plans”) and certain Plan Participants (the “Participants”) that purchase the Contracts; and

WHEREAS, NBM has been appointed as administrator of the Trust to provide administrative services to the Funds; and

WHEREAS, NBM wishes to have the Sub-Administrator make available to the Plans and Participants the Funds’ shares (the “Shares”) through the Contracts; and

WHEREAS, Sub-Administrator converts the Shares to units (the “Units”); and

WHEREAS, the Sub-Administrator and NBM desire that the purchase and redemption of the Shares be facilitated through one or more master accounts (the “Accounts”) with each Fund or its designated transfer agent established in the name of the Sub-Administrator or its nominee; and

WHEREAS, NBM desires to appoint the Sub-Administrator to provide the administrative services listed on Schedule A hereto (the “Administrative Services”) to the Plan and Participants and the Sub-Administrator is willing and able to furnish such Administrative Services and other services on the terms and conditions hereinafter set forth; and

WHEREAS, NBM and the Sub-Administrator each has entered into a membership agreement with the National Securities Clearing Corporation (the “NSCC”) which has developed a systems through which mutual fund shares can be purchased, redeemed or exchanged (“Fund/SERV”) and through which customer-account level information can be exchanged between mutual funds and institutions, in accordance with the matrix level of responsibility established by the participants (“Networking”); and

WHEREAS, the Sub-Administrator wishes to establish matrix level 3 Networking accounts (the “Accounts”) with each Fund or its designated transfer agent; and

WHEREAS, the Sub-Administrator, on behalf of the Plans and Participants, would like to utilize Fund/SERV to process orders for Shares.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

Article 1. Terms of Appointment

Section 1.1 Subject to the terms and conditions set forth in this Agreement, Appendix A, and Schedule A attached hereto and made a part hereof, NBM hereby employs and appoints the Sub-Administrator to act as, and the Sub-Administrator agrees to act as, its Servicing Agent with respect to Shares purchased. NBM, on behalf of each Fund, hereby appoints the Sub-Administrator as each Fund’s agent for the limited purpose of accepting orders of purchase and redemption and receipt by the Sub-Administrator shall therefore constitute receipt by the Fund of such orders for purposes of determining the net asset value at which such orders will be executed.

Section 1.2 The Sub-Administrator shall maintain, on behalf of the Plans, one or more Accounts with each Fund. The Accounts shall be held by the Sub-Administrator. All Plan level accounts and applicable Participant level accounts shall be administered by the Sub-Administrator on behalf of the Plans and shall not be the responsibility of the Fund or its designated transfer agent. The Sub-Administrator shall also maintain, or arrange for the maintenance of, sub-accounts that represent the beneficial interests of the Participants in the Shares held in the Accounts. All such sub-accounts shall be administered by the Sub-Administrator and shall not be the responsibility of the Fund or its designated transfer agent.

Section 1.3 The Sub-Administrator shall perform the Administrative Services and other services with respect to the Plans and their Participants.

Section 1.4 The parties hereto agree that the Administrative Services are shareholder administrative services and are not investment advisory or distribution related services.

Section 1.5 The Sub-Administrator shall maintain and preserve all records required by law to be maintained and preserved in connection with providing the Administrative Services, and shall otherwise comply with all laws, rules and regulations applicable to the Administrative Services. Upon written request of any Fund or NBM, the Sub-Administrator promptly shall provide copies of all historical records relating to transactions recorded by the Sub-Administrator on behalf of the Accounts and the Plans and Participants, written communications regarding the Fund to or from the Plans and Participants and other materials, in each case as may be requested to enable NBM and its respective representatives and agents to monitor and review the Administrative Services, or to comply with any

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request of NBM’s board of directors (collectively, the “Directors”), the Funds’ respective boards of trustees (collectively the “Trustees”), a governmental body, a self-regulatory organization or a shareholder. The Sub-Administrator agrees that it shall permit the Directors, the Trustees, and their respective representatives, designees and agents to have reasonable access to the Sub-Administrator’s records to monitor the performance of the Administrative Services.

Section 1.6 The provisions of this Agreement shall in no way limit the authority of NBM to take such action as it may deem appropriate or advisable in connection with all matters relating to the operations of the Funds and/or the sale of the Shares.

Section 1.7 The Sub-Administrator’s performance of the Administrative Services and other services, including without limitation the receipt of orders for the purchase and redemption of Shares and the transmission of instructions based on such orders to NBM, shall be subject to the terms and conditions set forth in each Fund’s then current prospectus and statement of additional information.

Article 2. Fees and Expenses

Section 2.1 In consideration of the Sub-Administrator’s acting as the servicing agent to the Funds on behalf of NBM and for the performance of Administrative Services and other services to the Funds by the Sub-Administrator pursuant to this Agreement, NBM shall pay the Sub-Administrator a fee calculated daily and paid monthly in arrears at the following rates: (i) for Advisor Class shares of each Fund a fee equal to 0.50% (50 basis points); (ii) for Class A shares of each Fund a fee equal to 0.40% (forty basis points); and (iii) for Class R3 shares of each Fund a fee equal to 0.65% (sixty-five basis points). To the extent that certain classes of a Fund have adopted plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, all or part of the above fee with respect to such class may be payable from the proceeds of that plan.

Section 2.2 NBM shall provide a statement and pay all fees to the Sub-Administrator within thirty (30) business days after the last day of each month. The Sub-Administrator shall advise NBM within twenty (20) days of receipt of the invoice if it disagrees with any information set forth on the statement. All payments and statements to the Sub-Administrator shall be sent to the attention of:

Symetra Life Insurance Company

777 108th Ave NE, Suite 1200

Attn: Retirement Services Accounting

Bellevue, WA 98004

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Article 3. Representations, Warranties and Covenants of NBM

NBM represents and warrants to the Sub-Administrator that the following are true and shall remain true throughout the term of this Agreement:

(a)	NBM is a corporation duly organized and existing and in good standing under the laws of the State of New York.

(b)	NBM is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(c)	NBM is authorized to enter into and perform this Agreement on behalf of the Funds, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements of Trust with respect to the Fund or any applicable law.

Article 4. Representations, Warranties and Covenants of the Sub-Administrator

The Sub-Administrator represents and warrants to NBM that the following are true and shall remain true throughout the term of the Agreement:

(a)	The Sub-Administrator is a corporation duly organized and existing in good standing under the laws of the State of Washington.

(b)	It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement, and the performance of its obligations hereunder does not and will not violate or conflict with any governing document or agreements of the Sub-Administrator or any applicable law, or any rule or regulation of a self-regulatory organization.

(c)	It has all requisite licenses and authority to carry on its business in all other jurisdictions in which it conducts business.

(d)	For the performance of the Administrative Services, the Sub-Administrator is not required to be registered as a broker-dealer or investment advisor.

(e)	The arrangements and fees provided to the Sub-Administrator in the Agreement will be disclosed to Plans.

(f)	It is not, and will not be a fiduciary of any Plan as that term is defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”), by reason of entering into this Agreement or providing services hereunder.

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(g)	The receipt of fees under the Agreement by the Sub-Administrator will not constitute a prohibited transaction as the term is defined in Section 3(21) of ERISA and Section 4975 of the Code.

(h)	It will make Contracts available to the Plan pursuant to this Agreement.

(i)	The Sub-Administrator will not hold itself out to the public or engage in any activity as an agent or distributor for the Funds.

(j)	The Administrative Services and other services will be performed by qualified personnel in accordance with the terms of this Agreement and industry standards.

(k)	The Sub-Administrator has and will continue to have access to the necessary facilities, equipment and personnel to perform the Administrative Services in accordance with industry practice.

(l)	In case of any requests or demands for the inspection of shareholder records of a Fund by any governmental agency or otherwise pertaining to any aspect of the Administrative Services covered by this Agreement, the Sub-Administrator will notify NBM and coordinate any inspection that may have a potential material impact on NBM’s business with NBM.

(m)	The Sub-Administrator or Agent has entered into a membership agreement with the NSCC, and has met all the requirements necessary to participate in Fund/SERV and Networking.

(n)	The Sub-Administrator has complied, and continues to comply, with all relevant laws and regulations including the applicable Rules of Financial Industry Regulation Authority (“FINRA”).

(o)	The Sub-Administrator affirms that it has adopted policies and maintains a system of regulatory compliance and internal controls, which is appropriate for and reasonably designed to detect any violation of the Fund’s “late trading” or “market timing” policy.

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Article 5. Indemnification

Section 5.1 The Sub-Administrator shall indemnify and hold harmless NBM, the Funds and their respective directors, trustees, officers, employees, representatives, designees, agents and each person, if any, who controls NBM within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) (collectively, “NBM Indemnitees”), against any losses, lawsuits, claims, damages or liabilities, including legal fees (collectively, “Loss”) to which an NBM Indemnitee may become subject insofar as such Loss arises out of: (i) the Sub-Administrator’s failure to comply with the terms of this Agreement or breach of a representation, warranty or covenant in this Agreement; (ii) the Sub-Administrator’s lack of good faith in performing its obligations hereunder; or (iii) the Sub-Administrator’s negligence or misconduct or that of its employees, agents or contractors in connection herewith, and the Sub-Administrator shall reimburse the NBM Indemnitees for any legal or other expenses incurred by them in connection with investigating or defending such Loss; provided, however, that the Sub-Administrator shall not be liable for indemnification hereunder of any NBM Indemnitee to the extent that any Loss results from the negligence or misconduct of such NBM Indemnitee.

Section 5.2 NBM shall indemnify and hold harmless the Sub-Administrator and its directors, officers, employees, representatives, designees, agents and each person, if any, who controls the Sub-Administrator within the meaning of the Securities Act (collectively, “Sub-Administrator Indemnitees”), against any Loss to which a Sub-Administrator Indemnitee may become subject insofar as such Loss arises out of: (i) NBM’s failure to comply with the terms of this Agreement or breach of a representation, warranty or covenant in this Agreement; (ii) any misleading or untrue statement or alleged misleading or untrue statement of any material fact contained in the Funds’ registration statement or omissions or the alleged omission to state a material fact required to be stated in the Funds’ registration statement; (iii) NBM’s lack of good faith in performing its obligations hereunder; (iv) NBM’s negligence or misconduct or that of its employees, agents or contractors in connection herewith; or (v) any action of the Sub-Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of NBM or a Trust, and NBM shall reimburse the Sub-Administrator Indemnitees for any legal or other expenses incurred by them in connection with investigating or defending such Loss; provided, however, that NBM shall not be liable for indemnification hereunder of any Sub-Administrator Indemnitee to the extent that any Loss results from the negligence or misconduct of such Sub-Administrator Indemnitee.

Section 5.3 Promptly after receipt by any indemnitee under this Article 5 of notice of the commencement of a claim or action that may be covered hereunder (“Claim”), the indemnitee shall notify either the Sub-Administrator or NBM, whichever is the indemnitor, of the commencement thereof. As a condition to indemnification hereunder, the indemnitee shall provide the indemnitor with complete details, documents and pleadings concerning any Claim. The indemnitor shall be entitled to participate with the indemnitee in the defense or settlement of any Claim at the indemnitor’s expense. The indemnitee may defend any Claim with counsel of its choice, if the indemnitor shall consent to such counsel (which consent shall not be unreasonably withheld). After notice from the indemnitor to the indemnitee of the indemnitor’s recommendation to settle any Claim, if the claimant agrees to such settlement but the indemnitee refuses to agree to such settlement, then the indemnitee shall be responsible for all Loss thereafter in excess of the amount of such settlement.

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Article 6. Insurance

The Sub-Administrator shall maintain insurance, including errors and omission insurance, and if necessary, bonding, that is reasonable and customary in light of its responsibilities hereunder. No provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to NBM, the Sub-Administrator or other insured parties that would otherwise be a covered claim in the absence of any provision of this Agreement.

Article 7. Security; Confidentiality

Section 7.1 The Sub-Administrator represents and warrants that the procedures (including provision for 24 hours-a-day restricted access) and systems which it has implemented or will implement to safeguard from loss of or damage (attributable to fire, theft or any other cause) to NBM’s or the Funds’ records and other data and the Sub-Administrator’s records, data, equipment and facilities and other property used in the performance of the Administrative Services are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of the Administrative Services, after notification to NBM of any such material changes.

Section 7.2 The Sub-Administrator shall periodically backup computer files and data with respect to NBM’s and the Funds’ emergency use of electronic data processing equipment. In the event of equipment failures, the Sub-Administrator shall, at no additional expense to NBM, take all reasonable steps to minimize service interruptions. The Sub-Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failures, provided such loss or interruption is not caused by the negligence of the Sub-Administrator and provided further that the Sub-Administrator has complied with the provisions of this Sub-Section.

Section 7.3 NBM and the Sub-Administrator agree that all non-public books, records, information and data pertaining to the business of the other that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed by either party without the prior written consent of the other party, except as may be required by law or by such party to carry out this Agreement or an order of any court, governmental agency or regulatory body.

Article 8. Covenants Concerning NBM and the Funds

Section 8.1 The Sub-Administrator and its affiliates, representatives, designees and agents will not make representations concerning NBM, the Funds and their affiliates, representatives, designees, agents or the Shares, except those contained in the then current prospectuses and statements of

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additional information of the Funds, in current literature furnished by NBM or the Funds to the Sub-Administrator and in any current literature created by the Sub-Administrator and submitted to and approved in writing by NBM.

Section 8.2 Except for the use of each of the Fund’s most current prospectus and statement of additional information and any materials created by NBM and provided to the Sub-Administrator, the Sub-Administrator shall not use, nor shall it allow its employees or agents to use, the name or logo of NBM, any of the Funds, any of their affiliates or any products or services sponsored, managed, advised, administered or distributed by NBM or the Funds, or any of their affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior written consent of NBM or the Funds. All such literature and other materials shall be submitted to NBM at least five (5) business days in advance of the earlier of (i) its intended use, or (ii) filing with the Financial Industry Regulatory Authority (“FINRA”). Any approval on sales literature or other promotion material that the Sub-Administrator develops or uses shall be in effect for one year so long as any performance information in such sales literature or promotional material is current to the most recent quarter-end or as otherwise required by FINRA or applicable regulation and such disclosure regarding NBM or the Funds is the same as used in the approved piece. The Sub-Administrator shall furnish to NBM any sales material or other promotional material with differing disclosure for approval.

Section 8.3. NBM shall provide Sub-Administrator with at least one complete copy of all propsectuses, statements of additional information, annual and semi-annual reports and proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such documents with the SEC or other regulatory authorities. NBM may provide copies of such materials in an electronic format if agreed to by Sub-Administrator.

Article 9. Representations Concerning Privacy and Money Laundering

Section 9.1 Each party affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information, and it will maintain such information that it may acquire pursuant to this Agreement in confidence. Each party agrees not to use, or permit the use of, any such information for any purpose except to carry out the purposes set forth herein, in the ordinary course of business, or to disclose any such information to any person, without the prior written consent of the other party except as required by law.

Section 9.2 Each party affirms that it has adopted policies and maintains a system of regulatory compliance and internal controls, which is appropriate for and reasonably designed to detect any violation of and meet the recordkeeping and reporting requirements of all applicable statutes, laws, regulations and orders relating to the prevention of money laundering, including without limitation (i) the USA Patriot Act of 2001, as it may be amended from time to time, and the rules and regulations promulgated thereunder, (ii) related suspicious activity reporting requirements, and (iii) the orders and directives of the Office of Foreign Assets Control (hereinafter collectively referred to as the “Laws and Regulations”) and that the policies and procedures and the system of internal controls adopted by it are being implemented as of the date hereof

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Section 9.3 Notwithstanding anything to the contrary contained herein, the parties acknowledge that the Sub-Administrator, and not NBM, shall be responsible for compliance under Sections 9.1 and 9.2 hereof with respect to the beneficial holders of the Shares in the Accounts (or in Networking Accounts) and that NBM shall be responsible for such compliance only with respect to the record holders of the Accounts. This provision shall survive the termination of this Agreement.

Article 10. Assignment

Section 10.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties, which consent will not be unreasonably withheld; provided, however, that this Agreement may be assigned without prior consent by NBM to Neuberger Berman, LLC, to any company that acquires all or substantially all of NBM’s assets, or any company or entity into which NBM is merged or otherwise reorganized.

Section 10.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and permitted assigns.

Article 11. Term and Termination of Agreement

Section 11.1 This Agreement shall become effective on the date first set forth above and shall continue in effect until terminated as set forth below.

Section 11.2 This Agreement may be terminated by either party hereto at any time upon at least ninety (90) days’ written notice. Sections 1.5, 4(i) and 7.3 and Articles 5 and 9 shall continue in full force and effect after termination of this Agreement.

Section 11.3 After termination of this Agreement by NBM, no fee shall be due with respect to any Shares that are purchased and held by the Accounts after the date of termination. However, notwithstanding any such termination, NBM shall remain obligated to pay to the Sub-Administrator the fee as to each Share that was considered in the calculation of fees as of the date of termination for so long as such Shares are held by the Accounts and the Sub-Administrator continues to provide services to the Accounts by reason of a contractual relationship with the representative or sponsor of any Plan. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to Shares for which a fee continues to be due subsequent to such termination.

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Article 12. Entire Agreement

This Agreement, Appendix A, Appendix B, Schedule A, “Duties of the Sub-Administrator,” and Schedule B, “Operating Procedures” attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, among the parties.

Article 13. Amendments; Waivers

This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties affected thereby, or in the case of a waiver, by the party waiving compliance; provided, however, that NBM may from time to time update Appendix A to the Agreement, with a copy to the Sub-Administrator in due course, to add a new Fund, delete an inactive or terminated Fund, or reflect the change of name of a Fund. The establishment by the Sub-Administrator of an account in any Fund, whether or not as yet reflected on an updated Appendix A, shall constitute the agreement by the Sub-Administrator and NBM to be bound by the provisions of this Agreement with respect to that Fund. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

Article 14. Notices

All notices required or permitted under this Agreement shall be in writing and shall be sent by personal delivery or registered or certified mail, postage prepaid, or by telecopier confirmed in writing within three (3) business days, as follows:

(a) If to NBM:

Neuberger Berman Management LLC
605 Third Avenue - 2nd Floor
New York, NY 10158-0180
Attention:	President
cc:	Margo Rappoport
telecopier:	(212) 476-5781
telephone:	(646) 497-4671

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(b) If to the Sub-Administrator:

Symetra Life Insurance Company

777 108th Ave NE, Suite 1200

Legal SC-11

Bellevue, WA 98004

Attention:	Senior Counsel
cc:	Jacquie Veneziani
telecopier:	425-256-6080
telephone:	425-256-5026

Such addresses may be changed from time to time by any party by providing written notice in the manner set forth above. All notices shall be effective upon delivery or when deposited in the mail addressed as set forth above.

Article 15. Governing Law; Consent to Arbitration

Section 15.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

Section 15.2 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

Article 16. Legal Relationship of Parties

The parties hereto agree that they are independent contractors and not partners or co-venturers or employees of each other, except that the Sub-Administrator shall be the agent of NBM to the extent described herein.

Article 17. Captions

The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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Article 18. Severability; Conflicts

If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If there is any conflict between the provisions in this Agreement and those of the prospectus and statement of additional information of any Fund, the prospectus and statement of additional information shall govern.

Article 19. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

NEUBERGER BERMAN MANAGEMENT LLC	SYMETRA LIFE INSURANCE COMPANY

By:	By:
Name:	Name:
Title:	Title:

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APPENDIX A

NAME OF FUND AND CLASS	NOTES	CUSIP	NASDAQ SYMBOL
Advisor Class

Neuberger Berman Focus Fund		64122M209	NBFAX

Neuberger Berman Genesis Fund		64122M605	NBGAX

Neuberger Berman Partners Fund		64122M506	NBPBX

Class A

Neuberger Berman Select Equities Fund, Class A		641224563	NBEAX

Neuberger Berman Large Cap Disciplined Growth Fund, Class A		641224399	NLDAX

Neuberger Berman Core Bond Fund, Class A		64128K07	NCRAX

Neuberger Berman International Large Cap Fund, Class A		641224621	NBNAX

Neuberger Berman Strategic Income Fund, Class A		64128K744	NSTAX

Neuberger Berman Climate Change Fund, Class A		641224480	NBCAX

Neuberger Berman Equity Income Fund, Class A		64124522	NBHAX

Neuberger Berman Emerging Markets Equity Fund, Class A		641224431	NEMAX

Neuberger Berman Mid Cap Growth Fund, Class A		641224266	NMGAX

Neuberger Berman Guardian Fund, Class A		641224340	NGDAX

Neuberger Berman Socially Responsive Fund, Class A		641224175	NRAAX

Neuberger Berman Small Cap Growth Fund, Class A		641224225	NSNAX

Neuberger Berman High Income Bond Fund, Class A		64128K702	NHIAX

Class R3

Neuberger Berman Mid Cap Growth Fund, Class R3		641224233	NMGRX

Neuberger Berman Guardian Fund, Class R3		641224290	NGDRX

Neuberger Berman Socially Responsive Fund, Class R3		641224142	NRARX

Neuberger Berman International Large Cap Fund, Class R3		641224274	NBNRX

Neuberger Berman Large Cap Disciplined Growth Fund, Class R3		641224357	NLDRX

Neuberger Berman Small Cap Growth Fund, Class R3		641224183	NSNRX

Neuberger Berman High Income Bond Fund, Class R3		64128K876	NHIRX

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SCHEDULE A

Duties of the Sub-Administrator

In accordance with procedures established from time to time by agreement between NBM and the Sub-Administrator, the Sub-Administrator shall provide the following services:

1. Plan Information The Sub-Administrator shall maintain a record of the number of Shares held by the Accounts. The Sub-Administrator shall also maintain a record of the Units attributed to the Contracts held by each Plan.

2. Participant Services The Sub-Administrator shall investigate all inquiries from Participants and Plan representatives relating to their accounts and shall respond to all communications from Participants and Plan representatives and others relating to the Sub-Administrator’s duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Sub-Administrator and NBM.

3. Proxy Materials – Voting: The Sub-Administrator shall address and mail to Participants and/or Plan representatives all reports to shareholders, dividend and distribution notices, and proxy material for each of the Fund’s meetings of shareholders as required by applicable law. In connection with meetings of shareholders, the Sub-Administrator or its designated agent shall prepare, as appropriate, Participant lists with respect to Participants; mail, and certify as to the mailing of, proxy materials; process and tabulate returned proxy cards; report on proxies voted prior to meetings; and certify Shares voted at meetings.

For so long as the SEC interprets the 1940 Act to require pass-through voting by insurance companies whose separate accounts are registered as investment companies under the 1940 Act (“Registered Separate Accounts”), the Sub-Administrator shall vote shares of the Funds held in Registered Separate Accounts at shareholder meetings of the Funds in accordance with instructions timely received by the Sub-Administrator (or its designated agent) from owners of Contracts funded by such Registered Separate Accounts having a voting interest in the Funds. The Sub-Administrator shall vote shares of the Funds held in Registered Separate Accounts that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Account that are not attributable to the Contracts and owned beneficially by the Sub-Administrator (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by the Registered Separate Account having a voting interest in the Funds from whom instructions have been timely received. The Sub-Administraotr shall vote shares of the Funds held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, in its discretion.

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4. Account Lookup; Reconciliation The Sub-Administrator shall monitor Account activity directly through the lookup feature of the Account record system employed by the Funds’ transfer agent (“DST”). In the event that the Sub-Administrator discovers a discrepancy between the number of Shares held in any Account reflected by its records and those reflected by DST, the Sub-Administrator shall notify NBM within one Business Day (as defined hereinafter in Section 5(a)). Both NBM and the Sub-Administrator shall use best efforts to resolve the discrepancy. Any remaining discrepancies shall be resolved in favor of the DST records.

5. Purchases, Redemptions and Exchanges of Shares NBM, on behalf of each Fund, hereby appoints the Sub-Administrator as each Fund’s agent for the limited purpose of accepting orders for the purchase, redemption or exchange of Shares from Participants and/or Plans (“orders”) and receipt by the Sub-Administrator of the orders shall constitute receipt by the Fund of such orders for purposes of determining the net asset value per share (“NAV”) at which such orders will be executed. The Sub-Administrator shall, as agent for NBM, receive for acceptance orders each business day the New York Stock Exchange is open for regular business (“Business Day”) and stamp each order with the date and time received. The Sub-Administrator shall transmit instructions based on the orders to NBM via Fund/SERV on that Business Day pursuant to the procedures set forth in Schedule B, “Operating Procedures,” to this Agreement, as amended from time to time.

6. Dividends Upon the declaration of each dividend and each capital gain distribution by the Funds’ Boards of Trustees with respect to Shares, the Funds shall furnish or NBM shall furnish or cause the Funds to furnish to the Sub-Administrator information setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date, the total amount payable to the Sub-Administrator as nominee on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value or in cash. On or before the payment date specified in such resolution of the Funds’ Board of Trustees, the Custodian will pay to the Sub-Administrator sufficient cash to make payment to the Shareholders of dividends or, if applicable, other distributions payable in cash.

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SCHEDULE B

Operating Procedures

1. Procedures for Trading Via Fund/SERV

1.1 On any Business Day, orders from Participants and/or Plans for the purchase, redemption or exchange of Shares of a Fund (“orders”) that the Sub-Administrator (i) receives in proper form prior to the close of trading on the New York Stock Exchange or such earlier time as NBM may designate (“Order Receipt Cut-off Time”), and (ii) with respect to which the Sub-Administrator or Agent timely transmits instructions (“Instructions”) to NBM via Fund/SERV will be deemed to have been received by NBM as of the day on which the Sub-Administrator received the orders (“Trade Date”) and will be processed and credited to the Accounts at the net asset value per share (“NAV”) of the Fund next calculated after the Order Receipt Cut-off Time on that Trade Date. The Sub-Administrator or Agent shall in no event transmit Instructions based on Orders received after the Order Receipt Cut-off Time on any Trade Date for processing at that Trade Day’s NAV.

1.2 Orders that Sub-Administrator receives in proper form after the Order Receipt Cut-off on any Trade Date and that are timely transmitted to NBM shall be treated as if NBM received them on the following day (“Trade Date +1”) and will be processed at the NAV next calculated after Order Receipt Cut-off Time on Trade Date +1. The Sub-Administrator warrants that all Instructions that the Sub-Administrator or Agent transmits to the Funds for processing at a particular Trade Date’s NAV will relate to only those orders received by the Sub-Administrator prior to the Order Receipt Cut-off Time on that Trade Date.

1.3 The Sub-Administrator shall process all orders in accordance with the procedures set forth in each Fund’s then current prospectus and statement of additional information. The Sub-Administrator shall request prior approval from NBM for a single purchase, redemption or exchange order for one million dollars ($1,000,000) or more of which it has prior knowledge.

1.4 All orders for the purchase of Shares are subject to acceptance or rejection by NBM in its sole discretion. The Sub-Administrator or Agent shall receive confirmation of purchases, redemptions and exchanges, and notice of any rejections, of Shares from NBM via Fund/SERV. Conditional orders for the purchase, redemption or exchange of Shares will not be accepted by NBM.

1.5 The Sub-Administrator or Agent shall not seek to cancel or correct a previously transmitted Instruction without the prior approval of NBM. If approved, corrections shall be made no later than the second Business Day following Trade Date. NBM shall have complete and sole discretion as to whether or not to allow the cancellation or correction to be made.

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1.6 In the event of overpayment to the Account, a Participant or Plan for any reason upon the redemption of Shares, the Sub-Administrator shall use its best efforts to collect such overpayment. If, after such efforts, the Sub-Administrator is not able to recover all of such overpayment, the Sub-Administrator shall cooperate with the attempts of NBM or the Fund to recover any portion of the overpayment, including providing NBM or a Fund with information reasonably available to the Sub-Administrator as to the identity of a Shareholder from whom such remainder has not been recovered.

1.7 The Sub-Administrator or Agent shall forward payment for the purchase of Shares to NBM no later than Trade Date +1 using the ordinary settlement methods of the NSCC.

1.8 The Sub-Administrator shall, upon receipt of the monies paid to it by the Funds’ custodian for the redemption of Shares, pay such monies to the Account. The Sub-Administrator shall not process or effect any redemptions with respect to Shares of a certain Fund after receipt by the Sub-Administrator of notification of the suspension of the determination of the NAV of such Fund.

1.9 As stated in the Funds’ statement of additional information, any cash redemption limitations applicable to the Fund shall apply at the Account level and not at the Shareholder level.

2 Networking, Matrix Level 3

2.1 NBM and Agent shall be bound by the terms of the Networking Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this Section 6 of Schedule A, NBM and Agent shall each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Networking, Matrix Level 3 (broker-controlled), or to any other mutually agreeable Matrix Level utilized in the future and reflected in a written amendment to this Agreement.

2.2 The parties acknowledge and agree that the fees payable by NBM to the Sub-Administrator pursuant to Section 2.1 of this Agreement shall constitute the entire amount that NBM may be required to reimburse the Sub-Administrator for the Sub-Administrator’s services under the Networking arrangements.

2.3 For each Account opened or maintained with a Fund by the Sub-Administrator on behalf of a Participant or Plan, NBM or its agent shall accept, and effect changes in its records upon receipt of, instructions, communications and actions from the Sub-Administrator or Agent electronically through Networking without supporting documentation from the Participant or Plan. NBM or its agent shall be responsible for processing any such instructions, communications or actions from the Sub-Administrator or Agent and for executing the Sub-Administrator’s or Agent’s instructions in a timely manner.

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2.4 Any information transmitted through Networking by one party to the other through Networking and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. Each party shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

2.5 For each Account, the Sub-Administrator shall provide the Funds and NBM with all information necessary or appropriate to establish and maintain each Account (and any subsequent changes to such information), which the Sub-Administrator hereby certifies, to the best of the knowledge of the Sub-Administrator, is and shall remain true and correct. The Sub-Administrator shall comply in all respects with any and all applicable obligations relating to withholding pursuant to the Internal Revenue Code of 1986, as amended (“Code”), and promptly shall advise the Funds or the NBM of any matter that may affect the responsibilities of the Funds or the NBM to Shareholders pursuant to the Code. The Sub-Administrator shall maintain adequate documentation to verify the relevant information regarding each Account.

2.6 Unless otherwise prohibited by law, upon receipt of appropriate instructions from a Shareholder, the Sub-Administrator promptly shall execute the Shareholder’s instructions to terminate the maintenance of the Shareholder’s Account.

2.7 All information that is received by the Sub-Administrator from the Funds or NBM for inclusion in Shareholder tax statements relating to an Account shall be reported to the Shareholder accurately, completely and in a timely manner by the Sub-Administrator.

2.8 The official records of each Account shall be as determined by NBM or its agent. The Sub-Administrator or Agent and NBM shall reconcile any differences between the Sub-Administrator’s records and NBM’s records. The Sub-Administrator and NBM shall each designate liaison personnel to communicate, control and execute any required corrections or reconciliations with respect to any Account. In the event of any discrepancy between the records of the Sub-Administrator and NBM regarding an Account, the records of NBM shall control pending resolution of the discrepancy.

2.9 In the event any overpayment of dividends is made to the Sub-Administrator by NBM, the Sub-Administrator shall promptly repay such overpayment to the NBM, but in no event more than fifteen (15) days after the Sub-Administrator receives notice of such overpayment. If any overpayment is not timely repaid to NBM, the Sub-Administrator authorizes NBM, the Funds, or any of their affiliates, to offset any such overpayment against any funds otherwise payable to the Sub-Administrator for the Sub-Administrator’s own account by NBM, the Funds or their affiliates, including, without limitation, service fees; provided, however, that an overpayment to the Sub-Administrator shall not be subject to such offset if the overpayment was the result of an error or other negligent act or omission on the part of the Funds or NBM; and provided further, that the Sub-Administrator shall not be required to repay, out of its own funds, an overpayment forwarded to a Shareholder that is a client of the Sub-Administrator and the Sub-Administrator shall instead provide NBM with the name and address of such client, if (x) the overpayment to the Sub-Administrator is not the result of an error or other negligent act or omission on the part of the Sub-Administrator, and (y) such client is no longer a Shareholder of any Fund.

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EXECUTION VERSION

AMENDMENT NUMBER 2

TO PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

WHEREAS, Symetra Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (the “Underwriter”) are parties to a Participation Agreement dated April 25, 2005, as amended (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1.	The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

(Signatures located on following page)

EXECUTION VERSION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer

By:
Name:
Title:
Date:

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:
Name:
Title:
Date:

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

By its authorized officer

By:
Name:
Title:
Date:

EXECUTION VERSION

Schedule A

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn™ Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

RealEstateRealReturn Strategy Portfolio

Real Return Portfolio

Short-Term Portfolio

Small Cap StocksPLUS® TR Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio*

Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio

CommodityRealReturn™ Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

Short-Term Portfolio

StocksPLUS® Growth and Income Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio

Total Return Portfolio II

EXECUTION VERSION

Advisor Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

CommodityRealReturn™ Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Low Duration Portfolio

Real Return Portfolio

RealEstateRealReturn Strategy Portfolio

Small Cap StocksPLUS® TR Portfolio

StocksPLUS® Total Return Portfolio

Total Return Portfolio *

*	recently added

AMENDMENT NUMBER 3

TO PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

WHEREAS, Symetra Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”) and Allianz Global Investors Distributors LLC (the “Underwriter”) are parties to a Participation Agreement dated April 25, 2005, as amended (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree to amend the Agreement as follows:

1.	The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

(Signatures located on following page)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 3 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer

By:	Linda C. Mahaffey
Title:	Vice President
Date:

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:
Title:
Date:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By its authorized officer

By:
Title:
Date:

2

Schedule A

(as of March 10, 2009)

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

SmallCap StocksPLUS® TR Portfolio

Short-Term Portfolio

Total Return Portfolio

Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio

All Asset All Authority

CommodityRealReturn Strategy Portfolio

Diversified Income Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Total Return Portfolio II

3

Advisor Class Shares

All Asset Portfolio

CommodityRealReturn Strategy Portfolio

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (Unhedged)

Global Bond Portfolio (Unhedged)

High Yield Portfolio

Low Duration Portfolio

Real Return Portfolio

SmallCap StocksPLUS® TR Portfolio

Total Return Portfolio

M Class Shares

All Asset Portfolio

All Asset All Authority Portfolio

Segregated Asset Accounts:

4